                            ASSET PURCHASE AGREEMENT
                                  by and among
                       WHEELS DISCOUNT AUTO SUPPLY, INC.
                                  as "Company"
                               FAY'S INCORPORATED
                                  as "Parent"
                                      and
                          WESTERN AUTO SUPPLY COMPANY
                                   as "Buyer"

                            Dated: October 20, 1995

                            ASSET PURCHASE AGREEMENT

                               TABLE OF CONTENTS
                               -----------------
                                                                        Page

ARTICLE I - DEFINITIONS................................................    1

1.1    Defined Terms...................................................    1
1.2    Other Defined Terms.............................................    8

ARTICLE 11 - PURCHASE AND SALE OF ASSETS...............................    8

2.1    Transfer of Assets..............................................    8
2.2    Assumption of Liabilities.......................................    8
2.3    Excluded Liabilities............................................    9
2.4    Purchase Price..................................................    9
2.5    Post-Closing Adjustment.........................................   10
2.6    Prorations......................................................   11
2.7    Closing Costs; Transfer Taxes and Fees..........................   12

ARTICLE III - CLOSING..................................................   12

3.1    Closing.........................................................   12
3.2    Conveyances at Closing..........................................   12

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF SELLER..................   13

4.1    Organization of Company and Parent..............................   13
4.2    Authorization...................................................   14
4.3    Absence of Certain Changes or Events............................   14
4.4    Assets..........................................................   16
4.5    Facilities......................................................   16
4.6    Contracts and Commitments.......................................   17
4.7    Permits.........................................................   18
4.8    No Conflict or Violation........................................   19
4.9    Financial Statements............................................   19
4.10   Books and Records...............................................   19
4.11   Litigation......................................................   19
4.12   Labor Matters...................................................   20
4.13   Compliance with Law.............................................   20
4.14   No Brokers......................................................   20
4.15   No Other Agreements to Sell the Assets..........................   20
4.16   Proprietary Rights..............................................   20
4.17   Employee Benefit Plans..........................................   21
4.18   Transactions with Certain Persons...............................   23
4.19   Tax Matters.....................................................   23
4.20   Insurance.......................................................   23
4.21   Inventory.......................................................   24

                                                                        Page

4.22   Claims and Commitments..........................................   24
4.23   Payments........................................................   24
4.24   Distributors and Suppliers......................................   24
4.25   Compliance With Environmental Laws..............................   25
4.26   Americans With Disabilities Act Compliance......................   27
4.27   Material Misstatements Or Omissions.............................   27
4.28   Subleases.......................................................   27
4.29   Consents........................................................   27

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BUYER....................   27

5.1    Organization of Buyer...........................................   27
5.2    Authorization...................................................   27
5.3    No Conflict or Violation........................................   28
5.4    Consents and Approvals..........................................   28
5.5    No Brokers......................................................   28
5.6    Financing.......................................................   28

ARTICLE VI - COVENANTS OF SELLER AND BUYER.............................   29

6.1    Further Assurances..............................................   29
6.2    Notification of Certain Matters.................................   29
6.3    Investigation by Buyer..........................................   30
6.4    Conduct of Business.............................................   30
6.5    Employee Matters................................................   32
6.6    Covenant Not to Compete.........................................   33

ARTICLE VII - CONDITIONS TO SELLER'S OBLIGATIONS.......................   34

7.1    Representations, Warranties and Covenants.......................   34
7.2    Consents; Regulatory Compliance and Approval....................   34
7.3    No Actions or Court Orders......................................   35
7.4    Opinion of Counsel..............................................   35
7.5    Certificates....................................................   35
7.6    Corporate Documents.............................................   35
7.7    Ancillary Agreements............................................   35

ARTICLE VIII - CONDITIONS TO BUYER'S OBLIGATIONS.......................   35

8.1    Representations, Warranties and Covenants.......................   35
8.2    Consents; Regulatory Compliance and Approval ...................   35
8.3    No Actions or Court Orders......................................   36
8.4    Opinion of Counsel..............................................   36
8.5    Certificates....................................................   36
8.6    Material Changes................................................   36
8.7    Corporate Documents.............................................   36

                                                                        Page

8.8    Conveyancing Documents; Release of Encumbrances.................   36
8.9    Name Change.....................................................   36
8.10   Ancillary Agreements............................................   36
8.11   Title Policy....................................................   36
8.12   New York Gains Tax..............................................   37
8.13   Tax Clearance Certificate.......................................   37
8.14   Nonforeign Affidavit............................................   37
8.15   Material Adverse Change.........................................   37
8.16   Defaults under Leases...........................................   37
8.17   Fixed Assets List; Open Purchase Orders.........................   37

ARTICLE IX - RISK OF LOSS; CONSENTS TO ASSIGNMENT......................   37

9.1    Risk of Loss....................................................   37
9.2    Consents to Assignment..........................................   38

ARTICLE X - ACTIONS BY SELLER AND BUYER AFTER THE CLOSING..............   38

10.1   Books and Records; Tax Matters..................................   38
10.2   Survival of Representations, Etc................................   39
10.3   Indemnifications................................................   39
10.4   Bulk Sales......................................................   42
10.5   Taxes...........................................................   42
10.6   Insurance.......................................................   43
10.7   Removal of Underground Storage Tanks............................   43

ARTICLE XI - MISCELLANEOUS.............................................   44

11.1   Termination.....................................................   44
11.2   Assignment......................................................   45
11.3   Notices; Transfer of Funds......................................   45
11.4   Choice of Law...................................................   46
11.5   Entire Agreement; Amendments and Waivers........................   46
11.6   Multiple Counterparts...........................................   46
11.7   Expenses........................................................   47
11.8   Invalidity......................................................   47
11.9   Titles; Gender..................................................   47
11.10  Publicity.......................................................   47
11.11  Cumulative Remedies.............................................   47

                                                          Page
                                                          ----
                             EXHIBITS

Exhibit

   A         Form of Deed.................................  13
   B         Form of Bill of Sale.........................  13
   C         Form of Estoppel Certificate.................   4
   D         Form of Assignment of Lease..................  13
   E         Form of Assignment of Contract Rights........  13
   F         Form of Assignment of Proprietary Rights.....  13
   G         Severance Payments...........................  32
   H         Officers of Buyer............................  29
   I         Form of Opinions of Buyer's Counsel..........  35
   J         Form of Opinions of Seller's Counsel.........  36
   K         Form of Transitional Services Agreement......   7
   L         Form of Escrow Agreement.....................   4

                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement, dated as of October 20, 1995, is by and among Wheels Discount Auto Supply, Inc., a New York corporation ("Company"), Fay's Incorporated, a New York corporation ("Parent") and Western Auto Supply Company, a Delaware corporation ("Buyer").

                                    RECITALS
                                    --------

         A. Parent and Company own certain assets which are used in the conduct of the Business (as defined below).

         B. Buyer desires to purchase from Parent and Company, and Parent and Company desire to sell to Buyer, such assets upon the terms and subject to the conditions of this Agreement.

                                   AGREEMENT
                                   ---------

         NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

    1.1  Defined Terms.  As used herein, the terms below shall have the
         -------------
following meanings.   Any of such terms, unless the context otherwise requires,
may be used in the singular or plural, depending upon the reference.

         "Action" shall mean any action, claim, suit, litigation, proceeding,
          ------
labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint.

         "ADA" shall mean the Americans with Disabilities Act of 1990.
          ---
         "affiliate" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Ancillary Agreements" shall mean the Transitional Services Agreement,
         ----------------------
the Sublease Agreements and the Escrow Agreement.

         "Assets" shall mean all of the right, title and interest in and to the
          ------
business, properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used in the Business owned by Seller which Seller has any interest, including without limitation all of Seller's right, title and interest in the following:

          (a)  all Contract Rights;

          (b)  all Leases;

          (c)  all Owned Real Property;

          (d)  all Leasehold Estates;

          (e)  all Leasehold Improvements;

          (f)  all Fixtures and Equipment;

          (g)  all Inventory;

          (h)  all Books and Records;

          (i)  all Proprietary Rights;

          (j) all in store computers and all in store software and software licenses to the extent assignable;

          (k) all available supplies, sales literature, promotional literature, customer, supplier and distributor lists, art work, display units, telephone and fax numbers and purchasing records relating to the Business;

          (1) all rights under or pursuant to all warranties, representations and guaranties made by suppliers in connection with the Assets or services furnished to Seller pertaining to the Business or affecting the Assets, to the extent such warranties, representations and guarantees are assignable;

          (m)  all Restricted Cash of Seller relating to the Business; and

          (n) all claims, causes of action, choses in action, rights of recovery and rights of set off of any kind, against any person or entity, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by Seller relating to the Business on or prior to the Closing Date to the extent that any of the above pertain to Buyer's interest in the Assets or the Business at or after the Closing;

but excluding therefrom the Excluded Assets.

         "Assignment of Lease" shall mean the Form of Assignment of Lease
          -------------------
substantially in the form attached hereto as Exhibit D.

         "Balance Sheet" shall mean the assets, liabilities and Parent's net
          -------------
investment in the Business included in the Year-End Financial Statements and dated the Balance Sheet Date.

          "Balance Sheet Date" shall mean January 28, 1995.
           ------------------

  "Books and Records" shall mean (a) all records and lists of Seller pertaining
  ----------
to the Assets, (b) all records and lists pertaining to the Business, customers, suppliers or personnel of the Business, (c) all product, business and marketing-plans relating to the Business, (d) all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained b Seller relating to the Business, but excluding Parent's minute books, stock books and tax returns, (e) all work papers of Seller's auditors pertaining to the Business and (f) all records with respect to the name "Wheels," or "Wheels Discount Auto Supply Stores" or any variation thereof.

         "Business" shall mean the Seller's business of operating discount auto supply stores.

         "Business Day" shall mean any day other than a Saturday or Sunday or a
         ---------
day on which banking institutions in New York, New York or Chicago, Illinois are authorized or obligated by law or executive order to be closed.

         "Closing Date" shall mean the third business day following the
         --------
satisfaction of all the conditions precedent but in no event later than December 29, 1995 unless the only reason the Closing has not occurred is the absence of third party consents not otherwise waived, in which case no later than January 31, 1996.

         "Closing, Purchase Price" shall mean Parent's intercompany investment
         --------------------------
in the Business minus the book value of Excluded Assets plus the book value of
                -----                                   ----
Liabilities other than Assumed Liabilities, in each case as set forth on the Closing Balance Sheet plus $4,500,000.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

         "Confidentiality Agreement" shall mean that certain Confidentiality
         ---------------------------
Agreement dated May 4, 1995 and further supplemented by separate agreement dated June 28, 1995 by and between Parent and Buyer.

         "Consent" shall mean the various forms of consent to the Assignment of Lease previously sent to Buyer's counsel by Parent under cover letter dated October 17, 1995.

         "Contract" shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which Seller is a party or is bound and which relates to the Business or the Assets, whether oral or written, but excluding all Leases.

         "Contract Rights" shall mean all of Seller's rights and obligations
          ---------------
under the Contracts listed on Schedule 4.6, and under any Contracts not so listed which Buyer, in its sole discretion, elects to accept and assume.

         "Copyrights" shall mean registered copyrights, copyright applications
         ------------
and unregistered copyrights relating to the Business.

         "Court Order" shall mean any judgment, decision, consent decree,
         -------------
injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any person or its property under applicable law.

         "Default" shall mean (a) a breach of or default under any real estate Lease, (b) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration (including, without limitation, any puts or calls) under any real estate Lease or (c) the occurrence of any of the above under any Contract, which either singularly or taken together, would constitute a material adverse effect on the operation of the Business, taken as a whole.

         "Disclosure Schedule" shall mean a schedule executed and delivered by
         ---------------------
Seller to Buyer as of the date hereof which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule.

         "Encumbrance" shall mean any claim, lien, pledge, option, charge,
         -------------
easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "Escrow Agreement" shall mean the Escrow Agreement substantially in the
         ------------------
form attached hereto as Exhibit L.

         "Estoppel Certificate" shall mean the form of Estoppel Certificate
         ----------------------
attached hereto as Exhibit C.
         "Excluded Assets," notwithstanding any other provision of this
         ---------
Agreement, shall mean the following assets of Seller which are not to be acquired by Buyer hereunder:

         (a) the distribution center located at 4577 Buckle Road, Liverpool, New York 13088, currently operated by Seller, including machinery, fixtures and equipment located in the facility and used in its operations;

         (b) the distribution center located at 2735 Brundage Road, Baldwinsville, New York 13027, currently operated by Seller, including machinery, fixtures and equipment located in the facility and used in its operations;

         (c)  all cash, other than Restricted Cash;

         (d) all prepaid expenses except $170,000 for prepaid supplies expense and amounts reflected on the Closing Balance Sheet, in accordance with generally accepted accounting principles, for prepaid maintenance, prepaid rent under the Leases, prepaid real and personal property taxes, prepaid water, gas, electricity and other utilities, prepaid common area maintenance reimbursements to lessors, prepaid local business or other license fees or taxes, and prepaid merchants association dues;

         (e) all accounts receivable generated by the Business in the regular course of business, except $150,000 (amount of "Estimated Accounts Receivable") for accounts receivable from merchandise suppliers resulting from advertising suppliers product prior to the Closing Date (co-op advertising), returns of merchandise to suppliers prior to the Closing Date (returns pending credit, A/P debit balances) and volume purchase allowances, earned based upon purchases made through the Closing Date;

         (f) Assets at the Facilities on loan or consignment not owned by seller including but not limited to beverage coolers, A&K totes and Foltz vending machines;

         (g)     all Permits;

         (g) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any person or entity arising out of or relating to the assets to the extent related to Excluded Liabilities; and

         (h)     Amounts representing capitalized leased assets.

         "Facilities" shall mean all plants, offices, manufacturing facilities,
         ------------
stores, warehouses, improvements, administration buildings, and all real property and related facilities which are identified or listed on the Disclosure Schedule.

          "Facility Leases" shall mean all of the leases of Facilities listed
          ----------
          on Schedule 4.6.

         "Financial Statements" shall mean the Year-End Financial Statements and
         ----------------------
the Interim Financial Statements.

         "Fixtures and Equipment" shall mean all of the furniture, fixtures,
         ------------------------
furnishings, machinery, automobiles, trucks, spare parts, supplies, equipment, tooling, molds, patterns, dies and other tangible personal property owned by Seller and used in connection with the Business, wherever located and including any such Fixtures and Equipment in the possession of any of the Business' suppliers, including all warranty rights with respect thereto.

         "Former Facility" shall mean each plant, office, manufacturing
         -----------------
facility, store, warehouse, improvement, administrative building and all real property and related facilities that was owned, leased or operated in connection with the Business at any time prior to the date hereof, but excluding any Facilities.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
         ---------
of 1976, as amended, and the rules and regulations thereunder.

         "Insurance Policies" shall mean the insurance policies related to the
         ----------
Assets, including those providing product liability coverage listed on Schedule 4.20.

         "Interim Balance Sheet" shall mean the unaudited balance sheet dated
         -----------------------
the Interim Balance Sheet Date.

          "Interim Balance Sheet Date" shall mean July 29, 1995.
          ----------------------

         "Interim Financial Statements" shall mean the Interim Balance Sheet and
         ------------------------------
the unaudited statements of operations, changes in shareholders' equity and cash flow of the Business for the period ended on the Interim Balance Sheet Date.

         "Inventory" shall mean all of the Business' inventory held for resale
         -----------
and all of Seller's raw materials, work in process, finished products, wrapping, supply and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

          "July Purchase Price" shall mean $36,965,165.
          ---------------------

         "Leased Real Property" shall mean all leased property described in the
         ----------------------
Facility Leases.

         "Leasehold Estates" shall mean all of Seller's rights and obligations
         -------------------
as lessee under the Leases.

         "Leasehold Improvements" shall mean all leasehold improvements situated
         ------------------------
in or on the Leased Real Property and owned by Seller.

         "Leases" shall mean all of the existing leases with respect to the
         --------
personal or real property used in the Business listed on Schedule 4.6.

         "Liabilities" shall mean any direct or indirect liability,
         -------------
indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

         "material adverse effect" or "material adverse change" shall mean (a)
         --------------------------    -------------------------
with respect to any Lease, any Default thereunder not cured or waived, and (b) with respect to the Business, Contracts or the Assets, any adverse effect or change in the financial condition, business, results of operations, assets, liabilities or operations of the Business and/or the Assets, taken as a whole, or on the ability of Seller to consummate the transactions contemplated hereby.

         "Mortgages" shall mean all deeds of trust, mortgages or other debt
         -----------
encumbrances on Owned Real Property.

         "ordinary course of business" or "ordinary course" or any similar
         ----------------------------     -----------------
phrase shall mean the ordinary course of the Business and consistent with Seller's past practice.

         "Owned Real Property" shall mean all real property owned in fee by
         ---------------------
Seller used in the Business, including without limitation all rights, easements and privileges appertaining or relating thereto, all buildings, fixtures, and improvements located thereon and all Facilities thereon, if any.

         "Patents" shall mean all patents and patent applications and registered
         ---------
design and registered design applications used in the Business.

         "Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary for the present conduct of, or relating to the operation of the Business but excluding any Tax.

         "Proprietary Rights" shall mean all of the Copyrights, Patents,
         --------------------
Trademarks, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), trade secrets, franchises, inventions, designs, specifications, plans, drawings and intellectual property rights used in the Business.

         "Regulations" shall mean any laws, statutes, ordinances, regulations,
         -------------
rules, notice requirements, agency guidelines and orders of any federal, state or local government and any other governmental department or agency, including without limitation Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health laws and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

         "Representative" shall mean any officer, director, principal, attorney,
         ----------------
agent, employee or other representative.

          "Restricted Cash" shall mean cash in the amount of $85,000.
          -----------

         "Seller" shall mean the Company and the Parent, each to the extent of their respective interests in the Assets; provided that all representations,
                                          --------
warranties and covenants of Seller are made jointly and severally by Parent and Company.

         "Sublease Agreements" shall mean the Sublease Agreements in the forms
         ---------------------
sent to Buyer's counsel by Parent under cover letter dated September 28, 1995.

         "Tax" shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

         "Trademarks" shall mean registered trademarks, registered service
         ------------
marks, trademark and service mark applications and unregistered trademarks and service marks used in the Business.

         "Transitional Services Agreement" shall mean the Transitional Services
         ---------------------------------
Agreement, substantially in the form attached hereto as Exhibit K.

         "Year-End Financial Statements" shall mean the audited Balance Sheets
         -------------------------------
dated January 29, 1994 and January 28, 1995, and the related statements of earnings and changes in Fay's net investment, and cash flows for each of the three years in the period ended January 28, 1995 characterized as financial statements of Wheels Discount Auto Supply, Inc. and accompanied by the report of Deloitte & Touche LLP dated March 10, 1995.

    1.2  Other Defined Terms.  The following terms shall have the meanings
         -------------------
defined for such terms in the Sections set forth below:

Term                                    Section
Adjustment Amount                      2.5(b)
           Assumed Liabilities         2.2
           Benefit Arrangement         4.17(a)
           Bulk Sales Act              10.4
           Claim                       10.3(g)
           Claim Notice                10.3(g)
           Closing                     3.1
           Closing Balance Sheet       2.5(a)
           Damages                     10.3(a)
           Employee Plans              4.17(a)
           Environmental Conditions    4.25(a)
           Environmental Laws          4.25(a)
           ERISA                       4.17(a)
           ERISA Affiliate             4.17(a)
           Escrow Account              2.4(b)
           Excluded Liabilities        2.3
           Hazardous Substance         4.25(a)
           Multiemployer Plan          4.17(a)
           Pension Plan                4.17(a)
           Permitted Encumbrances      4.5(a)
           Purchase Price              2.4(a)
           Release                     4.25(a)
           Rehired Employees           6.5(a)
           Title Company               8.11
           Untransferred Lease Amount  2.4(c)
           WARN                        6.5(b)
           Welfare Plan                4.17(a)

                                   ARTICLE II

                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

    2.1  Transfer of Assets.  Upon the terms and subject to the conditions
         -----------
contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Seller, the Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

    2.2  Assumption of Liabilities.  Upon the terms and subject to the
         -------------------------
conditions contained herein, at the Closing, Buyer shall assume only the following Liabilities of Seller (the "Assumed Liabilities"): (i) all Liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing Date under Contracts and Leases listed on Schedule 4.6 or under Contracts or Leases which are not listed on Schedule 4.6 but which Buyer, in its sole discretion, elects to accept and assume, but not including any Liability for (a) any Default under any such Contract or Lease occurring on or prior to the Closing Date or (b) any Lease under which a default exists and for which the Purchase Price is reduced pursuant to Section 2.4(a)(5), (ii) subject to Sections 2.5(b) and (c), Liabilities reflected on the Closing Balance Sheet, in accordance with generally accepted accounting principles, for accrued warranty claims reserves, accrued liability for deposits on special orders and incomplete transactions, accrued liability for gift certificates issued and not redeemed, accrued rent under Leases, accrued real and personal property taxes, accrued water, gas, electricity and other utilities, accrued common area maintenance reimbursements to lessors, accrued local business or other license fees or taxes, accrued merchants' association dues and (iii) obligations under purchase orders entered into in accordance with Section 6.4 hereof, a list of which will be certified by an officer of Seller and under purchase orders not on such list which Buyer in its sole discretion accepts.

    2.3  Excluded Liabilities.  Notwithstanding any other provision of this
         --------------------
Agreement, except for the Assumed Liabilities expressly specified in Section 2.2, Buyer shall not assume, or otherwise be responsible for, any Liabilities of Seller, whether liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof ("Excluded Liabilities").

     2.4  Purchase Price.
          --------------

         (a) Purchase Price.  To the extent that Parent is transferring Assets
             --------------
hereunder and is therefore entitled to receive all or a portion of the Purchase Price (as hereinafter defined), Parent hereby directs Buyer to pay its portion of such Purchase Price to the Company as a contribution to capital. At the Closing, upon the terms and subject to the conditions set forth herein, Buyer shall pay to Company for the sale, transfer, assignment, conveyance and delivery of the Assets, an amount (the "Purchase Price") equal to the July Purchase Price of $36,965,165 less (1) the Escrow Amount, (2) the Untransferred Lease Amount,
(3) reductions in the Purchase Price specified in Section 6.3(b) and (4) $190,000 for each Lease for a store location with respect to which a Default exists and with respect to which Buyer advises Seller that it will not accept the Lease, by wire transfer of immediately available funds to an account designated by Company and shall assume the Assumed Liabilities pursuant to this Agreement. The Purchase Price shall be subject to subsequent adjustments pursuant to Section 2.5. As soon as practicable after the Closing, Seller and Buyer agree to allocate the Purchase Price among the classes of the Assets for purposes of Section 1060 of the Code. Buyer and Seller shall execute and file consistent classes with respect to IRS Forms 8594, which give effect to any Adjustment Amount determined in accordance with Section 2.5 hereof.

         (b) Escrow Amount.  The "Escrow Amount" shall be an amount equal to
             -------------
$2,000,000 which Buyer, at the Closing, shall deposit into an account (the "Escrow Account") and shall be paid to Seller in the manner set forth in the Escrow Agreement.

         (c) Untransferred Lease Amount.  If prior to or at the Closing, Parent
             --------------------------
delivers to Buyer, pursuant to this Agreement, Consents to the assignment of less than 65 retail store leases (which does not include the 20 retail store leases set forth on Schedule 2.4(c) hereto, for which Consents are not required) the Purchase Price will be reduced by $50,000 for each Consent not delivered (collectively, the "Untransferred Lease Amount"); provided, however, that Buyer
                                                  --------  -------
shall pay to Seller $50,000 for each Consent delivered to Buyer after the Closing Date. For each such Facility, which Buyer has the right to occupy for one year from the Closing Date (the "Occupancy Period"), and for which Buyer has not received a Consent, Buyer shall pay $50,000 to Seller upon the expiration of the Occupancy Period, provided Landlord has accepted rent during the Occupancy Period. If, due to failure of Seller to deliver Consent, Buyer is evicted from any Facility for which

Buyer has not received a Consent, then Seller shall (i) pay to Buyer $140,000 for each facility from which Buyer is evicted, (ii) reimburse Buyer for (a) reasonable legal expenses incurred in connection with the defense of each such eviction, (b) other expenses up to $10,000 per Facility from which Buyer is evicted, and (c) leasehold improvements made by Seller which were included in the Purchase Price and reasonable leasehold improvements made by Buyer to the Facilities from which Buyer was evicted and (iii) $50,000 of the released Untransferred Lease Amount, to the extent already paid to Seller.

     2.5  Post-Closing Adjustment.
          -----------------------

         (a) Closing Balance Sheet.  On or before the 60th day following the
             ---------------------
Closing, Seller shall prepare and deliver to Buyer (x) a balance sheet for the Business dated the Closing Date which shall be audited by the Rochester, New York office of Deloitte & Touche LLP and the related unqualified report of such firm (the "Closing Balance Sheet"), (y) a detailed calculation of the Closing Purchase Price and (z) a detailed calculation of the Adjustment Amount. Buyer shall have full access to the workpapers of Deloitte & Touche LLP. The Closing Balance Sheet shall be prepared by Seller in accordance with generally accepted accounting principles, consistently applied, used in preparation of the Balance Sheet except that the Closing Balance sheet shall reflect appropriate reserves for the following items: warranty claims, deposits for special orders and incomplete transactions, and gift certificates issued and not redeemed. The Closing Balance Sheet shall also set forth accrued rent under Leases; accrued real and personal property taxes; accrued water, gas, electricity and other utilities; accrued common area maintenance reimbursements to lessors; accrued local business or other license fees or taxes; and accrued merchants' association dues. The Closing Balance Sheet shall also set forth Parent's net investment for the Business as of the Closing Date. The Closing Balance Sheet shall be accompanied by reasonably detailed schedules indicating which assets of the Business are Assets or Excluded Assets and which Liabilities of the Business are Assumed Liabilities and shall include a calculation of the Parent's net investment. The fees and expenses of Deloitte & Touche, LLP and of the independent inventory service utilized to conduct physical inventories in connection with and in preparation of the Closing Balance Sheet shall be borne by Buyer and Seller equally.

         (b) Adjustment Amount.  The "Adjustment Amount" shall be the amount
             -----------------
equal to the Closing Purchase Price less the July Purchase Price.

          (i) Subject to paragraphs (c) and (d) of this Section 2.5, if the Adjustment Amount is a positive number, Buyer shall pay to Seller the Adjustment Amount, plus interest on the amount of the Adjustment Amount calculated from the Closing Date at a rate equal to the base or equivalent reference rate publicly announced by Citibank, N.A. as in effect from time to time.

          (ii) Subject to paragraphs (c) and (d) of this Section 2.5, if the Adjustment Amount is a negative number, Seller shall pay to Buyer the Adjustment Amount plus interest on such difference calculated from the Closing Date at a rate equal to the base or equivalent reference rate publicly announced by Citibank, N.A. as in effect from time to time.

         (c) Disputed Adjustment Amount.  Buyer shall notify Seller in writing
             --------------------------
within 60 calendar days after Buyer's receipt of the Closing Balance Sheet and detailed calculations of the Closing Purchase Price and Adjustment Amount, of any disagreement with the calculation of the Closing Purchase Price. Buyer shall provide a reasonably detailed explanation of any disagreement with the calculation of the Closing Purchase Price, and the aggregate dollar amount of any adjustments Buyer wishes to propose to the Closing Purchase Price ("the Disputed Adjustment Amount"). If the Disputed Adjustment Amount is $150,000 or less it shall be disregarded and the Adjustment Amount paid in accordance with Section 2.5(b).

         (d) Resolution of Disputed Adjustment Amount.  Buyer and Seller shall
             ----------------------------------------
use their best efforts for a period of 30 calendar days after Buyer's delivery of such notice (or such longer period as Buyer and Seller shall mutually agree upon) to resolve any disagreements over the Disputed Adjustment Amount. If, at the end of such period, Buyer and Seller are unable to resolve such disagreements, the national accounting firm of Ernst & Young LLP shall resolve any remaining disagreements. The determination by Ernst & Young LLP shall be final, binding and conclusive on the parties. Buyer and Seller shall use their best efforts to cause Ernst & Young LLP to make its determination within 30 days. Within 5 Business Days after the date of determination of Ernst & Young LLP, the Adjustment Amount (after giving effect to the determination of the Disputed Adjustment Amount by Ernst & Young LLP) shall be paid in a manner set forth in Section 2.5(b). The fees and expenses of Ernst & Young LLP shall be borne by Buyer and Seller equally.

         (e) Payment of Adjustment Amount.  All payments of the Adjustment
             ----------------------------
Amount, shall be made by wire transfer of immediately available funds to an account designated by the payee.

     2.6  Prorations.
          ----------

         (a) Interest. On the Closing Date, or as promptly as practicable following the Closing Date, but in no event later than sixty (60) calendar days thereafter, all prepaid interest and interest payable with respect to any interest bearing obligations assumed by Buyer hereunder shall be prorated between Buyer and Seller as of the Closing Date.

         (b) Utilities, Taxes.  With respect to the real and personal property
             ---------
taxes, water, gas, electricity and other utilities, common area maintenance reimbursements to lessors, local business or other license fees or taxes, merchants' association dues and other similar periodic charges payable with respect to the Assets or the Business shall be prorated between Buyer and Seller effective as of the Closing Date in the following manner: to the extent such items are estimated on the Closing Balance Sheet, they shall be adjusted by the parties upon receipt by either Seller or Buyer of the actual invoices covering such estimated amounts.

         (c) Rents. Seller shall pay all rent under the Leases through the end of the calendar month in which the Closing Date occurs. Amounts of percentage rent, billed after the Closing Date shall be pro-rated through the Closing Date, and Seller shall reimburse Buyer for its pro-rata share of such changes through the Closing Date. Payments of percentage rent, if any, due under the provisions of the Leases shall be adjusted to the Closing Date as follows. Buyer shall pay any percentage rent due for periods expiring after the Closing Date, and Seller shall be responsible for that portion of such percentage rent paid by Buyer and due under the Leases based on sales from the commencement of the current lease year through the Closing Date, and Buyer shall be responsible for that portion due under the Lease based on sales from and after the Closing Date. Within 30 calendar days following the Closing Date, Seller will provide Buyer,with the amount of sales made by Seller during the then current lease year at stores whose Lease provides for percentage rent, determined in accordance with the terms of each such Lease and including a separate breakdown of any sales excluded from the calculation of percentage rent obligations under the terms of
the lease.   Within 30 calendar days following the end of the lease year(s)
subsequent to Closing, Buyer shall
provide Seller with the amount of sales (determined and detailed as specified above) made by Buyer from such store(s) during such lease year along with a computation of all percentage rent due. Any reimbursement due Buyer from Seller in respect to its pro rata share of percentage rent in excess of amounts credited to Buyer at Closing shall be paid within 15 calendar days to Buyer. In the event that the amount credited at Closing to Buyer is in excess of Buyer's pro rata share, Buyer shall reimburse Seller such difference within 15 calendar days from the time such computation is submitted to Buyer.

         (d) Accounts Receivable.  Seller and Buyer will work together on a best
             -------------------
efforts basis to collect all accounts receivable reflected on the Closing Balance Sheet. To the extent that the amount collected by Buyer within 180 days of the Closing Date exceeds the amount equal to the Estimated Accounts Receivable, Buyer will remit 50% of the difference between the Estimated Accounts Receivable and the amount collected to Seller. To the extent that the amount collected by Buyer within 180 days of the Closing Date is less than the Estimated Accounts Receivable, Seller will remit 100% of the difference between the Estimated Accounts Receivable and the amount collected to Buyer.

    2.7  Closing Costs; Transfer Taxes and Fees.  Seller shall be responsible
         ---------------------------------------
for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto and for any title searches to be obtained by Buyer; provided, however, that Buyer shall pay to Parent an
                      --------  -------
amount equal to 50% of the New York Sales and Use tax shown on Seller's tax return which solely relates to the transfer of the assets under this Agreement. Buyer's obligation to pay such amount is subject to Parent providing Buyer a copy of the New York Sales and Use tax return for review at Least 5 days prior to filing the return. If an amount greater (less) than the amount shown on the above tax return is assessed (refunded) by the State of New York and such amount is solely related to the transfer of assets under this Agreement, Buyer and Parent each agree to pay (receive) 50% of such amount. If Seller is obligated to pay an assessed amount, Buyer shall pay 50% of such amount upon written notice from Parent and subject to Parent providing Buyer a copy of the deficiency notice and all related documents. Seller shall pay the fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.2(a). Buyer shall pay all costs of applying for new Permits and obtaining the transfer of existing Permits which may be lawfully transferred.

                                  ARTICLE III
                                    CLOSING
                                    -------
    3.1  Closing.  The Closing of the transactions contemplated herein (the
         -------
"Closing") shall be held at 10:00 a.m. local time on the Closing Date at the offices of Latham & Watkins, Sears Tower, Suite 5800, Chicago, Illinois 60606.

     3.2  Conveyances at Closing.
          ----------------------

          (a) Instruments and Possession. To effect the sale and transfer
              --------------------------
referred to in Section 2.1 hereof, Seller will, at the Closing, execute and deliver to Buyer:

          (i) one or more deeds, substantially in the form attached hereto as Exhibit A, conveying good and marketable fee simple title to all Owned Real Property included in the Assets to Buyer or its designee;

          (ii) one or more bills of sale, substantially in the form attached hereto as Exhibit B, conveying in the aggregate all of Seller's owned personal property included in the Assets;

          (iii) subject to Sections 2.4 (c) and 9.2, Form of Assignment of Lease substantially in the form attached hereto as Exhibit D with respect to the Leases;

          (iv) subject to Section 9.2, Assignment of Contract Rights, substantially in the form of Exhibit E attached hereto, with respect to the Contract Rights;

          (v) Assignment of Proprietary Rights (including an assignment of all of Seller's rights, title and interest to the name "Wheels Discount Auto Supply Stores" and all variations thereof) substantially in the form attached hereto as Exhibit F, in recordable form to the extent necessary to assign such rights;

          (vi)  the Sublease Agreements; and

          (vii) such other instruments as shall be requested by Buyer to vest in Buyer title in and to the Assets in accordance with the provisions hereof.

       (b) Form of Instruments.  To the extent that a form of any document to
           -------------------
be delivered hereunder is not attached as an Exhibit hereto, such document shall be in form and substance, and shall be executed and delivered in a manner, satisfactory to both Buyer and Seller.

       (c) Certificates; Opinions.  Buyer and Seller shall deliver the
           ----------------------
certificates, opinions of counsel and other matters described in Articles VII and VIII.

       (d) Consents.  Subject to Sections 2.4(c) and 9.2, Seller shall deliver
           --------
all third party consents required for the valid transfer of the Assets as contemplated by this Agreement.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

         Seller hereby represents and warrants to Buyer as follows, except as otherwise set forth on the Disclosure Schedule, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

    4.1  Organization of Company and Parent.  Each of Company and Parent is a
         ----------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of New York with full corporate power and authority to conduct the Business as it is presently being conducted and to own and lease its properties and assets. Each of Company and Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Assets or the Business taken as a whole. Copies of the Restated Articles of Incorporation and Bylaws of Company and of Parent, heretofore delivered to Buyer, are accurate and complete as of the date hereof.
 Schedule 4.1 contains a true, correct and complete list of all jurisdictions in which each of Company and Parent is qualified to do business as a foreign corporation.

  4.2  Authorization.  Each of Company and Parent has all requisite corporate
       -------------
power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by Company and Parent, as applicable, and the consummation by Company and Parent of the transactions contemplated hereby and thereby have been duly approved by the executive committee of Parent and by the board of directors and shareholders of Company. No other corporate proceedings on the part of Company or Parent is necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of Company and Parent and is, and upon execution and delivery of the Ancillary Agreements will be, a legal, valid and binding obligation of each of Company and Parent enforceable against it in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, general principles of equity (whether considered in an action at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

  4.3  Absence of Certain Changes or Events.  Since the Balance Sheet Date, with
       ------------------------------------
respect to the Business, there has not been any:

  (a) material adverse change in the financial condition, working capital, shareholders' equity, assets, Liabilities, reserves, revenues, income or earnings of the Business;

  (b) change in accounting methods, principles or practices by Seller or Parent affecting the Assets, Seller's Liabilities or the Business;

  (c) revaluation by Seller or Parent of any of the Assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable;

  (d) damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets or the Business which would result in a material adverse change;

   (e) cancellation of any indebtedness or waiver or release of any right or claim of Seller relating to its activities or properties which had or will have a material adverse effect on the Assets or the Business;

  (f) increase in the rate of compensation payable or to become payable to any director, officer or in the case of any other employee whose rate of compensation exceeds $45,000 per annum acting in the Business or any consultant or agent acting in the Business, including without limitation the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award in excess of $1,000 or other similar benefit to, any such person, or the addition to, modification of, or extraordinary contribution to any Employee Plan, arrangement, or practice described in the Disclosure Schedule;

         (g) adverse change in employee relations which has or would have a material adverse effect on the financial condition or the results of operations of the Business or the relationships between the employees of the Business and the management of the Business;

         (h) amendment, cancellation or termination of any Lease;

         (i) amendment, cancellation or termination of any Contract, commitment, agreement, transaction or Permit relating to the Assets or the Business or entry into any Contract, commitment, agreement, Lease, transaction or Permit relating to the Assets or the Business which is not in the ordinary course of business, including without limitation any employment or consulting agreements, which would result in a material adverse change in the Business;

         (j) mortgage, pledge, lien or other encumbrance of any of the Assets, except purchase money mortgages arising in the ordinary course of business;

         (k) sale, assignment or transfer of any of the Assets, other than in the ordinary course of business;

         (l) incurrence of indebtedness by Seller for borrowed money or commitment to borrow money entered into by Seller, or loans made or agreed to be made by Seller, or indebtedness guaranteed by Seller;

         (m) incurrence by Seller of Liabilities, except Liabilities incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves of Seller;

         (n) payment, discharge or satisfaction of any Liabilities of Seller other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities set forth or reserved for on the Interim Financial Statements or incurred in the ordinary course of business;

         (o) capital expenditure by Seller, the execution of any Lease by Seller or the incurring of any obligation by Seller to make any capital expenditure or execute any Lease, except in the ordinary course of Business and consistent with existing operating and capital expense budgets, copies of which have been delivered to Buyer;

         (p) failure to pay or satisfy when due any Liability of Seller, except where the failure would not have a material adverse effect on the Assets or the Business;

         (q) failure of Seller to carry on the Business in the ordinary course consistent with past practices so as to reasonably keep available to Buyer the services of Seller's employees, and to preserve for Buyer the Assets and the Business and the goodwill of Seller's suppliers, customers, distributors and others having business relations with it;

         (r) disposition or lapsing of any Proprietary Rights or any disposition or disclosure to any person of any Proprietary Rights not theretofore a matter of public knowledge; or

         (s) existence of any other event or condition which in any one case or in the aggregate has or would have a material adverse effect on the Business.

     4.4  Assets.
          ------

         (a) Excluding the Owned Real Property and the Leased Real Property, Seller has and will transfer good and marketable title to the Assets and upon the consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to all of the Assets, free and clear of any Encumbrances. The Assets include without limitation all assets necessary for the conduct of the Business. Parent has delivered to Buyer Seller's list of fixed assets under cover letter dated October 6, 1995. All tangible assets and properties which are part of the Assets are in good operating condition and repair and are usable in the ordinary course of business, ordinary wear and tear excepted, and conform in all material respects to all applicable Regulations (including Environmental Laws) relating to their construction, use and operation.

         (b) The Assets are free of all mortgages, pledges, liens or other encumbrances with the exception of Permitted Encumbrances referenced in Section 4.5(a) below.

     4.5  Facilities. Schedule 4.5 contains a complete and accurate list of all
          ----------
Owned Real Property and contains accurate and complete copies of preliminary title reports covering all of the Owned Real Property.

         (a) Owned Real Property.  At the Closing, Seller has and will transfer
             -------------------
to Buyer good and marketable fee simple title to all Owned Real Property free and clear of all Encumbrances, except for minor liens which in the aggregate are not substantial in amount, do not materially detract from the value or transferability of the property or assets subject thereto or interfere with the present use and have not arisen other than in the ordinary course of business
("Permitted Encumbrances").   Seller enjoys peaceful and undisturbed possession
of all Owned Real Property.

         (b) Actions.  There are no pending or, to the best knowledge of Seller,
             -------
threatened condemnation proceedings or other Actions relating to any Facility.

         (c) Leases or Other Agreements Except for Facility Leases listed on
             --------------------------
Schedule 4.6, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility, or any real property in connection with the Business or any portion thereof or interest in any such Facility or real property.

         (d) Facility Leases and Leased Real Property.  With respect to each
             ----------------------------------------
Facility Lease, Seller has and will transfer to Buyer at the Closing its entire interest in the Leasehold Estate free and clear of all liens and encumbrances on Seller's rights therein. Seller enjoys peaceful and undisturbed possession of all the Leased Real Property.

         (e) Utilities.  All Facilities are supplied with utilities (including
             ---------
without limitation water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated, and to the knowledge of Seller there is no condition which could reasonably be expected to result in the termination of the present access from any Facility to such utility services.

         (f) Improvements, Fixtures and Equipment.  The improvements constructed
             ------------------------------------
on the Facilities, including without limitation all Leasehold Improvements, and all Fixtures and Equipment and other tangible assets owned, leased or used by Seller at the Facilities are (i) insured to the extent and in a manner deemed responsible by management of Seller, (ii) to the best knowledge of Seller, structurally sound with no material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which could not reasonably be expected to be material, (v) sufficient for the operation of the Business as presently conducted and (vi) to the best knowledge of Seller, in conformity with all applicable Regulations.

         (g) No Special Assessment.  Seller has not received notice of any
             ---------------------
special assessment relating to any Facility or any portion thereof and there is no pending or threatened special assessment.

     4.6  Contracts and Commitments.
          -------------------------

         (a) Contracts.  Schedule 4.6 sets forth a complete and accurate list of
             ---------
all Contracts and Leases to be assumed hereunder in the following categories:

              (i)    Contracts not made in the ordinary course of business;

              (ii)   all open purchase orders as of the date thereof;

              (iii) distribution, franchise, license, technical assistance, sales, commission, consulting, agency or advertising Contracts;

              (iv) options with respect to any property, real or personal, whether Seller shall be the grantor or grantee thereunder;

              (v) Contracts involving future expenditures or Liabilities, actual or potential, in excess of $25,000 or otherwise material to the Business or the Assets;

              (vi) Contracts or commitments relating to commission arrangements with others;

              (vii) Contracts containing covenants limiting the freedom of Seller or any officer, employee or affiliate of Seller, to engage in any line of business similar to the Business or compete with any person in a business similar to the Busine ss;

              (viii) any Contract with the United States, state or local government or any agency or department thereof;

              (ix)   Leases of real property;

              (x)    Leases of personal property; and

              (xi)   any other Contracts.

Seller has delivered to Buyer true, correct and complete copies of all of the Contracts listed on Schedule 4.6, including all amendments and supplements thereto.

         (b) Absence of Defaults.  All of the Contracts and Leases to which
             -------------------
Seller is party or by which it or any of the Assets is bound or affected are valid, binding and enforceable in accordance with their terms. Seller has fulfilled all of its material obligations under each of such Contracts and Leases. To the best knowledge of Seller, all parties to such Contracts and Leases have complied in all material respects with the provisions thereof, no party is in Default thereunder and no notice of any claim of Default has been given to Seller. Neither Seller nor Parent has any reason to believe that the products and services called for by any unfinished Contract cannot be supplied in accordance with the terms of such Contract, including time specifications. With respect to any Leases, neither Seller nor Parent has received any notice of cancellation or termination under any option or right reserved to the lessor thereunder.

         (c) Product Warranty.  The reserve set forth in the Interim Balance
             ----------------
Sheet for breach of product warranty for all products sold on or before the Interim Balance Sheet Date was in accordance with generally accepted accounting principles, and the reserve to be set forth in the Closing Balance Sheet will be sufficient to cover all product warranty claims for all products sold through the Closing Date to the extent required under generally accepted accounting principles.

         (d) Product Liability Claims.  The reserve set forth in the Interim
             ------------------------
Balance Sheet for product liability for all products sold on or before the Interim Balance Sheet Date was in accordance with generally accepted accounting principles, and the reserve to be set forth in the Closing Balance Sheet will be sufficient to cover all product liability claims for all products sold through the Closing Date to the extent required under generally accepted accounting principles.

         (e) Leases.  Schedule 4.6 also contains a complete and accurate list of
             ------
all Leases described in clauses (ix) and (x).

     4.7  Permits.
          -------

         (a) Schedule 4.7 sets forth a list of all Permits used in the operation of the Business or otherwise held by Seller. To the best of Seller's knowledge, Seller has, and at all times has had, all Permits required under any Regulation (including Environmental Laws) in the operation of the Business or in the ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances. To the best of Seller's knowledge, Seller is not in Default, nor has it received any notice of any claim of Default, with respect to any such Permit. To the best knowledge of Seller, Seller is not lacking any Permit, the absence of which would require the closing of any Facility by Buyer. Except for Fay's Incorporated, no present or former shareholder, director, officer or employee of Seller or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which Seller owns, possesses or uses in connection with the Business.

         (b) Other than in connection with or in compliance with the provisions of the HSR Act, and except as disclosed on Schedule 4.7 hereto, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

    4.8  No Conflict or Violation.  None of the execution, delivery or
         ------------------------
performance of this Agreement, the consummation of the transactions contemplated hereby, or compliance by Company or Parent with any of the provisions hereof, will (a) violate or conflict with any provision of the respective Articles of Incorporation or Bylaws of Company or Parent, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any Contract, Lease or Permit, (i) to which Company or Parent is a party or (ii) by which the Assets are bound, (c) violate any Regulation or Court Order, or (d) impose any Encumbrance on the Assets or the Business.

    4.9  Financial Statements.  Parent has heretofore delivered to Buyer the
         --------------------
Financial Statements. The Financial Statements (a) are in conformity with the Books and Records of the Company, (b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and (c) fairly and accurately present the assets, Liabilities (including all reserves) and financial position of the Business as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end adjustments). The YearEnd Financial Statements have been examined by Deloitte & Touche LLP, independent certified public accountants, whose report thereon is included with such Year-End Financial Statements.

    4.10  Books and Records.  Company and Parent have made and kept (and given
          -----------------
Buyer access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Business. Company and Parent have not engaged in any material transaction, maintained any bank account or used any corporate funds in connection with the Business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

    4.11  Litigation.  Except as set forth on Schedule 4.11, there is no Action
          ----------
pending, or to the best knowledge of Parent and Company, threatened (a) against, related to or affecting (i) Company or Parent (insofar as it is engaged in the Business), the Business or the Assets (including with respect to Environmental
Laws), (ii) any officers or directors of Company or Parent as such (in connection with, or related to, the Business), or (iii) any shareholder of Parent or Company in such shareholder's capacity as a shareholder of Parent or Company (in connection with, or related to, the Business), (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement (c) that involves the risk of criminal liability, or (d) in which Parent or Company (in connection with, or related to, the Business) is a plaintiff, including any derivative suits brought by or on behalf of Parent or Company (in connection with, or related to, the Business). Neither Company nor Parent (insofar as it is engaged in the Business) is in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Company or Parent (insofar as it is engaged in the Business), the Business or the Assets. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect Company or Parent (insofar as it is engaged in the Business) or any Facility or Former Facility.

    4.12  Labor Matters.  Neither Company or Parent (insofar as it is engaged in
          -------------
the Business) is a party to any labor agreement with respect to its employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. Neither Company nor Parent (insofar as it is engaged in the Business) has experienced any attempt by organized labor or its representatives to make Company or Parent conform to demands of organized labor relating to its employees or to enter into a binding agreement with
organized labor that would cover the employees of Company or Parent.   There is
no labor strike or labor disturbance pending or, to the best of Seller's knowledge, threatened against Company or Parent (insofar as it is engaged in the Business) nor is any grievance currently being asserted, and neither Company nor Parent (insofar as it is engaged in the Business) has experienced a work stoppage or other labor difficulty, nor has Company or Parent engaged in any unfair labor practice. Without limiting the foregoing, each of the Company and the Parent is in compliance with the Immigration Reform and Control Act of 1986 and maintains a current Form 1-9, as required by such Act, in the personnel file
of each employee hired after November 9, 1986.   Schedule 4.12 sets forth the
names and current annual salary rates or current hourly wages of all present employees of Seller engaged in the Business whose annual cash compensation exceeded $55,000 for the fiscal year ended January 28, 1995, and also sets forth the earnings for each of such employees as reflected on Form W-2 for the 1994 calendar year.

    4.13  Compliance with Law.  To the best knowledge of Seller, each of the
          -------------------
Parent and the Company, in the conduct of the Business, has not violated and is in compliance with all Regulations and Court Orders relating to the Assets or the Business. Neither the Parent nor the Company has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such Regulations or Court Orders relating to the Assets or the Business.

    4.14  No Brokers.  Neither Company nor Parent nor any of their respective
          ----------
officers, directors, employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Buyer or any of its affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

    4.15  No Other Agreements to Sell the Assets.  Neither Company nor Parent
          --------------------------------------
nor any of their respective officers, directors, shareholders or affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than the Buyer to sell, assign, transfer or effect a sale of any of the Assets (other than inventory in the ordinary course of business), to sell or effect a sale of the capital stock of the Company, to effect any merger, consolidation, liquidation, dissolution or other reorganization of the Company, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

     4.16  Proprietary Rights.
           ------------------


         (a) Proprietary Rights.  Schedule 4.16 lists all of Seller's
             ------------------
Proprietary Rights used in the Business. Schedule 4.16 also sets forth for each Trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a Trademark has been registered. The Proprietary Rights listed in the Disclosure Schedule are all those used by Seller in connection with the Business.

         (b) Royalties and Licenses.  Seller does not have any obligation to
             ----------------------
compensate any person for the use of any such Proprietary Rights nor has Seller granted to any person any license, option or other right to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

         (c) Ownership and Protection of Proprietary Rights.  Seller owns or has
             ----------------------------------------------
a valid right to use each of the Proprietary Rights, and the Proprietary Rights will not cease to be valid rights of Seller by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. There are no pending applications. Seller has not received any notice of invalidity or infringement of any rights of others with respect to the Proprietary Rights. Seller has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other person. No other person (i) has the right to use any of Seller's Trademarks on the goods on which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such person, to cause confusion with such Trademarks or to cause a mistake or to deceive, (ii) has notified Seller that it is claiming any ownership of or right to use such Proprietary Rights, or (iii) to the best of Seller's knowledge, is infringing upon any such Proprietary Rights in any way. Seller's use of the Proprietary Rights does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and there are no Actions that have been instituted against Seller or notices received by Seller that are presently outstanding alleging that Seller's use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights. There are no restrictions on Seller's, or Buyer's, as the case may be, right to sell products manufactured by Seller or Buyer, as the case may be, in connection with the Business.

     4.17  Employee Benefit Plans.
           ----------------------

         (a) Definitions.  The following terms, when used in this Section 4.17,
             -----------
shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

         (i) Benefit Arrangement.  "Benefit Arrangement" shall mean any
             -------------------
employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which

         (A) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (B) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by Seller or an ERISA Affiliate or under which Seller or any ERISA Affiliate may incur any Liability, and (C) covers any employee or former employee of Seller or any ERISA Affiliate (with respect to their relationship with such entities).

              (ii) Code.  "Code" shall mean the Internal Revenue Code of 1986,
                   ----
as amended.

              (iii)  Employee Plans.  "Employee Plans" shall mean all Benefit
                     --------------
Arrangements, Pension Plans and Welfare Plans.

              (iv) ERISA.  "ERISA" shall mean the Employee Retirement Income
                   -----
Security Act of 1974, as amended.

          (v) ERISA Affiliate.  "ERISA Affiliate" shall mean any entity which is
              ---------------
(or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, Seller as defined in Section 414(b), (c), (m) or (o) of the Code.

          (vi) Multiemployer Plan.  "Multiemployer Plan" shall mean any
               ------------------
"multiemployer plan," as defined in Section 4001(a)(3) of ERISA, (A) which Seller or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which Seller or any ERISA Affiliate may incur any Liability and (B) which covers any employee or former employee of Seller or any ERISA Affiliate (with respect to their relationship with such entities).

          (vii)  Pension Plan.  "Pension Plan" shall mean any "employee pension
                 ------------
benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer
Plan) (A) which Seller or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which Seller or any ERISA Affiliate may incur any Liability and (B) which covers any employee or former employee of Seller or any ERISA Affiliate (with respect to their relationship with such entities).

          (viii)  Welfare Plan.  "Welfare Plan" shall mean any "employee welfare
                  ------------
benefit plan" as defined in Section 3(l) of ERISA, (A) which Seller or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which Seller or any ERISA Affiliate may incur any Liability and (B) which covers any employee or former employee of Seller or any ERISA Affiliate (with respect to their relationship with such entities).

         (b) Disclosure; Delivery of Copies of Relevant Documents and Other
             --------------------------------------------------------------
Information.   Schedule 4.17 contains a complete list of Employee Plans which
-----------
cover or have covered employees of Seller (with respect to their relationship with such entities). True and complete copies of each of the following documents have been made available by Seller to Buyer: (i) each Welfare Plan and Pension Plan which covers or has covered employees of Seller (with respect to their relationship with such entities) and all amendments thereto, (ii) each Employee Plan which covers or has covered employees of Seller (with respect to their relationship with such entities), (iii) a description setting forth the amount of any Liability of the company as of the Closing Date for payments more than thirty (30) calendar days past due with respect to each Welfare Plan which covers or has covered employees or former employees of Seller.

         (c) Representations.  Except as set forth in Schedule 4.17, each of
             ---------------
Seller and Parent represents and warrants as follows:

          (i) Multiemployer Plans Neither Seller nor any ERISA Affiliate
              -------------------
contributes to or has any obligation to contribute to any Multiemployer Plan with respect to any current or former employee of the Business.

          (ii) Welfare Plans Each Welfare Plan which covers or has covered
               -------------
employees or former employees of the Business and which is a "group health plan," as defined in Section 607(l) of ERISA, has been operated in compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Sections 162(k) and 4980B of the Code at all times.


          (iii)  Unpaid Contributions.  Neither Seller nor any ERISA Affiliate
                 --------------------
has any Liability for unpaid contributions under Section 515 of ERISA with respect to any Welfare Plan which covers or has covered employees or former employees of the Business.

          (iv) No Other Liability to Buyer.  No event has occurred in connection
               ---------------------------
with which Seller or any ERISA Affiliate or any Employee Plan, directly or indirectly, would be subject to any Liability (A) under any Regulation or Court Order relating to any Employee Plan or (B) pursuant to any obligation of Seller to indemnify any person against Liability incurred under any such Regulation or Court Order as they relate to any Employee Plan, which, in either case, would subject Buyer to any Liability.

    4.18  Transactions with Certain Persons.  No officer, director or employee
          ---------------------------------
of Seller or any member of any such person's immediate family is presently, or within the last five years has been, a party to any transaction with Seller relating to the Business, including without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from, or (c) otherwise requiring payments to (other than for dividends and for services as officers, directors or employees of Seller) any such person or corporation, partnership, trust or other entity in which any such person has an interest as a shareholder, officer, director, trustee or partner.

     4.19  Tax Matters.
           -----------

         (a) Liens.  There are no liens for Taxes (other than for current Taxes
             -----
not yet due and payable) on the Assets.

         (b) Safe Harbor Lease Property.  None of the Assets is property that is
             --------------------------
required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

    4.20  Insurance.  All insurance coverage applicable to Seller (insofar as it
          ---------
is engaged in the Business), the Business and the Assets is in full force and effect, insures Seller in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by applicable Regulation and by any and all Contracts to which Seller (insofar as it is engaged in the Business) is a party and has been issued by insurers of recognized responsibility. There is no Default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. All products liability, general liability and workers' compensation insurance policies maintained by Seller (insofar as it is engaged in the Business) have been occurrence policies and not claims made policies. There are no outstanding performance bonds covering or issued for the benefit of the Seller on the Business or the Assets. No insurer has advised Seller that it intends to reduce coverage or fail to renew any existing policy or binder.

    4.21  Inventory.  Schedule 4.21 contains a list of the book value of
          ---------
Inventory set forth on the Interim Balance Sheet and the address of each location where Inventory is kept identifying the book value of the Inventory at such address. The Inventory as set forth on the Interim Balance Sheet or acquired since the Interim Balance Sheet Date was acquired and has been maintained in accordance with the regular business practices of Seller and is valued in accordance with generally accepted accounting principles.

    4.22  Claims and Commitments.  To the knowledge of Seller, as of the date of
          ----------------------
this Agreement, there are no claims against Seller (insofar as it is engaged in the Business) to return merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable. No outstanding purchase or outstanding lease commitment of Seller (insofar as it is engaged in the Business) presently is in excess of the normal, ordinary and usual requirements of the Business or contains terms and conditions more onerous than those usual and customary in the Business.

    4.23  Payments.  Seller has not directly or indirectly, paid or delivered
          --------
any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the Business or Assets, which is illegal under any federal, state or local laws of the United States (including without limitation the U.S. Foreign Corrupt Practices' Act); and Seller has not participated, directly or indirectly, in any boycotts or other similar practices affecting any actual or potential customers of the Business and has at all times done business in an open and ethical manner.

    4.24  Distributors and Suppliers.  Schedule 4.24 sets forth a complete and
          --------------------------
accurate list of the names and addresses of the twenty largest suppliers of the Business showing the approximate total purchases in dollars by Seller from each such supplier during each of the last three fiscal years and the current fiscal year through the Interim Balance Sheet Date. Since the Balance Sheet Date, there has been no adverse change in the business relationship of Seller with any distributor or supplier named on Schedule 4.24. Seller has not received any communication from any distributor or supplier named on Schedule 4.24 of any intention to terminate or materially reduce purchases from or supplies to Seller.

   4.25 Compliance With Environmental Laws.
        ----------------------------------

        (a) Definitions. The following terms, when used in this Section 4.25,
            -----------
shall have the following meanings. Any of these terms may, unless the context otherwise requires, used in the singular or the plural depending on the reference.

              (i) "Seller".  For purposes of this Section, the term "Seller"
                  --------
shall include all affiliates of Seller, (ii) all partnerships, joint ventures and other entities or organizations in which Seller was at any time or is a partner, joint venturer, member or participant and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Seller or to which Seller has succeeded.

              (ii) "Release" shall mean and include any spilling, leaking,
                    -------
pumping, pouring, emitting, emptying, discharging, injecting, escaping, reaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

              (iii)  "Hazardous Substance" shall mean any pollutant,
                     ---------------------
contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB'S, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

              (iv) "Environmental Laws" shall mean all Federal, state, district,
                   --------------------
local, and foreign laws, rules, Regulations, orders, consent orders, judgments, notices, or permits which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other Release or threatened Release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local law, each as amended.

              (v)     "Environmental Conditions" means the introduction into the
                      --------------------------
environment of any pollution, including, without limitation, any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon any Facility or Former Facility or other property and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which Seller has or may become liable to any person or by reason of which any Facility, Former Facility or any of the Assets may suffer or be subjected to any lien.

         (b) Facilities.  Except to the extent noncompliance would not have a
             ----------
material adverse effect, the Facilities are, and all Former Facilities were at all times when owned, leased or operated by Seller, owned, leased and operated in compliance with all Environmental Laws and in a manner that will not give rise to any Liability under any Environmental Laws. Without limiting the foregoing, (i) to Seller's best knowledge, there is not and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or emanating from any Facility or any Former Facility, except for quantities of any such Hazardous Substances stored or otherwise held on, under or about any such Facility in full compliance with all Environmental Laws and necessary for the operation of the Business;
(ii) Seller has at all times used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in compliance with all Environmental Laws and in a manner that will not result in Liability of Seller under any Environmental Law; and (iii) to Seller's best knowledge, there is not now and has not been at any time in the past any underground or above-ground storage tank or pipeline at any Facility or Former Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank or pipeline was not in compliance with all Environmental Laws and there has been no Release from or rupture of any such tank or pipeline, including without limitation any Release from or in connection with the filling or emptying of such tank.

         (c) Notice of Violation.  Seller has not received any notice of
             -------------------
alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Facilities, the Former Facilities or otherwise or
(ii) an alleged violation of or non-compliance with any Environmental Laws or the provisions of any Environmental Law. Seller has received no notice of any other claim, demand or Action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Facilities or Former Facilities, or in connection with any operations or activities of Seller.

         (d) Environmental Conditions.  To the best knowledge of the Seller,
             ------------------------
there are no present or past Environmental Conditions in any way relating to the Business or at any Facility or Former Facility.

         (e) Environmental Audits or Assessments.  True, complete and correct
             -----------------------------------
copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of Seller, of all environmental audits or assessments which have been conducted at any Facility or Former Facility within the past year, either by Seller or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to Buyer and a list of all such reports is included on the Disclosure Schedule. Matters disclosed in such listed reports shall be considered disclosed for purposes of the representations contained in this
Section 4.25.

         (f) Indemnification Agreements.  Seller is not a party, whether as a
             --------------------------
direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any Lease or other Contract (excluding Leases and insurance policies disclosed on the Disclosure Schedule) under which Seller is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions or non-compliance with Environmental Laws.

         (g) Releases or Waivers.  Seller has not released any other person from
             -------------------
any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

         (h) Asbestos and PCB'S.  To Seller's best knowledge, there are no
             ------------------
asbestos or PCB's located at, on, or about any of the Facilities.

    4.26  Americans With Disabilities Act Compliance.  The Facilities have been
          ------------------------------------------
constructed and maintained, in accordance and full compliance with the ADA. Seller has not received any notice to the effect that, or otherwise been advised that, the Facilities are not in compliance with the ADA, and Seller has no reason to anticipate that any existing circumstances at any of the Facilities are likely to result in violations of the ADA. No representation or warranty is being made herein regarding the subject matter hereof which may arise or otherwise occur as a result of any alterations, changes or additions of any nature made to any of the Facilities by Buyer.

    4.27  Material Misstatements Or Omissions.  No document, exhibit, statement,
          -----------------------------------
certificate or schedule heretofore or hereinafter furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, including without limitation the Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading. Seller has disclosed all events, conditions and facts materially affecting the business, results of operations and financial condition of the Business. No representation or warranty is being made herein regarding the profitability and continued viability of the Business subsequent to the Closing Date.

    4.28  Subleases.  The execution and delivery of the Sublease Agreements do
          ---------
not violate the provisions of any Lease. No landlord consent to the execution of any such Sublease Agreement is required.

    4.29  Consents.  The 20 Leases listed on Schedule 2.4(c) (Leases for which
          --------
Consents are Not Required) do not require Consents for assignment.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

         Buyer hereby represents and warrants to Seller as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct, to Seller as follows:

    5.1  Organization of Buyer.  Buyer is a corporation duly organized, validly
         ---------------------
existing and in good standing under the laws of the State of Delaware.

    5.2  Authorization.  Buyer has all requisite corporate power and authority,
         -------------
and has taken all corporate action necessary, to execute and deliver this Agreement, the Ancillary Agreements and all other agreements, documents and certificates necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Ancillary Agreements and all other agreements, documents and certificates by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly approved by the board of directors of Buyer and the shareholders of Buyer. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement, the Ancillary Agreements and all other agreements, documents and certificates and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and is, and upon execution and delivery the Ancillary Agreements and all other agreements, documents and certificates will be, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, general principles of equity (whether considered in an action at law or in equity) and the discretion of the court before which any proceeding therefor may be brought.

    5.3  No Conflict or Violation.  Neither the execution, delivery or
         ------------------------
performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of Buyer's assets under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which Buyer is a party, (c) violate any Regulation or Court Order except, in the case of each of clauses (a), (b) and (c) above, for such violations, Defaults, terminations, accelerations or creations of Encumbrances which, in the aggregate, could not reasonably be expected to have a material adverse effect on the business of Buyer or its ability to consummate the transactions contemplated hereby.

    5.4  Consents and Approvals.  Other than in connection with or in compliance
         ----------------------
with the provisions of the HSR Act, no notice to, declaration, filing or registration with, or authorization, consent or approval of, or permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

    5.5  No Brokers.  Neither Buyer nor any of its officers, directors,
         ----------
employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Seller or any of its respective affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

    5.6  Financing.  Buyer has sufficient financing in order to pay the Purchase
         ---------
Price on the Closing Date and acknowledges that the transactions contemplated hereby are not subject to the obtaining of any financing of any form or type whatsoever from any other person, party or entity.

                                   ARTICLE VI

                         COVENANTS OF SELLER AND BUYER
                         -----------------------------

          Seller and Buyer each covenant with the other as follows:

    6.1  Further Assurances.  Upon the terms and subject to the conditions
         ------------------
contained herein, the parties agree, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, including, without limitation, the Sublease Agreements, and (iii) to
cooperate with each other in connection with the foregoing.   Without limiting
the foregoing, the parties agree to use their respective best efforts (A) to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Leases to be assumed by Buyer; provided, however that Buyer shall
                                             --------  -------
not be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals without the written consent of Buyer, (B) to obtain all necessary Permits as are required to be obtained under any Regulations, (C) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby, (D) to lift or rescind any injunction or restraining order or other Court Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (E) to give all notices to, and make all registrations and filings with third parties, including without limitation submissions of information requested by governmental authorities, (F) to fulfill all conditions to this Agreement and (G) to ensure that the Closing occurs on or before December 29, 1995. Within ten Business Days after the execution and delivery of this Agreement, Buyer and Seller shall make all filings required under the HSR Act. In addition, Seller will promptly commence all action required under this Section 6. 1.

    6.2  Notification of Certain Matters.  From the date hereof through the
         -------------------------------
Closing, Seller shall give prompt notice to Buyer of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any respect and (b) any failure of Seller, or any of its affiliates, or of any of its shareholders or Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that such disclosure shall not be deemed to
                 --------  -------
cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Seller shall promptly notify Buyer of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could in any way materially affect Seller, the Assets or the Business. In the event that the officers of Buyer listed on Exhibit H hereto have actual knowledge (without any investigation and without attribution of knowledge of any other person) of the existence, prior to the Closing Date, of any fact or condition which would render the Seller in breach of any representation or warranty of the Seller contained in this Agreement or in any Ancillary Agreements of which Buyer has not notified Seller as soon as practical after such discovery, any claim for indemnification which Buyer would have been able to assert pursuant to this Agreement is hereby waived by Buyer, and Seller is hereby unconditionally released therefrom.

     6.3  Investigation by Buyer.
          ----------------------

         From the date hereof through the Closing Date:

         (a) Seller shall, and shall cause its officers, directors, employees and agents to, afford the Representatives of Buyer and its affiliates complete access at all reasonable times to the Assets for the purpose of inspecting the same, and to the officers, employees, agents, attorneys, accountants, properties, Books and Records and Contracts, and shall furnish Buyer and its Representatives with all financial, operating and other data and information of the Business as Buyer or its affiliates, through their respective Representatives, may reasonably request, including an unaudited balance sheet for the Business and the related statements of income, retained earnings and cash flow for each month from the date hereof through the Closing Date within 30 calendar days after the end of each month, which financial statements shall (a) be true, correct and complete, (b) be in accordance with the Books and Records and (c) accurately set forth the assets, Liabilities and financial condition, results of operations and other information purported to be set forth therein in accordance with generally accepted accounting principles consistently applied.

         (b) Subject to Buyer taking no action or performing no act which would result in an event of default or liability under any Lease for any Facility without the prior written consent of any third party with an interest therein, Buyer shall have the right, at its sole cost and expense to (A) conduct tests of the soil surface or subsurface waters and air quality at, in, on, beneath or about the Owned Real Property and the Leased Real Property, and such other procedures as may be recommended by an independent environmental consultant selected by Buyer (the "Consultant") based on its reasonable professional judgment, in a manner consistent with good engineering practice, (B) inspect records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to environmental conditions or environmental noncompliance, and (C) inspect all buildings and equipment at the Owned Real Property and the Leased Real Property, including without limitation the visual inspection of the Facilities for asbestos-containing construction materials. Further, Seller agrees that for each store where phase one environmental audits indicate a potential problem and where consent is not received from a third party or Seller to reasonably inspect the facility and where Buyer chooses not to operate a store due to such potential problem, the sum of $190,000 per store will be deducted from the Purchase Price.

    6.4  Conduct of Business.  From the date hereof through the Closing, Seller
         -------------------
shall, except as contemplated by this Agreement, or as consented to by Buyer in writing, operate the Business in the ordinary course and in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, Company shall not, and with respect to the Business or the Assets, Parent shall not, except as specifically contemplated by this Agreement or as consented to by Buyer in writing:

         (a) change or amend the Articles of Incorporation or Bylaws of Company or of Parent without, in the case of Parent, five Business Days prior written notification to Buyer;

         (b) enter into, extend, materially modify, terminate or renew any Contract or Lease, except in the ordinary course of business;

         (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets, or any interests therein, except in the ordinary course of business and, without limiting the generality of the foregoing, Seller will maintain and sell inventory consistent with its past practices;

         (d) incur any Liability for long-term interest bearing indebtedness, guarantee the obligations of others, indemnify others or, except in the ordinary course of business, incur any other Liability;

          (e) (i) take any action with respect to the grant of any bonus, severance or termination pay (otherwise than pursuant to policies or agreements of Seller in effect on the date hereof that are described on the Disclosure Schedule) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee participating in the Business or pay any benefit not required by any existing Employee Plan or policy;

          (ii) make any change in the key management structure of Seller relating to the Business, including without limitation the hiring of additional officers or the termination of existing officers;

          (iii) adopt, enter into or amend any Employee Plan, agreement (including without limitation any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable Regulations; or

              (iv) fall to maintain all Employee Plans in accordance with applicable Regulations;

         (f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof relating to the Business;

         (g) willingly allow or permit to be done, any act by which any of the Insurance Policies may be suspended, impaired or canceled;

         (h) enter into, renew, modify or revise any agreement or transaction relating to the Business with any of its affiliates;

         (i) fail to maintain the Assets in substantially their current state of repair, excepting normal wear and tear or fail to replace consistent with Seller's past practice inoperable, worn-out or obsolete or destroyed Assets;

         (j) make any loans or advances relating to the Business to any partnership, firm or corporation, or, except for expenses incurred in the ordinary course of business, any individual;

(k) fail to comply with all Regulations applicable to it, the Assets and the Business;

         (1) intentionally do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect;

         (m) fail to use reasonable efforts consistent with sound business practice to (i) maintain the Business so that such employees will remain available to Seller on and after the Closing Date, (ii) maintain existing relationships with suppliers, customers and others having business dealings with Seller and (iii) otherwise to preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date; or

         (n) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

     6.5  Employee Matters.
          ----------------

         (a) Buyer shall extend offers of employment to those of Seller's employees whom it desires to hire (such employees are hereinafter referred to as the "Rehired Employees"), which offers shall be on terms and conditions which Buyer shall determine in its sole discretion. Seller shall terminate the employment of all Rehired Employees immediately prior to the Closing and shall cooperate with and use its best efforts to assist Buyer in its efforts to secure satisfactory employment arrangements with those employees of Seller to whom Buyer makes offers of employment.

         (b) Seller shall comply with the requirements of the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") with respect to any "plant closing" or "mass layoff," as those terms are defined in WARN, which may result from Seller's termination of the employment of any of the employees of the Business in connection with Seller's sale of the Assets to Buyer or any of the other transactions contemplated by this Agreement.

         (c) Seller shall be solely responsible for all of the Employee Plans and all obligations and liabilities thereunder; provided, however, that Buyer
                                                --------  -------
shall reimburse Seller for up to an aggregate of $285,000 for severance payments made by Seller to persons listed on Exhibit G hereto who are either terminated by Seller and not hired by Buyer or hired by Buyer and terminated without cause within six months of the Closing Date. Buyer shall not assume any of the Employee Plans or any obligation or liability thereunder except as set forth in the proviso to the preceding sentence.

         (d) Nothing contained in this Agreement shall confer upon any Rehired Employee any right with respect to continuance of employment by Buyer, nor shall anything herein interfere with the right of Buyer to terminate the employment of any of the Rehired Employees at any time, with or without cause, or restrict Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Rehired Employees.

         (e) No provision of this Agreement shall create any third party beneficiary rights in any Rehired Employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Rehired Employee by Buyer or under any benefit plan which Buyer may maintain.

         (f) Except as set forth on Schedule 6.5, Seller shall not, directly or indirectly, hire or offer employment to or seek to hire or offer employment to any employee of Seller whose employment is continued by Buyer after the Closing Date or any employee of Buyer or any successor or affiliate of Buyer which is engaged in the Business, unless Buyer first terminates the employment of such employee or gives its written consent to such employment or offer of employment.

     6.6  Covenant Not to Compete.
          -----------------------

         (a) For a period of three years from the Closing Date, neither Seller nor any Subsidiaries or affiliates of Seller, unless acting in accordance with Buyer's prior written consent, shall, directly or indirectly, own, manage, join, operate or control, or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, or permit their names to be used by or in connection with, any profit or non-profit business or organization which produces, designs, conducts research on, provides, sells, distributes or markets products, goods, equipment or services which, directly or indirectly, competes with the Business, as conducted by Seller immediately prior to the Closing, in any area east of the Mississippi river, or in any other countries in which the Business is conducted; it being understood that the foregoing shall not limit Parent from (a) acquiring control of any company or business which derives less than 5% of its revenues from a business which competes directly with the Business as conducted by Seller immediately prior to the Closing or (b) making passive investments of less than 5% of its outstanding equity securities in any entity listed for trading on a national stock exchange or quoted on any recognized automatic quotation system.

         (b) If the covenant set forth in clause 6.6(a) above is determined by any court to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and over the greatest geographic area, and to otherwise have the broadest application as shall be enforceable. The invalidity or unenforceability of any particular provision of this agreement shall not affect the other provisions hereof, which shall continue in full force and effect. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to each of the separate cities, counties and states of the United States, and each other country, and political subdivision thereof, in which any of Seller or its successors now transacts any business.

         (c) Seller acknowledges that (i) the provisions of clauses (a) and (b) of this Section 6.6 are reasonable and necessary to protect the legitimate interests of Buyer, and (ii) any violation of clauses (a) or (b) of this Section
6.6 will result in irreparable injury to Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to Buyer for such a violation. Accordingly, Seller agrees that if Seller violates the provisions of clauses (a) or (b) of this Section 6.6, in addition to any other remedy which may be available at law or in equity, Buyer shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.

         (d) Anything contained in this Agreement to the contrary notwithstanding, it is understood and agreed by each of Buyer and Seller that Parent is engaged in the retail drug store industry and, as such, offers for sale on a regular basis certain merchandise inventory which could be deemed to be "competitive" with the Business, and that any such activity either existing or which may hereafter exist in any retail store owned or operated by Parent shall not be deemed to violate and shall not violate this Article VI so long as merchandise inventory which could be deemed to be "competitive" does not occupy more than 25% of the total linear feet of shelf space of any retail store of Parent.

    6.7  Landlord Consents.  With respect to each Facility Lease, Seller shall
         -----------------
use its best efforts (which shall not require Seller to pay more than $5,000 to a landlord for such landlord's out-of-pocket expenses and in no event more than $100,000 in the aggregate) to obtain a Consent for each such Lease prior to the Closing Date. Parent shall send requests for the Consents (together with an Estoppel Certificate) in such manner as required by each Lease and shall promptly thereafter provide Buyer with copies of such requests along with proof of mailing. Buyer shall permit Seller to provide any landlord, at such landlord's written request, with Buyer's financial statements, provided landlord covenants in writing to keep the information in such financial statements confidential.

    6.8  Preliminary Title Report.  Seller shall have delivered to Buyer a
         ------------------------
Preliminary Title Report for the Owned Real Property.


                                  ARTICLE VII

                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

         The obligations of Seller to consummate the transactions provided for hereby are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

    7.1  Representations, Warranties and Covenants.  All representations and
         -----------------------------------------
warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

    7.2  Consents; Regulatory Compliance and Approval.  All consents (other than
         --------------------------------------------
Consents), approvals and waivers from governmental authorities and other parties necessary to permit each of Company and Parent to transfer the Assets to Buyer as contemplated hereby shall have been obtained, unless (a) the failure to obtain any such consent, approval or waiver could not reasonably be expected to have a material adverse effect upon Company or Parent, as the case may be, (b) Seller indemnifies Buyer with respect thereto in a manner satisfactory to Buyer or (c) with respect to any Asset, Buyer determines that such Asset shall be excluded from the transfers consummated at the Closing (in which case the consideration to be paid by Buyer shall be reduced by the amount allocated
to such Asset).   Seller shall be satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all Regulations applicable to the acquisition contemplated hereby. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired.

    7.3  No Actions or Court Orders.  No Action by any governmental authority or
         --------------------------
other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer, the Assets or the Business materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Assets after the Closing. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

    7.4  Opinion of Counsel.  Buyer shall have delivered to Seller one or more
         ------------------
opinion(s) of counsel to Buyer, dated as of the Closing Date, substantially in the form of Exhibit I hereto.

    7.5  Certificates.  Buyer shall furnish Seller with such certificates of its
         ------------
officers and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Seller.

    7.6  Corporate Documents. Seller shall have received from Buyer resolutions
         --------------------
adopted by the board of directors of Buyer approving this Agreement, the Ancillary Agreements and the transactions contemplated hereby or thereby, certified by Buyer's corporate secretary.

    7.7  Ancillary Agreements.  Buyer shall have executed and delivered the
         --------------------
Ancillary Agreements substantially in the forms attached as exhibits hereto.


                                  ARTICLE VIII

                       CONDITIONS TO BUYER'S OBLIGATIONS
                       ---------------------------------

         The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

    8.1  Representations, Warranties and Covenants.  All representations and
         -----------------------------------------
warranties of Seller contained in this Agreement shall be true and correct in all material respects (except with respect to representations and warranties which are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct) at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Seller shall have performed and satisfied all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

    8.2  Consents, Regulatory Compliance and Approval.  All Permits, consents,
         --------------------------------------------
approvals and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and for the operation of the Business by Buyer (including, without limitation, all required third party consents, including (a) the Consents, to the assignment of the Leases and Contracts to be assumed by Buyer and (b) consents of Chemical Bank and of Massachusetts Mutual Life Insurance Company to the sale of Assets shall have been obtained; provided, however, that with respect to retail store
                    --------  -------
locations, Seller need only provide Consents for a minimum of 45 of the Facilities listed on Schedule 8.2 for which Consents are required. Buyer shall be reasonably satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all Regulations applicable to the acquisition contemplated hereby. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired.

    8.3  No Actions or Court Orders.  No Action by any governmental authority or
         --------------------------
other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer, the Assets or the Business materially if the transactions contemplated hereby are consummated, including without limitation any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Assets after the Closing. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

    8.4  Opinion of Counsel.  Seller shall have delivered to Buyer one or more
         ------------------
opinion(s) of counsel to Seller, dated as of the Closing Date, substantially in the form of Exhibit J hereto.

    8.5  Certificates.  Seller shall furnish Buyer with such certificates of its
         ------------
officers and others to evidence compliance with the conditions set forth in this
Article VIII as may be reasonably requested by Buyer.

    8.6  Material Changes.  Since the Balance Sheet Date, there shall not have
         ----------------
been any material adverse change with respect to the Business or the Assets.

    8.7  Corporate Documents.  Buyer shall have received (a) from Parent,
         -------------------
resolutions adopted by Parent's executive committee of its board of directors and (b) from Company, resolutions adopted by Company's board of directors and consent from Company's shareholders, approving this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, each certified by Parent's or Company's, as applicable, corporate secretary.

    8.8  Conveyancing Documents; Release of Encumbrances.  Seller shall have
         -----------------------------------------------
executed and delivered each of the documents described in Section 3.2 hereof so as to effect the transfer and assignment to Buyer of all right, title and interest in and to the Assets, and Seller shall have filed (where necessary) and delivered to Buyer all documents necessary to release the Assets from all Encumbrances, which documents shall be in a form reasonably satisfactory to Buyer's counsel.

    8.9  Name Change.  Company shall have filed an amendment to its charter
         -----------
documents to change its corporate name so as not to include the word "Wheels" or any other name or mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or to otherwise deceive the public.

    8.10  Ancillary Agreements.  Seller shall have executed and delivered the
          --------------------
Ancillary Agreements substantially in the forms attached as exhibits hereto.

    8.11  Title Policy.  Buyer shall have received an owner's policy of title
          ------------
insurance (in A.L.T.A. form with extended coverage) from Chicago Title Insurance Co. (the "Title Company"), effective as of the Closing Date, in the amount of $70,000 and including the following endorsements

Comprehensive Endorsement 1, A.L.T.A. 3.1 -- Zoning, Survey, Contiguity and Access, which shall insure fee title to Seller's Owned Real Property with no exceptions other than those shown on the preliminary title report, attached as
Schedule 4.6; provided, however, such policy insures that encroaching portions
              --------  -------
of the building may remain as long as the building stands. Seller shall pay all expenses necessary to obtain such title insurance policy.

    8.12  New York Gains Tax.  On the Closing Date, Seller shall deliver to
          ------------------
Buyer (a) an official statement of No Tax Due or (b) an official Tentative Assessment and Return accompanied by a certified or bank check payable to the order of the New York State Tax Commission in the amount of the tax shown to be due thereon.

    8.13  Tax Clearance Certificate.  Seller shall provide Buyer with a
          -------------------------
clearance certificate or similar document(s) that may be required by the New York Bulk Sale Provision, or if such certificate has not been issued by the Closing Date, with copies of all forms filed with the New York taxing authority for the purpose of obtaining such certificate, in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price.

    8.14  Nonforeign Affidavit.  Seller shall furnish Buyer an affidavit,
          --------------------
stating, under penalty of perjury, the transferor's United States taxpayer identification number and that the transferor is not a foreign person, pursuant to Section 1445(b)(2) of the Code.

     8.15  Material Adverse Change.  No material adverse change shall have
           -----------------------
occurred in the Business not otherwise disclosed in this Agreement, in the Disclosure Schedules annexed hereto, in the Sublease Agreements sent to Buyer from Parent under cover letter dated September 28, 1995, in the Consent sent to Buyer from Parent under cover letter dated October 17, 1995, in the list of fixed assets sent to Buyer from Parent under cover letter dated October 6, 1995 or the list of open purchase orders sent to Buyer from Parent under cover letter dated October 19, 1995.

    8.16  Defaults under Leases.  Defaults shall not exist with respect to more
          ---------------------
than 10 Leases for store locations.

    8.17  Fixed Assets List; Open Purchase Orders.  As of the Closing Date,
          ----------------------------------------
Seller shall furnish Buyer a list of fixed assets, open purchase orders for inventory and open purchase orders for fixed assets, in each case certified by an officer of Parent.


                                   ARTICLE IX

                      RISK OF LOSS; CONSENTS TO ASSIGNMENT
                      ------------------------------------


    9.1  Risk of Loss.  From the date hereof through the Closing Date, all risk
         ------------
of loss or damage to the property included in the Assets shall be borne by Seller, and thereafter shall be borne by Buyer. If any portion of the Assets is destroyed or damaged by fire or any other cause on or prior to the Closing Date, other than use, wear or loss in the ordinary course of business, Seller shall give written notice to Buyer as soon as practicable after, but in any event within five (5) calendar days of discovery of such damage or destruction, the amount of insurance, if any, covering such Assets and the amount, if any, which Seller is otherwise entitled to receive as a consequence. Prior to the Closing, Buyer shall have the option, which shall be exercised by written notice to Seller within ten

(10) calendar days after receipt of Seller's notice or if there is not ten (10) calendar days prior to the Closing Date, as soon as practicable prior to the Closing Date, of (a) accepting such Assets in their destroyed or damaged condition in which event Buyer shall be entitled to the proceeds of any insurance or other proceeds payable with respect to such loss and to such indemnification for any uninsured portion of such loss pursuant to Section 10.3, and the full Purchase Price shall be paid for such Assets, (b) excluding such Assets from this Agreement, in which event the Purchase Price shall be reduced by the amount allocated to such Assets, as mutually agreed between the parties or (c) terminating this Agreement in accordance with Section 11.1. If Buyer accepts such Assets, then after the Closing, any insurance or other proceeds shall belong, and shall be assigned to, Buyer without any reduction in the Purchase Price; otherwise, such insurance proceeds shall belong to Seller.

    9.2  Consents to Assignment.  Anything in this Agreement to the contrary
         ----------------------
notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Lease, Permit or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a Default thereof or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits under any such Contract, Lease, Permit or any claim or right, including without limitation enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the Default or cancellation by such third party or otherwise.


                                   ARTICLE X

                          ACTIONS BY SELLER AND BUYER
                          ---------------------------
                               AFTER THE CLOSING
                               -----------------

     10.1  Books and Records; Tax Matters.
           -------------------------------

         (a) Books and Records.  Each party agrees that it will cooperate with
             -----------------
and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including without limitation attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. All information received pursuant to this Section 10. l(a) shall be subject to the terms of the Confidentiality Agreement.

         (b) Cooperation and Records Retention.  Seller and Buyer shall (i) each
             ---------------------------------
provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to Liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such return, audit or examination, proceeding or determination and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, Buyer and Seller shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all tax returns, supporting work schedules, and other records or information that may be relevant to such returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

         (c) Preparation of Form W-2's.  Pursuant to Revenue Procedure 84-77
             -------------------------
(1984-2 C.B. 753), provided that Seller provides Buyer with all necessary payroll records for the calendar year which includes the Closing Date, Buyer shall furnish a Form W-2 to each employee employed by Buyer who had been employed by Seller disclosing all wages and other compensation paid for such calendar year, and taxes withheld therefrom, and Seller shall be relieved of the responsibility to do so.

         (d) Payment of Liabilities.  Following the Closing Date, Seller shall
             ----------------------
pay promptly when due all Liability for Taxes; provided, however, this covenant shall not apply to that portion (or all) of any Liability for Taxes that Seller is contesting in good faith.

    10.2  Survival of Representations, Etc.  All of the representations,
          --------------------------------
warranties, covenants and agreements made by each party in this Agreement or in any attachment, Exhibit, the Disclosure Schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the Closing for the period ending (and claims based upon or arising out of such representations, warranties, covenants and agreements may be asserted at any time before the date which shall be) April 1, 1998 (except with respect to the representations and warranties set forth in Sections 4.17, 4.19 and 4.25 which shall survive until the expiration of the applicable statute of limitations (with extensions), and except with respect to the representations and warranties set forth in Section
4.2 and the first sentence of Section 4.4(a) and the indemnity provisions set forth in Sections 10.3(c), 10.3(d), 10.3(h), 10.3(i), 10.30(j), 10.3(k) and
10.3(l) which shall survive in perpetuity with respect to the matters addressed in such sections). Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

     10.3  Indemnifications.
           ----------------

         (a) By Seller.  Seller shall indemnify, save and hold harmless Buyer,
             ---------
its affiliates and Subsidiaries, and its Representatives, from and against any and all costs, losses (including without limitation diminution in value), Taxes, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including without limitation any clean-up or remedial action), lost profits and other losses resulting from any shutdown or curtailment of operations, damages to the environment, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Seller in or pursuant to this Agreement without regard to any qualification contained in any representation or warranty as to materiality or a material adverse effect; (ii) any breach of any covenant or agreement made by Seller in or pursuant to this Agreement; (iii) any Excluded Liability or (iv) any Liability imposed upon Buyer by reason of Buyer's status as transferee of the Business or the Assets; provided, however,
                                                             --------  -------
 that Seller's obligations hereunder for any specific matter giving rise to Damages shall be reduced by the amount of any reserve for such matter which was taken into account in determining the Adjustment Amount pursuant to Section
 2.5. All payments to be made pursuant to this Section 10.3(a) shall be promptly paid by Seller.

  (b) Limitations.  Anything to the contrary contained in this Agreement
      -----------
notwithstanding, no indemnification under this Article X shall be made by Seller in favor of Buyer unless all claims for such indemnification exceed in the aggregate $350,000 and the obligation of Seller to indemnify Buyer under this
Article X shall be extinguished upon the payment to Buyer an amount in the aggregate equal to $17,500,000; provided, however, these limitations shall not
                                --------  -------
apply to the indemnities set forth in paragraphs (c), (d), (h), (i), (j), (k) and (1) of this Section 10.3. The amount of any indemnification required to be paid by Seller to Buyer hereunder shall be net of any insurance proceeds received by Buyer in connection with the facts giving rise to the right to indemnification and net of any income tax or other tax benefit actually realized by the Buyer by reason of the facts or circumstances giving rise to the liability of the Seller.

  (c) Government Approval.  Seller shall indemnify Buyer for any fines and/or
      -------------------
penalties assessed against Buyer suffered as a result of Seller's failure to obtain, for any Facility, all required approvals of governmental authorities excluding Permits, but including, without limitation, any Certificate of Occupancy or other similar certificate permitting lawful occupancy of the Facilities required in connection with the operation hereof.

  (d) Taxes.  Subject to Section 2.7 hereof, Seller shall indemnify Buyer from,
      -----
and shall promptly reimburse Buyer for any taxes incurred in connection with the transfer of the Assets to Buyer by Seller or the transactions contemplated hereby; provided, however, that costs of corrective action shall be subject to
        --------  -------
the limitations of paragraph (b) of this Section 10.3.

  (e) By Buyer.  Buyer shall indemnify and save and hold harmless Seller, its
      --------
affiliates and Subsidiaries, and its Representatives from and against any and all costs, losses .(including without limitation diminution in value), Taxes, Liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including without limitation interest, penalties, costs of mitigation, losses in connection with any Environmental Law (including without limitation clean-up or remedial action), damages to the environment, reasonable attorneys fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from, or incident to (i) any breach of any representation or warranty or the inaccuracy of any representation, made by Buyer in or pursuant to this Agreement, (ii) any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement, (iii) any Assumed Liability, (iv) any alterations, changes or additions of any nature made by Buyer to any of the Facilities, on or after the Closing Date, (v) the cessation of operations by Buyer at any Facility, Buyer's closing of any Facility or Buyer's permitting a Facility to "go dark" in violation of any terms or conditions of any Lease or (vi) any Claim asserted against Seller for product liability, personal injury or property damage with respect to any business or other operations conducted by Buyer in the Facilities. All payments to be made pursuant to this Section 10.3(e) shall be promptly paid by Buyer.

         (f) Cooperation.  The indemnified party shall cooperate in all
             -----------
reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of any lawsuit or action and any appeal arising therefrom for which indemnification is sought hereunder; provided, however, that
                                                         --------  -------
the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

         (g) Defense of Claims.  If a claim for Damages (a "Claim") is to be
             -----------------
made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall, subject to Section 10.3, give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.3. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within 15 calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld; provided, however, if the
                                              --------  -------
remediation or resolution of any such Claim will occur on or at any Facility or is reasonably expected to have a direct and significant adverse effect on the indemnified party's business operations, then, notwithstanding the foregoing, the indemnified party shall be entitled to control such remediation or resolution, including without limitation to take control of the defense and investigation of such lawsuit or action, to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense, and to compromise or settle such Claim. If the indemnifying party fails to assume the defense of such claim within 15 calendar days after receipt of the Claim Notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party; provided, however, that such Claim shall not
                                    --------  -------
be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnified party assumes the defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this
Section 10.3 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

         (h) Product Liability.  The provisions of this Section 10.3 shall
             -----------------
cover, without limitation, all Liabilities of whatsoever kind, nature or description relating, directly or indirectly, to product liability, litigation (to the extent not covered by insurance) or claims against Buyer or Seller in connection with, arising out of, or relating to product liability claims for products sold from the Facilities by Buyer or Seller, respectively.

         (i) Brokers and Finders.  Pursuant to the provisions of this Section
             -------------------
10.3, each of Buyer and Seller shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

         (j)  Representatives.  No individual Representative of any party shall
              ---------------
be personally liable for any Damages under the provisions contained in this
Section 10.3. Nothing herein shall relieve either party of any Liability to make any payment expressly required to be made by such party pursuant to this Agreement.

         (k) Software License.  Seller will reimburse Buyer promptly upon demand
             --------
for 50% of all license fees, reasonable attorneys fees and compensatory or punitive damages incurred in connection with any use of or acquisition of a license for AMS Catalogue software.

         (1)  Litigation.  Seller shall indemnify Buyer for any Damages
              ----------
              resulting from
matters relating to Chase Manhattan Bank v. Moffett, et. al, referenced in
                    ---------------------------------------
Schedule 4.11.

         (m) The term "Damages" as used in this Section 10.3 is not limited to matters asserted by third parties against Seller or Buyer, but includes Damages incurred or sustained by Seller or Buyer in the absence of third party claims. Payments by Buyer of amounts for which Buyer is indemnified hereunder, and payments by Seller of amounts for which Seller is indemnified, shall not be a condition precedent to recovery. Seller's obligation to indemnify Buyer, and Buyer's obligation to indemnify Seller, shall not limit any other rights, including without limitation rights of contribution which either party may have under statute or common law.

    10.4  Bulk Sales.  It may not be practicable to comply or attempt to comply
          ----------
with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, Seller hereby agrees that the indemnity provisions of Section 10.3 hereof shall apply to any Damages of Buyer or any institution providing financing to Buyer arising out of or resulting from the failure of Seller or Buyer to comply with any such laws.

           10.5 Taxes. Subject to Section 2.7, Seller shall pay, or cause to be
                -----
paid, when due all Taxes for which Seller is or may be liable or that are or may become payable with respect to all taxable periods ending on or prior to the Closing Date.

      10.6  Insurance.
            ---------

  (a) For five (5) years after the Closing Date, Seller shall continue to maintain products liability insurance with respect to products insured as of the Closing Date providing substantially the same coverage as in effect on the date hereof and Seller shall cause Buyer to be named as an additional insured on each such policy. Seller shall deliver to Buyer certificates of insurance or binders reasonably satisfactory to Buyer, issued by Seller's insurance carriers or their agents, evidencing fully paid and non-cancelable general liability insurance coverage with respect to claims arising out of events or occurrences on or prior to the Closing Date (whether or not reported), in amounts not less than the amounts maintained by Seller on the date of this Agreement. Such insurance coverage shall name Buyer as additional insureds.

  (b) For five (5) years after the Closing Date, Buyer shall continue to maintain products liability insurance with respect to products insured as of the Closing Date providing substantially the same coverage as in effect on the date hereof and Buyer shall cause Seller to be named as an additional insured on each such policy. Buyer shall deliver to Seller certificates of insurance or binders reasonably satisfactory to Seller, issued by Buyer's insurance carriers or their agents, evidencing fully paid and non-cancelable general liability insurance coverage with respect to claims arising out of events or occurrences on or prior to the Closing Date (whether or not reported), in amounts not less than the amounts maintained by Buyer on the date of this Agreement. Such insurance coverage shall name Seller as additional insureds.

  10.7 Removal of Underground Storage Tanks.  At Buyer's sole discretion,
       ------------------------------------
Buyer shall control the removal, replacement or upgrades, including remediation of Releases if necessary, of underground storage tanks at the following
Facilities: 1952 Chili Avenue, Rochester, New York, (Number 857); 1455 Penfield Road, Rochester, New York (Number 858); 251 E. Main Street, Middletown, New York (Number 835); 516 Erie Boulevard, Rome, New York (Number 842); 120 Amsterdam Shopping Center, Amsterdam, New York (Number 843); 131 Oriskany Boulevard, Utica, New York (Number 844); 4141 S. Salina, Syracuse, New York (Number 846); 382 Broad Street, Waverly, New York (Number 849); 2160 Delaware Avenue, Buffalo, New York (Number 869); and 43 Finney Boulevard, Malone, New York (Number 830). Notwithstanding the above, the first $200,000 of expenses (including any fines or penalties) resulting from or incident to such removal, replacement, upgrade, or remediation shall be allocated evenly between Buyer and Seller and Buyer shall provide to Seller copies of work orders and invoices pertaining to work to be performed (which need not be provided prior to the commencement of work).
All expenses (including any fines or penalties) in excess of $200,000 shall be paid solely by Seller and, prior to the performance of any work, Buyer shall furnish to Seller proposed work orders for those expenses which exceed $25,000 five (5) Business Days prior to the commencement of work. If Seller objects in writing to Buyer's proposed work orders prior to the commencement of work, Seller shall have five (5) Business Days to provide an alternate proposed work order which Buyer shall reasonably consider. All amounts paid by Buyer pursuant to this Section 10.7 shall apply towards the $350,000 limitation amount set forth in Section 10.3(b).

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

   11.1  Termination.
         -----------

         (a)  Termination. This Agreement may be terminated at any time prior to
              -----------
Closing:

              (i)   By mutual written consent of Buyer and Seller;

              (ii) By Buyer or Seller if the Closing shall not have occurred on or before December 29, 1995, unless the sole reason that the Closing has not occurred is the failure of Seller to obtain the third party consents required by
Section 8.2 hereof, in which case, neither Buyer nor Seller may terminate this Agreement pursuant to this Section 11.l(a)(ii) prior to January 31, 1996; provided however, that this provision shall not be available to Buyer if Seller
----------------
has the right to terminate this Agreement under clause (iv) of this Section
11.1 (a), and this provision shall not be available to Seller if Buyer has the right to terminate this Agreement under clause (iii) of this Section 11.1 (a);

              (iii) By Buyer if there is a material breach of any representation or warranty set forth in Article IV hereof or any material covenant or agreement to be complied with or performed by Seller pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date, provided that Buyer may not terminate this Agreement prior to the Closing if Seller has not had an adequate opportunity to cure such failure; or

              (iv) By Seller if there is a material breach of any representation or warranty set forth in Article V hereof or of any material covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Article VII to be satisfied (and such condition is not waived in writing by Seller) on or prior to the Closing Date, or the occurrence of any event which results or could reasonably be expected to result in the failure of a condition set forth in
Article VII to be satisfied on or prior to the Closing Date; provided that,
                                                             --------
Seller may not terminate this Agreement prior to the Closing Date if Buyer has not had an adequate opportunity to cure such failure.

         (b)  In the Event of Termination.  In the event of termination
              ---------------------------
of this Agreement:

              (i) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

              (ii) The provisions of the Confidentiality Agreement shall continue in full force and effect; and

              (iii) No party hereto shall have any Liability to any other party to this Agreement, except as stated in subsections (i) and (ii) of this Section 11.1(b), except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

   11.2  Assignment.  Neither this Agreement nor any of the rights or
         ----------
obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that Buyer may, without such consent, assign all such rights to any lender as collateral security and assign all such rights and obligations to a wholly-owned subsidiary (or a partnership controlled by Buyer) or subsidiaries of Buyer or to a successor in interest to Buyer which shall assume all obligations and Liabilities of Buyer under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

   11.3  Notices; Transfer of Funds.  All notices, requests, demands and other
         --------------------
communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

         If to Parent or Company, addressed to:

              Fay's Incorporated
              7245 Henry Clay Boulevard
              Liverpool, New York 13088
              Attention: Warren D. Wolfson, Esq.

         With a copy to:

              Bryan Cave LLP
              245 Park Avenue
              New York, New York 10167-0034
              Attention: Robert H. Altman, Esq.

         If to Buyer, addressed to:

              Western Auto Supply Co.
              2107 Grand Avenue
              Kansas City, Missouri 64108
              Attention:  Patrick W. Semegen, Esq.

          With a copy to:

               Sears, Roebuck and Co.
               3333 Beverly Road
               Hoffman Estates, Illinois 60179
               Attention: David W. Raymond, Esq.

          With a copy to:

              Latham & Watkins
              Sears Tower, Suite 5800
              Chicago, Illinois 60606
              Attention:  Michael D. Levin, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

         Payments to be made to Seller hereunder shall be made by wire transferred funds to be delivered to Seller's account number 550005544 at Chemical Bank, New York, New York (ABA No. 021000128) or to such other account or place as Seller may designate by written notice as provided herein. Payments to be made to Buyer hereunder shall be made by wire transferred funds to be delivered to Buyer's account number 341010100006106 at Boatmen's First National Bank of Kansas City (ABA No. 101000035) or to such other account or place as Buyer may designate by written notice as provided herein.

   11.4  Choice of Law.  This Agreement shall be construed, interpreted and the
         -------------
rights of the parties determined in accordance with the internal laws of the State of Illinois (without reference to the choice of law provisions of Illinois law), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

   11.5  Entire Agreement; Amendments and Waivers.  This Agreement, the
         ----------------------------------------
Ancillary Agreements, together with all exhibits and schedules hereto and thereto (including the Disclosure Schedule), the Lease Assignments and the Confidentiality Agreement constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing
signed on behalf of each of the parties hereto.   No amendment, supplement,
modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

   11.6  Multiple Counterparts.  This Agreement may be executed in one or
         ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   11.7  Expenses.  Except as otherwise specified in this Agreement, each party
         --------
hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

   11.8  Invalidity.  In the event that any one or more of the provisions
         ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

   11.9  Titles; Gender.  The titles, captions or headings of the Articles and
         --------------
Sections herein, and the use of a particular gender, are for convenience of reference only and are not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.

   11.10 Publicity.  Except as required by law and as set forth in the
         ---------
succeeding sentence, neither Buyer nor Seller shall issue any press release or make any public statement regarding the transactions contemplated hereby, without providing the other party with a copy thereof prior to the release thereof. Buyer or Seller may, at its discretion, issue or make an appropriate press release or public announcement after the execution and delivery of this Agreement.

   11.11 Cumulative Remedies.  All rights and remedies of either party
         -------------------
hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.


FAY'S INCORPORATED


By: /s/ James F. Paski, Jr.
    -----------------------------------
    Name: James F. Paski, Jr.
          -----------------------------
    Its:  Senior Vice President-Finance
          -----------------------------

WHEELS DISCOUNT AUTO SUPPLY, INC.


By: /s/ James F. Paski, Jr.
    -----------------------------------
    Name: James F. Paski, Jr.
          -----------------------------
    Its:  Vice President-Finance
          -----------------------------


WESTERN AUTO SUPPLY COMPANY


By: /s/ J. F. Wright
    -----------------------------------
    Name: J. F. Wright
          -----------------------------
    Its:  Exec. V.P. Wholesale
          -----------------------------

================================================================================

                              DISCLOSURE SCHEDULE

                                    to the

                           ASSET PURCHASE AGREEMENT


                                     Among


                      WHEELS DISCOUNT AUTO SUPPLY, INC.,

                              FAY'S INCORPORATED

                                      and

                          WESTERN AUTO SUPPLY COMPANY



                         Dated as of October 20, 1995

================================================================================

                                                                October 20, 1995

                                  INTRODUCTION
                                  ------------


   Reference is made to an Asset Purchase Agreement, dated as of October 20, 1995 (the "Agreement") among Wheels Discount Auto Supply, Inc. (the "Company"), Fay's Incorporated (the "Parent") and Western Auto Supply Company (the "Buyer"). Terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

   This Disclosure Schedule relates to certain matters concerning the Company and the Parent. This Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Agreement, and is not intended to constitute, and shall not be construed and constituting, representations or warranties of the Company or the Parent except as and to the extent provided in
the Agreement.   Inclusion of information herein shall not be construed as an admission that such information is material to the operations or financial condition of the Company, the Parent or the Business.

   Any matter disclosed pursuant to one section or subsection hereof is deemed disclosed for all purposes of this Disclosure Schedule to the extent the Agreement requires such disclosure. Reference to any agreement, policy, plan or other arrangement, document or instrument, or any provision thereof, includes any modifications, amendments, attachments or exhibits thereto.

   The information contained herein is in all events subject to the confidentiality agreement, dated as of May 4, 1995, between the Buyer and the Parent.

                         SCHEDULE 2.4(c)
               LEASES FOR WHICH CONSENTS ARE NOT REQUIRED

  805  -    Erie Boulevard, Dewitt (sublease)
  808  -    Genesee Street, Utica (sublease)
  809  -    East Greenbush
  829  -    Auburn
  834  -    Clarks Summit
  836  -    Ilion
  840  -    Cobleskill
  843  -    Amsterdam
  854  -    Batavia (old)
  854  -    Batavia (new)
  855  -    West Ridge Road, Rochester
  859  -    Northgate Plaza, Dewey Avenue, Rochester
  864  -    Bailey Avenue, Buffalo
  866  -    Niagara Falls Boulevard, Buffalo
  881  -    Potsdam
  882  -    Brockport
  884  -    Oneonta
  885  -    Wilkes Barre
  886  -    Olean
       -    Webster

                                  SCHEDULE 4.1


   Jurisdictions in which Company is qualified to do business as a foreign corporation:

                                  Pennsylvania


   Jurisdictions in which Parent is qualified to do business as a foreign corporation:

                                  Pennsylvania
                                    Vermont
                                 New Hampshire
                                   New Jersey

                                  SCHEDULE 4.3
                      ABSENCE OF CERTAIN CHANGES OR EVENTS


1. Reference is made to matters disclosed on the face of the Interim Financial Statements and on the face of the monthly financial statements of the Business and related management discussion and analysis prepared by Seller and delivered to Buyer as to changes and events required to be disclosed pursuant to Section 4.3(a).

2. Reference is made to Schedule 4.6 (Facility Leases) for disclosure of amendments and modifications of Leases.

3. Reference is made to Schedule 4.6 (Facility Leases) for Leases executed.

4. Reference is made to Schedule 4.4 and listing of tangible assets delivered to Buyer for capital expenditures.

5. Lease for 724 Grand Central Plaza, Horseheads, New York was terminated pursuant to Termination of Lease Agreement dated August 18, 1995 by and between Fay's Incorporated and Grand Central Plaza, Inc.

6. option to renew lease term was exercised under Lease for Store #871 on April 3, 1995.

7. Increase in compensation payable to any director, officer or any other employee whose rate of compensation exceeds $45,000 and bonuses paid to such persons:

                                     Rate Effective
                         Old Rate      April 1995      Bonus
   Name                (Annualized)   (Annualized)   April 1995
-------------------    ------------  --------------  ----------
   Gale Mitchell          $120,000         $150,000     $36,360
   Thomas Hobson            80,600           83,824      17,500
   Kurt Schumacher          76,700           79,768      17,500
   Stephen McCoy            75,140           78,000      15,500
   William Scullion         60,008           62,244       8,000
   Francis Miller           45,240           47,320      10,000
   Joseph Sterbank          46,020           48,100      10,000
   Alan Cracraft            43,836           46,176       8,000
   Keon Kellog              43,836           46,176       8,000
   John Braren              41,340           43,680       8,000
   Gordon Schrader          40,560           42,640      10,000
   Francis Miller           37,440           39,260       9,000

                                  SCHEDULE 4.5


Owned Real Property:

        Store premises located at 382 Broad Street, Waverly, New York 14892


Preliminary Title Report:

    Preliminary title report for Owned Real Property was ordered by and delivered to Kenneth P. Stolecki, Director of Real Estate, Western Auto Company

                                  SCHEDULE 4.6
                                   CONTRACTS

1. Auto Maintenance Systems, Inc./Wheels Discount Auto Stores Product Licensing and Service Agreement for AMS Electronic Parts Catalog (EPC) System between Auto Maintenance Systems, Inc. and Wheels Discount Auto Supply Stores, a division of Fay's Incorporated, dated July 15, 1993.

2. Letter agreement between Wheels Discount Auto Supply Stores and Allied Signal Automotive dated August 23, 1994 relating to purchase of automotive aftermarket products.

3. Letter agreement between Wheels Discount Auto Supply Stores and Allied Signal Automotive dated February 8, 1995 relating to volume incentive program.

4. Letter agreement between Wheels Discount Auto Supply and Plasti-Kote Co., Inc. dated March 22, 1995 relating to volume incentives for paint purchases.

5. Letter agreement between Krizman International Inc. and Wheels Discount Auto Supply dated October 25, 1994 relating to disposition of air conditioning parts.

6. Letter agreement between Rally Manufacturing, Inc. and Wheels Discount Auto Parts dated August 4, 1994 relating to credits issued upon return of merchandise and vendor of record for antennas, lug nuts, wheels locks and flex lights.

7. Letter agreement between USA/Fashion Magic and Wheels and Papercutter dated December 1, 1994 relating to credits issued upon return of merchandise and vendor for seat cover merchandise.

8. Cancellable contracts for sweeping parking lots at Stores #802, #8O4, #808, #811 and #848.

9. Cancellable contracts for time clock maintenance with Hillman Service Company, Buffalo Time Clock, Inc., Syracuse Time and Alarm Co., Inc. and M.M. Hayes Co., Inc.

10. Contracts with Allied Industrial Laundry and Coyne Textile Services for cleaning of floor mats and dust mops.

11. Broadcast Music, Inc. Performance Agreement dated October 6, 1993 to the extent it relates to the Facilities.

12.  ASCAP license arrangement to the extent it relates to the Facilities.

                                  Schedule 4.6
                                Facility Leases


801  Lease dated 7/22/93 by and between Russell Road Associates Limited
--- Partnership and Fay's Incorporated, as amended by Letter Agreement dated 7/20/93.

802 Lease dated 9/17/84 by and between William Importing Co., Inc., and Fay's --- Drug Company, Inc.

803 Lease dated 9/25/84 by and between Abbott Management Company and Fay's Drug --- Company, Inc., as amended by Lease Modification Agreement dated 3/8/91 and
     Letter Agreement dated 7/18/94 by and between Northern Lights Associates and Fay's Incorporated.

804  Lease dated 10/17/84 by and between Mymar Associates and Fay's Drug
--- Company, Inc., as amended by Lease Amendment dated 1/30/85. A portion of the premises is subleased to Family Dollar Stores of New York, Inc. by Sublease dated 11/8/90 by and between Fay's Incorporated and Family Dollar Stores of New York, Inc.

805 Lease dated 1/12/84 by and between Erie Boulevard East Associates and S.M. --- Flickinger Co., Inc., as amended by Agreement and Lease Amendment No. 1 dated 4/21/89 by and between Erie Boulevard East Associates and Fay's Drug Company, Inc., and by Letter Agreement dated 12/9/94 by and between Erie Boulevard East Associates and Fay's Incorporated. Premises to be subleased to Purchaser.

806 Lease dated 3/22/85 by and between John J. Nigro and Fay's Drug Company, --- Inc., as amended by Lease Modification Agreement dated 12/2/87 and Lease
     Modification Agreement dated 8/30/88; and by Lease Modification Agreement dated 9/25/89 and Lease Modification Agreement dated 5/14/93 and Lease Modification Agreement dated 6/17/94 by and between John J. Nigro and Fay's Incorporated.

808  Lease dated 12/7/84 by and between Lenox Realty, Inc., and Fay's Drug
--- Company, Inc., as amended by Agreement dated 11/27/90 by and between Lenox Realty, Inc., and Fay's Incorporated. Premises to be subleased to Purchaser.

809 Lease dated 10/29/85 by and between Simon Conniver, Max Javit and Rachel --- Javit and Fay's Drug Company, Inc.



Page 1
October 12, 1995

810 Lease dated 4/17/85 by and between Bella Vista Management, Inc., and Fay's --- Drug Company, Inc., as amended by Lease Amendment dated 7/22/86.

811 Lease dated 11/8/85 by and between John J. Nigro and Fay's Drug Company, --- Inc.

812 Lease dated 12/5/85 by and between 81 and 13 Cortland Associates and Fay's --- Drug Company, Inc.

813 Lease dated 9/5/86 by and between Mistedo Enterprises, Inc. and Fay's Drug --- Company, Inc.

814 Lease dated 9/2/86 by and between Salvatore R. Beltrone and Fay's Drug --- Company, Inc.

815 Lease dated 11/26/85 by and between Delaware Associates and Fay's Drug --- Company, Inc., as amended by Lease Modification Agreement dated 1/12/88, and by Second Lease Modification Agreement dated 6/26/90 by and between Delaware Associates and Fay's Incorporated.

816 Lease dated 3/21/89 by and between Parkway Plaza Associates, Inc., and --- Fay's Drug Company, Inc.

817 Lease dated 8/7/87 by and between DKR Investments and Fay's Drug Company, --- Inc.

818 Lease dated 4/25/88 by and between Pioneer Properties Company and Fay's --- Drug Company, Inc.

819 Lease dated 4/5/88 by and between Rotterdam Associates and Fay's Drug --- Company, Inc., as amended by Amendment dated 11/28/88.

820 Lease dated 7/6/88 by and between Stateway Plaza Shopping Center and Fay's --- Drug Company, Inc., as amended by Lease Modification Agreement dated 3/4/94 by and between Stateway Plaza Shopping Center and Fay's Incorporated.

821 Lease dated 2/14/89 by and between Massena HHSC, Inc., and Fay's Drug --- Company, Inc.

822 Lease dated 5/l/89 by and between Wegmans Enterprises, a division of --- Wegmans Food Markets, Inc., and Wheels Discount Auto Supply, a division of
     Fay's Drug Company, Inc.

823 Lease dated 8/16/89 by and between 10 Glenwood Associates Limited --- Partnership and Fay's Incorporated.



Page 2
October 12, 1995

824 Lease dated 7/12/89 by and between Kimbrook Village Square Associates and --- Fay's Incorporated.

825 Lease dated 6/26/89 by and between AMA Realty-Oneida Development and Fay's --- Drug Company, Inc.

826 Lease dated 7/13/89 by and between Dennis Owen and Fay's Incorporated as --- amended by Lease Amendment notarized on 11/17/89.

827 Lease dated 7/19/90 by and between Widewaters Lakewood Village Center --- Company and Fay's Incorporated.

828 Lease dated 8/6/90 by and between ACG Ogdensburg Associates Limited --- Partnership and Fay's Incorporated.

829 Lease dated 9/26/90 by and between Libby & Libby and Fay's Incorporated as --- supplemented by Agreement dated 9/26/90.

830 Lease dated 7/9/76 by and between Seaway Shopping Center, Inc., and Fay's --- Drug Company, Inc., as amended by Letter Agreement dated 7/16/76.

831 Lease dated 8/26/92 by and between Kenneth F. Golden and Fay's --- Incorporated.

832 Lease dated 11/l/92 by and between Dick's Sporting Goods, Inc., and Fay's --- Incorporated.

833 Lease dated 2/22/93 by and between William L. Rowe, III, and Katherine D. --- Rowe and Fay's Incorporated, as amended by Letter Agreement dated 5/7/93.

834  Lease dated 7/2/93 by and between Pedmar, Inc., and Fay's Incorporated.
---

835 Lease dated 10/29/93 by and between Kanan's East Main Street, Inc., and --- Fay's Incorporated.

836 Lease dated 8/9/93 by and between Ilion Main Street Corp. and Fay's --- Incorporated, as amended by Letter Agreement dated 7/28/94.

837 Lease dated 1/26/94 by and between Connolly Realty Company and Fay's --- Incorporated, as supplemented by Letter Agreement dated 1/31/94.

838 Lease dated 5/12/94 by and between Grand Central Plaza Limited Partnership --- and Fay's Incorporated.



Page 3
October 12, 1995

839 Lease dated 4/29/92 by and between Mark Towanda Associates, L.P. and Fay's --- Incorporated, as amended by Letter Agreement dated 5/21/92, Letter
     Agreement dated 7/8/93 and Letter Agreement dated 8/26/94 by and between Mark Centers Limited Partnership and Fay's Incorporated.

840 Lease dated 9/16/94 by and between JAJ Realty Enterprises, Ltd., and Fay's --- Incorporated.

841 Lease dated 12/7/94 by and between Lockport Plaza Associates and Fay's --- Incorporated as amended by Letter Agreement dated 12/7/94.

842  Lease dated 3/2/84 by and between Erie Realty Company and National Auto
--- Stores Corporation, as amended by Amendment dated 3/13/84, Letter Agreement dated 10/27/93 and Letter Agreement dated 6/10/94.

843 Lease dated 5/l/74 by and between Oriskany Development Corp. and National --- Accessories Stores, Inc., as amended by Letter Agreement dated 9/24/74, and by Amendment to Lease and Agreement to Sublet dated 1/79 by and between Oriskany Development Corp. and National Auto Stores Corp.

844 Lease dated 6/29/84 by and between Colonial Center of Whitesboro, Inc., and --- National Auto Stores Corp.

845  Lease dated 2/1/93 by and between Westvale Plaza and The Whitlock
--- Corporation, as amended by Lease Modification, Extension and Assumption Agreement dated 1/31/95 by and between Westvale Plaza and Wheels Discount Auto Supply, Inc.

846 Lease dated 1/80 by and between Chicago Market Realty Corp. and Valley --- Plaza Associates and The Whitlock Corporation, as amended by Amendment of
     Lease dated 3/30/89.

847 Lease dated 4/l/88 by and between Upper New York Realty Co. and The --- Whitlock Corporation.

848 Lease dated 8/88 by and between Jerry W. O'Connell and The Whitlock --- Corporation.

850 Sublease dated 2/15/80 by and between Stop and Save Trading Stamps --- Corporation and The Whitlock Corporation.

851 Lease dated 8/31/93 by and between 201-203 Main Street Realty Associates --- and The Whitlock Corporation.

853 Lease dated 11/11/91 by and between Greater Elmira Realty, Inc., and The --- Whitlock Corporation.



Page 4
October 12, 1995

854  Lease dated 10/21/75 by and between B.S. & D. Development, Inc., and
--- National Accessories Stores, Inc. Lease expires 11/30/95. Relocation Lease dated 8/8/95 by and between Benderson 85-1 Trust and Wheels' Discount Auto Supply, Inc.

855 Sub-Sublease dated 4/15/74 by and between Parkvan Properties, Inc., and --- National Accessories Stores, Inc., as amended by Letter Agreement dated
     5/8/90 by and between Parkvan Properties, Inc., and National Auto Stores Corp., and Letter Agreement dated 12/29/92.

856 Lease dated 8/16/93 by and between K-6 Associates, Barbara Koffman, Richard --- E. Koffman and Julia E. Koffman and The Whitlock Corporation.

857 Lease dated 11/77 by and between F.W. Moffett d/b/a Westgate Plaza-Gates --- and National Accessories Stores, Inc., as amended by Amendment dated
     10/22/82 by and between Westgate Plaza-Gates and The Whitlock Corporation, and Letter Agreement dated 1/28/88, Letter Agreement dated 7/13/89, Amendment to Lease dated 8/31/92, Lease Extension and Modification Agreement dated 4/93 and by Lease Extension and Modification Agreement dated 4/18/95 by and between Westgate Plaza-Gates and Fay's Incorporated.

858 Lease dated 3/2/84 by and between Benderson Development Company, Inc., and --- National Auto Stores Corp., as amended by Lease Modification Agreement dated 3/29/89, and by Lease Modification Agreement dated 2/14/94 by and between Benderson Development Company, Inc., and The Whitlock Corporation, and by Agreement dated 6/14/94 by and between Benderson Development Company, Inc., and Fay's Incorporated.

859 Lease dated 4/11/88 by and between Northgate Associates and The Whitlock --- Corporation.

860 Lease dated 4/21/93 by and between Georgetown Associates and The Whitlock --- Corporation (conversion of prior Sublease dated 8/l/83 by and between Peter
     J. Schmitt Co., Inc., and National Auto Store Corp. into a direct lease), as amended by Lease Modification Agreement dated 7/11/95 by and between Georgetown Associates and Fay's Incorporated.

861 Lease dated 10/8/87 by and between South Town Plaza Associates and The --- Whitlock Corporation, as amended by Letter Agreement dated 6/10/92.

862 Lease dated 5/26/93 by and between Benderson Development Company, Inc., and --- The Whitlock Corporation, as amended by Agreement dated 6/14/94 by and between Benderson Development Company, Inc., and Fay's Incorporated.



Page 5
October 12, 1995

863 Lease dated 3/16/93 by and between 8246 Group, Inc., and Ronald Benderson, --- Randall Benderson and David Baldauf, as Trustees under Trust Agreement dated October 14, 1985, known as the Benderson 85-1 Trust, and The Whitlock Corporation.

864 Lease dated 12/31/91 by and between Industrial Realty and Funding, Inc., --- and The Whitlock Corporation.

865 Lease dated 6/13/88 by and between ACG Military Road Associates and The --- Whitlock Corporation, as amended by Lease Extension and Modification
     Agreement dated 3/16/93 by and between ACG Military Associates and The Whitlock Corporation, and by Extension Agreement last dated 6/15/94 by and between ACG Military Road Associates and Fay's Incorporated and Lease Modification Agreement dated 4/3/95.

866 Sublease dated 6/5/91 by and between Berg Investors and The Whitlock --- Corporation.

867 Lease dated 6/17/83 by and between Benderson Development Company, Inc., and --- The Whitlock Corporation, as amended by Lease Modification Agreement dated
     12/1/89 by and between Benderson Development Company, Inc. and National
                                                           ---
     Auto Stores Corp., and by Extension and Modification Agreement dated 3/18/93 by and between Ronald Benderson, Randall Benderson and David H. Baldauf, as Trustees under a Trust Agreement dated October 14, 1985, known as The Benderson 85-1 Trust, and The Whitlock Corporation, and by Agreement dated 6/14/94 by and between Ronald Benderson, Randall Benderson, David H. Baldauf, as Trustees under a Trust Agreement dated October 14, 1985, known as The Benderson 85-1 Trust, and Fay's Incorporated.

868  Lease dated 7/3/84 by and between Nathan Benderson - Jack Chesbro and
--- National Auto Stores Corp., as amended by Lease Extension and Modification Agreement undated by and between Nathan Benderson - Jack Chesbro and The Whitlock Corporation, and by Agreement dated 6/14/94 by and between NB/DS Associates and Fay's Incorporated.

869 Lease dated 3/6/85 by and between Benderson Development Company, Inc., and --- National Auto Stores, Corporation, as amended by Agreement dated 6/14/94 by and between Benderson Development Company, Inc., and Fay's Incorporated and Lease Modification Agreement dated 3/15/95.

870 Lease dated 7/29/93 by and between JCG Partnership and The Whitlock --- Corporation.



Page 6
October 12, 1995

871 Lease dated 5/28/85 by and between Erie's Rental Headquarters, Inc., and --- National Auto Stores, Corp.

872 Lease dated 2/7/86 by and between Terra Erie Associates and National Auto --- Stores, Corp.

873 Lease dated 12/7/89 by and between Aranee and The Whitlock Corporation, as --- amended by Lease Modification Agreement dated 2/21/95 by and between Aranee
     Partnership and Fay's Incorporated.

874 Lease dated 9/93 by and between 8246 Group, Inc., and The Whitlock --- Corporation.

875  Lease dated 12/8/93 by and between Wind Gap Joint Venture and Fay's
--- Incorporated, as amended by Letter Agreement dated 4/27/94 by and between Gustine Wind Gap Associates, Ltd., and Fay's Incorporated.

876 Lease dated 9/1/94 by and between SJZ Development and Fay's Incorporated, --- as amended by Lease Modification Agreement dated 11/30/94 and Second Lease
     Modification Agreement dated June 30, 1995.

877 Lease dated 11/21/94 by and between Herzog Supply Co., Inc. and Fay's --- Incorporated.

878 Lease dated 11/18/94 by and between Eagle Valley Realty and Fay's --- Incorporated.

879 Lease dated 1/18/95 by and between Warren Property Associates and Fay's --- Incorporated.

880 Lease dated 2/22/95 by and between Hornell Property Associates and Fay's --- Incorporated.

881 Lease dated 5/31/95 by and between Potsdam Associates and Wheels Discount --- Auto Supply, Inc.

882 Lease dated 3/21/95 by and between Richard A. Grossman, Loomis J. Grossman, --- Jr., and Robert C. Baker and Wheels Discount Auto Supply, Inc.

883  Lease dated 1/4/95 by and between Jay Birnbaum and Fay's Incorporated.
---

884 Lease dated 5/22/95 by and between Archer-Heneghan Realty and Wheels --- Discount Auto Supply, Inc.



Page 7
October 12, 1995

885 Lease dated 6/26/95 by and between J.L.G. Partnership and Wheels Discount --- Auto Supply, Inc.

886 Lease dated 6/21/95 by and between SRK Olean Associates, Limited --- Partnership, and Wheels Discount Auto Supply, Inc.

Webster, N.Y.
------------

      Lease dated 6/23/95 by and between Ermanno Fallone and Wheels Discount Auto Supply, Inc.



Page 8
October 12, 1995

                                  Facilities
                                  ----------

Wheels Disc. #801           Wheels Disc. #809        Wheels Disc. #816
-----------------           -----------------        -----------------
911 Central Ave.            327 Columbia Turnpike    73 Eastern B1vd
Albany, NY 12206            Rensselaer, NY 12144     Parkway Plaza
(518) 482-1563              (518) 477-2765           Canadaigua, NY 14424
                                                     (716) 396-9030

Wheels Disc. #802           Wheels Disc. #810        Wheels Disc. #817
-----------------           -----------------        -----------------
3510 West Genesee St.       2209 Niagara St          Ames Plaza
Syracuse, NY 13219          Buffalo, NY 14207        Oswego, NY  13126
(315) 468-2250              (716) 874-2284           (315) 343-8230.

Wheels Disc. #803           Wheels Disc. #811        Wheels Disc. #818
-----------------           -----------------        -----------------
168 Northen Lights Plaza    405 Second Ave.          Price Chopper Center
N. Syracuse, NY 13212       Troy, NY 12182           1821 B1ack River Blvd.
(315) 455-7541              (518) 235-6553           Rome, NY 13440
                                                     (315) 339-6943

Wheels Disc. #804           Wheels Disc. #812        Wheels Disc. #819
-----------------           -----------------        -----------------
2611 Second Ave.            164-1 Clinton Ave.       1506 Altasmot Ave.
Watervliet, NY 12189        Cortland, NY 13045       Schenectady, NY l2303
(518) 273-6975              (607) 756-9111           (518) 356-6550

Wheels Disc. #805           Wheels Disc. #813        Wheels Disc. #820
-----------------           -----------------        -----------------
3152 Erie Blvd. East        4529 Commercial Dr.      1222 Arsenal St.
Dewitt, NY 13214            New Hartford, NY  13413  Watertown, NY 1360l
(315) 446-3027              (315) 736-7370           (315) 788-8393

Wheels Disc. #806           Wheels Disc. #814        Wheels Disc. #821
-----------------           -----------------        -----------------
751 Glen Square             1770 Central Ave.        166 Harte Haven Plaza
Upper Glen St.              Village Square           Massena, NY 13662
Queensbury, NY 12804        Colonie, NY 12205        (315) 769-8398
(518) 798-3004              (518) 452-0622

Wheels Disc. #808           Wheels Disc. #815        Wheels Disc. #822
-----------------           -----------------        -----------------
1503 Genesee St.            485 Deleware Ave.        Newark Plaza
Utica, NY 13501             Albany, NY 12209         Rt. 31
(315) 733-2945              (518) 472-1201           Newark, NY 14513
                                                     (315) 331-7641

Wheels Disc. #823           Wheels Disc. #831        Wheels Disc. #838
-----------------           -----------------        -----------------
Foundry Plaza               507 Chemung St.          70 South Locust St.
10 Glenwood Ave.            Horseheads, NY  14845    Suite 190
Binghamton, NY  13905       (607) 796-5061           Hazelton, PA  18201
(607) 729-7701                                       (717) 454-8300


Wheels Disc. #824           Wheels Disc. #832        Wheels Disc. #839
-----------------           -----------------        -----------------
Kimbrook Village Square     132 N. Main Street       Bradford Towne Shopping Ctr
8417 Oswego Rd.             Vestal, NY  13850        RR6 Box 6040
Baldwinsville, NY 13027     (607) 785-7834           Towanda, PA  18848
(315) 652-4731                                       (717) 265-4742


Wheels Disc. #825           Wheels Disc. #833        Wheels Disc. #840
-----------------           -----------------        -----------------
26 Glenwood Plaza           Adirondack Mall          46 West Main Street
Oneida, NY  13421           496 State Route 3        Suite C
(315) 363-9364              Plattsburgh, NY 12901    Cobleskill, NY  12043
                            (518) 566-6173           (518) 234-7231


Wheels Disc. #827           Wheels Disc. #834        Wheels Disc. #841
-----------------           -----------------        -----------------
Lakewood Village Center     1133 Northern Blvd.      314 S. Transit St.
279 East Fairmount Ave.     Clarks Summit, PA 18411  Lockport, NY  10494
Lakewood, NY  14750         (717) 586-0160           (716) 439-8700
(716) 763-7255

Wheels Disc. #828           Wheels Disc. #835        Wheels Disc. #842
-----------------           -----------------        -----------------
Ogdensburg Gateway Center   251 E. Main Street       516 Erie Blvd. W.
2981 Ford St. Extension #1  Middletown, NY 10940     Rome, NY  13440
Ogdensburg, NY 13669        (914) 343-4338           (315) 337-3828
(315) 393-6830


Wheels Disc. #829           Wheels Disc. #836        Wheels Disc. #843
-----------------           -----------------        -----------------
317 W. Genesee St.          53 Central Plaza         120 Amsterdam Shopping Ctr
Auburn, NY  13021           Ilion, NY  13357         Amsterdam, NY  12010
(315) 255-3053              (315) 894-6421           (518) 842-6331


Wheels Disc. #830           Wheels Disc. #837        Wheels Disc. #844
-----------------           -----------------        -----------------
Seaway Shopping Center      Luzerne Shopping Ctr     131 Oriskany Blvd.
43 Finney Blvd.             554 Union Street         Suite #6
Malone, NY  12953           Luzerne, PA  18709       Whitesboro, NY  13492
(516) 483-6163              (717) 287-7449           (315) 736-0885

Wheels Disc. #845           Wheels Disc. #854        Wheels Disc. #862
-----------------           -----------------        -----------------
Westvale Plaza              Ames Plaza               1019 Payne Ave.
2318 W. Genesee St.         Rt. 5                    N. Tonawanda, NY  14120
Syracuse, NY  13219         Batavia, NY  14020       (716) 743-1101
(315) 487-1001              (716) 343-1159

                            *Recolation address below
                            -------------------------

Wheels Disc. #846           Wheels Disc. #855        Wheels Disc. #863
-----------------           -----------------        -----------------
Valley Plaza Shopping Ctr.  1460 Ridge Rd. West      942 McKinley Parkway
4141 S. Salina St.          Rochester, NY  14615     Buffalo, NY  14220
Syracuse, NY  13205         (716) 621-7460           (716) 825-8640
(315) 492-1789


Wheels Disc. #847           Wheels Disc. #857        Wheels Disc. #864
-----------------           -----------------        -----------------
Shop City Shopping Ctr.     1952 Chili Ave.          2565 Bailey Ave.
1802 Teall Ave.             Rochester, NY  14624     Buffalo, NY  14215
Syracuse, NY  13205         (716) 247-6620           (716) 893-0696


Wheels Disc. #848           Wheels Disc. #858        Wheels Disc. #865
-----------------           -----------------        -----------------
5701 E. Circle Dr.          1455 Penfield Rd.        Ames Plaza
Cicero, NY  13039           Rochester, NY  14625     1575 Military Rd.
(315) 458-4613              (716) 586-8569           Niagara Falls, NY  14304
                                                     (716) 297-0566


Wheels Disc. #849           Wheels Disc. #859        Wheels Disc. #866
-----------------           -----------------        -----------------
382 Broad St.               3800 Dewey Ave.          1459 Niagara Falls Blvd.
Waverly, NY  14892          Rochester, NY  14616     Amherst, NY  14228
(607) 565-8112              (716) 663-0912           (716) 836-2751


Wheels Disc. #850           Wheels Disc. #860        Wheels Disc. #867
-----------------           -----------------        -----------------
Binghamton Pl. Shopping     1060 Ridge Rd. East      3861 Union Rd.
33 W. State St.             Rochester, NY  14621     Buffalo, NY  14225
Binghamton, NY  13901       (716) 342-3850           (716) 681-4350
(607) 723-8336


Wheels Disc. #853           Wheels Disc. #861        Wheels Disc. #868
-----------------           -----------------        -----------------
1600 Cedar Street           3333 W. Henrietta Rd.    Seneca Ridge Plaza
Elmira, NY  14904           Rochester, NY  14623     3521 Seneca St.
(607) 734-0319              (716) 427-1060           W. Seneca, NY 14224
                                                     (716) 675-5130


                            #854 Relocation
                            ---------------
                            Batavia Commons
                            419 West Main Street
                            Batavia, NY

Wheels Disc. #869           Wheels Disc. #877           Wheels Disc. #855
-----------------           -----------------           -----------------
Marshall's Plaza            Kingston Shopping Plaza     915 Wilkes Barre Township Blvd.
2160 Delaware Ave.          Kingston, NY  12401         Wilkes Barre, PA  18702
Buffalo, NY  14216          (914) 339-1480              (717) 824-9297
(716) 877-6600                                          Scheduled Opening-10/7/95


Wheels Disc. #870           Wheels Disc. #878           Wheels Disc. #886
-----------------           -----------------           -----------------
Summit Plaza                16 Eagles Glen Shopping     1727 South 28th St.
5051 Peach St.              E. Stroudsburg, PA 18301    Olean, NY  14760
Erie, PA  16509             (717) 420-8942              (716) 373-5625
(814) 868-5223

Wheels Disc. #871           Wheels Disc. #879           Wheels Disc. #
-----------------           -----------------           -----------------
2167 W. 12th St.            1083B Market St. Ext.       2186 Empire Blvd.
Erie, PA 16505              N. Warren, PA  16365        Webster, NY  14580
(814) 453-5777              (814) 726-2990              Scheduled Opening - to be
                                                        determined


Wheels Disc. #872           Wheels Disc. #880
-----------------           -----------------
Eastway Plaza               7451 Seneca Rd.
Buffalo Rd.                 Homell, NY  14843
Erie, PA  16510             (607) 324-6841
(814) 899-2031


Wheels Disc. #873           Wheels Disc. #881
-----------------           -----------------
274 South Wyoming Ave.      Potsdam Plaza
Edwardsville, PA  18704     201 Market St.
(717) 283-5920              Potsdam, NY  13676
                            (315) 265-4207


Wheels Disc. #874           Wheels Disc. #882
-----------------           -----------------
527 Monroe Ave.             6465 Brockport Spencerport Rd
Rochester, NY  14607        Brockport, NY  14420
(716) 244-0950              (716) 637-3260
                            Scheduled Opening-9/16/95


Wheels disc. #875           Wheels Disc. #884
-----------------           -----------------
Wind Gap Plaza              7040 Main St.
835 Male Road               Oneonta, NY  13820
Wind Gap, PA 18091          (607) 433-7391
(610) 863-5645              Scheduled Opening-10/7/95

Wheels Disc. #876
-----------------
313 Mulberry St.
Scranton, PA  18503
(717) 344-8601

Wheels Disc. Auto #826
----------------------

4727 South Salina Street
Syracuse, New York
Closed Store

Wheels Disc. Auto  #851
-----------------------

201-203 No. Main Street
Binghamton, New York
Closed Store

Wheels Disc. Auto #856
----------------------
Endwell Plaza
North Union & Main Street
Endwell, New York
Closed Store

                                  SCHEDULE 4.7
                                    PERMITS


1. Certificate of Authority - New York State Sales Tax: for each store facility located in the State of New York

2. Pennsylvania Department of Revenue Sales Tax Certificate: for each store facility located in the Commonwealth of Pennsylvania

3. Permit to Pay Wages by Check: for each store facility located in the State of New York

4. New York State Repair Shop Registration: for Stores #863 (878 - 950 McKinley Parkway, Buffalo, New York) and #864 (2565 Bailey Avenue, Buffalo, New York)

5. New York State Public Inspection Station Registration: for Stores #863 and
   #864

6. Retail Cigarette Dealer Certificate: for Stores #803, #805, #812, #816, #822 and #829

                                 SCHEDULE 4.11
                                  LITIGATION



1.  Benjamin v. Fay's, Inc. d/b/a Wheels Discount Auto Supply
    ---------------------------------------------------------

2.  Colluccio v. Genuine Parts Company and Fay's Incorporated
    ---------------------------------------------------------

3.  Chase Manhattan Bank v. Moffett, et al.
    --------------------------------------

4.  McCarthy v. Wheels (small claims action seeking $424.79 in damages for
    ------------------
    broken torque converter)

5. There are pending disputes with various landlords involving overbilling of common area charges, failure to provide annual reconciliations and/or failure to provide adequate substantiation for billed common area charges, as reflected in correspondence from Parent to Buyer's counsel under cover letter dated October 19, 1995.

6. There are pending disputes with various landlords involving the failure of such landlords to fulfill obligations to make repairs to the leased premises as required by the Leases, as reflected in correspondence from Parent to Buyer's counsel under cover letter dated October 19, 1995.

                                 SCHEDULE 4.12


       Name                    Current             Gross 1994 Earning
       ----                Annual Salary Rate         Per Form W-2
                           ------------------      ------------------
Gale T. Mitchell               $150,000                $148,000

William Scullion               $ 62,244                $ 60,453

Thomas Hobson                  $ 83,824                $ 91,410

Kurt Schumacher                $ 79,768                $ 88,925

Stephen McCoy                  $ 78,000                $ 83,130

                                 SCHEDULE 4.16
                               PROPRIETARY RIGHTS

Service Marks
-------------

1. JUST CAN'T GET ALONG WITHOUT MY WHEELS; U.S. Trademark Reg. No. 1,851,789; for retail stores featuring auto parts and accessories, in Class 42 (U.S. CL. 101); expires August 29, 2004

2. WHEELS DISCOUNT AUTO SUPPLY STORE; U.S. Trademark Reg. No. 1,395,360; for retail store services in the field of auto parts and accessories, in Class 42 (U.S. CL. 101); no claim is made to the exclusive right to use "WHEELS DISCOUNT AUTO SUPPLY STORE," apart from the mark; expires May 26, 2006


Copyrights
----------

1. All promotional materials relating to the Business contain copyright notices.


Licenses and Intellectual Property Rights
-----------------------------------------

1. License to use software pursuant to Auto Maintenance Systems, Inc/Wheels Discount Auto Stores Product Licensing and Service Agreement for AMS Electronic Parts Catalog (EPC) System between Auto Maintenance Systems, Inc. and Wheels Discount Auto Supply Stores, a division of Fay's Incorporated, dated July 15, 1993.

2.  Broadcast Music, Inc. public performance license.

3.  ASCAP public performance license.


Specifications, Plans, Drawings and Designs
-------------------------------------------
1. Construction Specifications for Wheels Discount Auto Supply Prototypes, Revised May 1992.

2.  Drawings for Wheels Discount Auto Supply Prototype 8050 dated January 1995.

3. Advertising plans, drawings and designs prepared in the ordinary course of business.

                                 SCHEDULE 4.17
                                EMPLOYEE PLANS


1.  Fay's Incorporated Pension Plan

2.  Fay's Incorporated Profit Sharing Plan

3.  Fay's Incorporated Employees' Retirement Savings Plan

4.  Fay's Incorporated Employees' Stock Purchase Plan

5.  Fay's Incorporated Stock Option Plan

6.  Fay's Incorporated Management Incentive Plan

7.  Fay's Incorporated Store Managers' Bonus Plan

8.  Fay's Incorporated Dental Benefits Plan

9.  Fay's Incorporated Prescription Drug Plan

10. Fay's Incorporated Medical Benefits Plan

11. Fay's Incorporated Employee Welfare Benefit Trust

11. Severance compensation arrangement for Messrs. Kellogg, Cracraft, Braren, Bauersfeld, Skahen, Keefer, Sterbank, Miller (Frank), Miller (Francis), Shrader, Boisclair, Ellison and Markham.

12. Executive Agreements with Gale T. Mitchell, Stephen McCoy, Thomas Hobson and Kurt Schumacher.

                                 SCHEDULE 4.20

A.  Property and Liability Package Policy:
    --------------------------------------

    United States Fire Insurance Company
    Policy #5030690769 2/1/95 - 2/1/96

    Property Coverage:

        "Special Form' (All Risk) Replacement Cost
        Flood
        Earthquake
        Increased Cost of Construction
        Value for Undamaged Portions
        Demolition
        Business Interruption and Extra Expense
        Rental Where Required
        Legal Liability where necessary

    Property Deductible:

        $100,000 Per Claim
         500,000 Annual Aggregate

    Insured Property:

        Buildings
        Contents - Monthly reporting Form
        48 GMC - $30,000 - $500 Deductible

    Bodily Injury and Property Damage Uabilky, Including Products/
                                       Completed Operations Liability:

        Includes interest of lessors and municipalities where required.

        Limits:

        Per Occurrence                                     $1,000,000
        Annual Aggregate Pmducts/Completed Operations      $1,000,000
        General Annual Aggregate Per Location              $2,000,000

            There is no liability deductible

B.   Boiler & Machinery
     ------------------

     Travelers Indemnity
     Policy #BAJ660651K3108
     7/16/95 - 7/16/98

    Included for locations 801 & 911 under Fay's Policy.
    Broad Form - $1,500,000 Limit


C.  Ocean Cargo - "All Risk":
    -------------------------

    Vigilant Insurance Company
    Policy #CM41516
    11/1/94 - 11/1/95

    Included under Fay's Policy - Reporting Form
    Limit Per Ship -            $300,000
    Limit Per Aircraft -        $100,000
    Deductible -                $  1,000

D.  Cargo Insurance -
    ----------------

    Northbrook Property & Casualty Company
    Policy #09342792
    5/1/94 - 5/1/95

    Included under Fay's Policies -
    Limit Per Vehicle -         $ 35,000
    Limit Per Occurrence -      $150,000
    Deductible Per Claim -      $  1,000

E.  Automobile:
    ----------

    North River Insurance Company
    Policy #138012820
    2/1/95 - 2/l/96

    Included under Fay's Policy
    Bodily Injury and Property Damage Liability:
        $1,000,000 Per Accident - No Deductible
    Comprehensive & Collision Trucks:   $1,000 Deductible
    Comprehensive PPTs:                     50 Deductible
    Collision PPTs:                        200 Deductible

     ----------------------

     Garagekeeper's Legal Liability:
         Limit:           $150,000
         Comprehensive:        100 Deductible
         Collision:            250 Deduefible

F.   Non-Owned Aircraft Liability:
     ----------------------------

     Insurance Company of North America
     Policy #AVGS00299388
     1/31/95 - 1/3/96

     Included under Fay's Poficy
     Bodily Injury and Property Damage Liability - $1,000,000

G.   Excess Liability, Including Products/Completed Operations Liability:
     -------------------------------------------------------------------

     North River Insurance Company
     Policy #5530218624
     2/1/95 - 2/1/96

     Included under Fay's Policy
     Bodily Injury and Property Damage Liability:
        Per Occurrence      $30,000,000
        Annual Aggregate    $30,000,000

H.   Directors & Officers Liability
     ------------------------------
     Fiduciary Responsibility Liability Insurance:
     ----------------------------------------------

     Federal Insurance Company
     Policy #80916927G
     1/30/95 - 1/30/96

     Included under Fay's Policy

I.   Security Guard Accidential Death:
     ---------------------------------

     Hartford Life
     Policy #ETB104159
     2/1/95 - 2/1/96

     Included under Fay's Policy
     Benefits:  $25,000

J.  Group Travel Accident:
    ----------------------

    American International Insurance Company
    Policy #GTP8043349
    7/1/95 - 7/1/96

    Included under Fay's Policy
    Active Salaried Officers -  $300,000
    Salaried Employees -         150,000
    Truck Drivers -               37,500

K.  Workers' Compensation
    ---------------------

    North River Insurance Company
    Policy #406020518
    2/l/95 - 2/1/96

    Included under Fay's Policy

    Program is Paid Loss Retrospective Rating Plan. Administrative Charges, Taxes, Assessments and Claims Paid are billed monthly by the insurance carrier. There are minimum and maximum costs per plan year. As reserves are not paid there is a Letter of Credit in favor of the insurance carrier for each plan year.

                                 SCHEDULE 4.21



Annexed is a list of the FIFO book value of the Inventory as set forth on the Interim Balance Sheet by store number and in the Company's warehouse.

                                 SCHEDULE 4.21

WHEELS
FIFO INVENTORY AT COST


                     G/L Bal
     Store       JULY 29, 1995

      801           189,248
      802           199,572
      803           176,802
      804           224,038
      805           212,271
      806           237,716
      807                 0
      808           192,186
      809           193,971
      810           202,264
      811           196,103
      812           188,547
      813           180,036
      814           189,847
      815           175,815
      816           188,342
      817           176,040
      818           168,127
      819           187,248
      820           190,110
      821           189,369
      822           189,046
      823           181,599
      824           192,993
      825           182,549
      826                 0
      827           170,261
      828           173,189
      829           194,093
      830           174,672
      831           204,842
      832           167,500
      833           187,712
      834           182,312
      835           190,463
      836           169,945
      837           186,521
      838           174,801
      839           174,988
      840           169,195
      841           186,394
      842           223,823
      843           191,301
      844           182,797
      845           196,930
      846           213,308

WHEELS
FIFO INVENTORY AT COST


                            G/L Bal
         Store #         JULY 29, 1995

          847               201,502
          848               220,354
          849               161,257
          850               242,349
          852                     0
          853               183,988
          854               190,428
          855               186,472
          857               179,432
          858               167,922
          859               219,893
          860               249,574
          861               190,708
          862               169,536
          863               216,477
          864               226,730
          865               189,463
          866               195,658
          867               213,200
          868               251,914
          869               203,680
          870               182,171
          871               213,328
          872               198,387
          873               189,827
          874               183,206
          875               183,475
          876               167,989
          877               180,884
          878               178,656
          879               167,025
          880               194,060
          881               133,001
          WAREHOUSE       5,525,956
                          ---------
                         20,077,888
                         ==========

                                 SCHEDULE 4.24
                                 Net Purchases



                                                                      F/Y 1996
                                                                      through
Supplier's Name and Address      F/Y 1993    F/Y 1994   F/Y 1995   July 28, 1995
---------------------------      --------    --------   --------    ------------
Allied Aftermarket             $1,415,000  $1,703,000  $2,404,000   $ 913,000
105 Pawtucket Avenue
Rumford, RI 02916-2422

Castrol Inc.                      814,000     899,000   1,711,000     950,000
1500 Valley Road
Wayne, NJ 07470

A&K Sales                       1,014,000   1,263,000   2,023,000   1,176,000
P.0. BOX 410
Buffalo, NY 14212

Douglas Battery                   728,000   1,005,000   2,182,000     667,000
P.0. Box 12159
Winston Salem, NC 27117-2159

Filko Cobra Inc.                  676,000     745,000     718,000       N/A
5480 North NW Highway
Chicago, IL 60630

Pennzoil Products Co.             539,000     538,000     843,000     817,000
700 Milam
Houston, TX 77002

Transportation Industries         524,000     576,000     702,000     392,000
P.0. Box 410
Buffalo, NY 14212

Clarke Manufacturing              501,000     482,000   1,268,000     804,000
71 East Indianola Avenue
Youngstown, OH 44507

                                    1 of 5

                                 SCHEDULE 4.24
                                 Net Purchases

                                                                      F/Y 1996
                                                                      through
Supplier's Name and Address      F/Y 1993    F/Y 1994   F/Y 1995   July 28, 1995
---------------------------      --------    --------   --------    ------------

Steel City Products               $491,000   $325,000     N/A           N/A
630 Alpha Drive, RIDC Park
Pittsburgh, PA 15238

American Specialty                 485,000    501,000   $743,000     $ 258,000
150 Engineers Road
Hauppauge, NY 11788

First Brands Corp.                 480,000    443,000      N/A         254,000
83 Wooster Heights Road
Danbury, CT 06813

Phillips Lighting                  477,000    526,000    580,000       473,000
200 Franklin Square Drive
Somerset, NJ 08873

Citgo Petroleum Corp.              472,000    424,000    572,000       509,000
6100 South Yale Avenue
Tulsa, OK 74136

Rubber Queen Products              424,000    541,000    649,000         N/A
299 Cramer Creek Court
Dublin, OH 43017

Walker Manufacturing               373,000    488,000    687,000       233,000
1201 Michigan Boulevard
Racine, WI 53402

Texaco Refining Marketing          364,000      N/A        N/A         351,000
1111 Bagby
Houston, TX 77022

                                    2 of 5

                                 SCHEDULE 4.24
                                 Net Purchases

                                                                     F/Y 1996
                                                                      through
Supplier's Name and Address      F/Y 1993    F/Y 1994   F/Y 1995   July 28, 1995
---------------------------      --------    --------   --------    ------------

Edelmann                         $339,000    $446,000     N/A            N/A
Division of Stant Corp.
425 Commerce Drive
Richmond, IN 47374

Maremont Corp.                    336,000     407,000   $682,000         N/A
2400 Industrial Park Boulevard
Loudon, TN 37774

GM Service Parts                  331,000       N/A       N/A            N/A
AC Delco
3031 West Grand Boulevard
Detroit, MI 48202

Clean All Products                293,000       N/A       N/A            N/A
838 Erie Boulevard West
Syracuse, NY 13204

Cardone Industries                  N/A       365,000     N/A            N/A
5670 Rising Sun Avenue
Philadelphia, PA 19120

Buffalo Tool Corp.                  N/A       356,000     N/A            N/A
1111 NORTH BROADWAY
St. Louis, M0 63012

Old World Automotive                N/A       333,000    721,000         N/A
4065 Commercial Avenue
Nortbrook, Il 60062

Go Dan Industries                   N/A         N/A      536,000         N/A
100 Gando Drive
New Haven, CT 06513

                                     3 of 5

                                 SCHEDULE 4.24
                                 Net Purchases

                                                                     F/Y 1996
                                                                      through
Supplier's Name and Address      F/Y 1993    F/Y 1994   F/Y 1995   July 28, 1995
---------------------------      --------    --------   --------    ------------

Trico Products Corp.                 N/A        N/A      $536,000     $238,000
Division of Stant Corp.
425 Commerce Drive
Richmond, IN 47374

Plastikote Company, Inc.             N/A        N/A       522,000        N/A
1000 Lake Road
Medina, OH 44256

Sun Company (Sunoco)                 N/A        N/A       475,000      288,000
10 Penn Center
1801 Market Street, 22nd Floor
Philadelphia, PA 19103

Krizman International Inc.           N/A        N/A       435,000        N/A
P.O. BOX 390
1241 East 12th Street
Mishawaka, IN 46544

Wells Manufacturing                  N/A        N/A         N/A        411,000
26 South Brooke Street, P.O. Box 70
Fond du Lac, WI 54936-0070

Armor All Products                   N/A        N/A         N/A        306,000
6 Liberty
Aliso Viejo, CA 92656

Witco                                N/A        N/A         N/A        265,000
Kendall Division
77 North Kendall Avenue
Bradford, PA 16701

                                     4 of 5

                                 SCHEDULE 4.24
                                 Net Purchases

                                                                     F/Y 1996
                                                                      through
Supplier's Name and Address      F/Y 1993    F/Y 1994   F/Y 1995   July 28, 1995
---------------------------      --------    --------   --------    ------------

Universal Brake Parts              N/A         N/A         N/A         $241,000
3350 North Kedzie Avenue
Chicago, IL 60618

Quaker State Corp.                 N/A         N/A         N/A          240,000
255 Elm Street
Oil City, PA 16301

                                     5 of 5

                               SCHEDULE 4.25(f)

1. Parent is a party to an Agreement of Purchase and Sale with National Auto Stores, Corp., The Whitlock Corporation and WSR Corporation dated May 6, 1994, which contains representations, warranties, covenants and indemnifications relating to violations of Environmental Laws.

                                 SCHEDULE 4.26


1. Stores #842, #869 and #871 do not have bathroom facilities on the first floor. As a result, these stores will not be in compliance with the ADA in the event a disabled person is hired to work at any such store or a material modification is made at any such store.

                          SCHEDULE 8.2
             STORE LEASES FOR WHICH CONSENTS ARE REQUIRED

   801  -    Central Avenue, Albany
   802  -    West Genesee Street, Syracuse
   803  -    Northern Lights, North Syracuse
   804  -    Second Avenue, Watervliet
   806  -    Queensbury
   810  -    Niagara & Ontario Plaza, Buffalo
   811  -    Troy
   812  -    Riverside Plaza, Cortland
   813  -    New Hartford
   814  -    Colonie
   815  -    Delaware Avenue, Albany
   816  -    Canandaigua
   817  -    Route 104, Oswego
   818  -    Black River Boulevard, Rome
   819  -    Rotterdam
   820  -    Watertown
   821  -    Massena
   822  -    Newark
   823  -    Glenwood Avenue, Binghamton
   824  -    Kimbrook Village Square, Clay
   825  -    Oneida
   826  -    4727 South Salina Street, Syracuse
   827  -    Lakewood
   828  -    Ogdensburg
   830  -    Malone
   831  -    Horseheads
   832  -    Vestal
   833  -    Plattsburgh
   835  -    Middletown
   837  -    Pringle
   838  -    Hazleton
   839  -    Wysox
   841  -    Lockport
   842  -    Erie Boulevard West, Rome
   844  -    Whitesboro
   845  -    Westvale Plaza, Syracuse
   846  -    4141 South Salina Street, Syracuse
   847  -    Teall Avenue, Syracuse
   848  -    East Circle Drive, Clay
   850  -    State Street, Binghamton
   851  -    North Main Street, Binghamton
   853  -    Elmira
   856  -    Endwell
   857  -    Chili Avenue, Rochester
   858  -    Penfield Road, Rochester
   860  -    Ridge Road, Rochester
   861  -    West Henrietta Road, Rochester
   862  -    Tonawanda
   863  -    McKinley Parkway, Buffalo
   865  -    Niagara Falls
   867  -    Cheektowaga

                                     1 of 2

                          SCHEDULE 8.2
             STORE LEASES FOR WHICH CONSENTS ARE REQUIRED

  868  -    West Seneca
  869  -    Delaware Avenue, Buffalo
  870  -    Peach Street, Erie
  871  -    West 12th Street, Erie
  872  -    Harborcreek Township, Erie
  873  -    Edwardsville
  874  -    Monroe Avenue, Rochester
  875  -    Wind Gap
  876  -    Scranton
  877  -    Kingston
  878  -    East Stroudsburg
  879  -    North Warren
  880  -    Hornell
  883  -    Ithaca


                                     2 of 2

                                 EXHIBIT 6.5(c)
                     PERSONS ENTITLED TO SEVERANCE PAYMENTS



Keon Kellogg

Alan Cracraft

John Braren

John Bauersfeld

Martin Skahen

Craig Keefer

Joseph Sterbank

Francis R. Miller

Francis J. Miller

Gordon Shrader

Joseph Boisclair

William Ellison

Peter Markham

                                Schedule 6.5(f)

                                   Employees

None

                                                                       EXHIBIT A
                                                                       ---------

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:


------------------------------

------------------------------

------------------------------

------------------------------

------------------------------

--------------------------------------------------------------------------------

                             FORM OF WARRANTY DEED

--------------------------------------------------------------------------------

         For the consideration of Ten Dollars, and other valuable considerations, WHEELS DISCOUNT AUTO SUPPLY, INC., a New York Corporation, the Grantor, hereby conveys to WESTERN AUTO SUPPLY COMPANY, a Delaware corporation, the Grantee, the following real property situated in Tioga County, New York, together with all rights and privileges appurtenant thereto, to wit:

See Schedule A Description attached hereto and made a part hereof.

TOGETHER with the appurtenances and all the estate and rights of the grantor in and to said premises.

TO HAVE AND TO HOLD the premises herein granted unto the grantee, the heirs or successors and assigns of the grantee forever AND the grantor covenants as follows:

FIRST The grantee shall quietly enjoy the said premises;

SECOND The grantor will forever warrant the title to said premises;

This deed is subject to the trust provisions of Section 13 of the Lien Law. The word "grantor" and "grantee" shall be construed to read in the plural whenever the sense of this deed so requires.

IN WITNESS WHEREOF, the Grantor has executed this Warranty Deed as of the 20th day of October, 1995.

                                              Wheels Discount Auto Supply, Inc.


                                              By:
                                                 ------------------------------
                                                    Title:



STATE OF         )
                 )   ss.
COUNTY OF        )

         On the__________of_______________________, 1995, before me personally came_____________________________________, to me known, who, being by me duly sworn, did depose and say that he resides at_________________________________: that he is the_______________________________of Wheels Discount Auto Supply, Inc., described in and which executed the above instrument, and that he signed his name thereto by order of the board of directors of the aforesaid corporation.

                                    ---------------------------------------
                                                  Notary Public

My Commission Expires:


----------------------------------

                             SCHEDULE A DESCRIPTION
                             ----------------------
Parcel I

ALL THAT TRACT OR PARCEL OF LAND, situate in the Village of Waverly, County of Tioga, and State of New York bounded and described as follows: Commencing at a point in the south line of Broad Street Forty (40) feet westerly from the west line of Pennsylvania Avenue; thence running westerly along the south line of Broad Street sixty (60) feet to a corner; thence southerly and at right angles with the said last mentioned street to the north line of the lands of the Erie Railroad Company; thence easterly and along said Railroad Company's north line sixty (60) feet to a corner; thence northerly at right angles with Broad Street to the place of beginning; this includes land to the center of said street.

Parcel II

ALSO, ALL THAT TRACT OR PARCEL OF LAND situate in the Village of Waverly, Town of Barton, County of Tioga and State of New York, bounded and described as follows: Beginning at a point in the center of Broad Street forty (40) feet westerly from the west line of Pennsylvania Avenue, thence southerly at a right angle with Broad Street and along the easterly line of property owned by Dean Phipps Realty Corporation and described in Tioga County Deed Book No. 225, page 439, to the north line of property owned by the New York, Lake Erie and Western Railway; thence easterly along the north line of said Railway property forty
(40) feet to the west line of Pennsylvania Avenue; thence northerly along the west line of Pennsylvania Avenue and parallel with the first described line to the center line of Broad Street; thence westerly along the center line of Broad Street forty (40) feet to the place of beginning. Also to include the land on Pennsylvania Avenue extending to the center of said Avenue.

Parcel III

ALL THAT TRACT OR PARCEL OF LAND, situate in the Village of Waverly, Town of Barton, County of Tioga and State of New York, bounded and described as follows:
COMMENCING in the center line of Broad Street at the point of intersection with the east line of Pennsylvania Avenue extended, which said point is the northwest corner of premises conveyed from Florence B. Schrier to The Cargon Realty Co., Inc. by deed recorded November 21, 1966, in Tioga County of Deed Liber 329, at page 325; running thence westerly along the center line of Broad Street to its intersection with the easterly line of premises conveyed to Dean Phipps Realty Corporation by deed from Virginia Purdy and Elizabeth Purdy Martin, dated August 14, 1957; running thence southerly along the east line of the said Dean Phipps Realty Corporation premises to the north line of property of the Erie-Lackawanna Railroad Company (formerly New York, Lake Erie & Western Railway); running thence easterly along the north line of the Railroad Company's premises to the southwest corner of the aforesaid premises to The Cargon Realty Co., Inc.; running thence northerly along the west line of the said The Cargon Realty Co., Inc. premises to the center of Broad Street, the point and place of beginning.

Also being more specifically described in accordance with a survey for WSR Corporation by Scott E. Edsail dated May 16, 1994 as Job No. 94035 as follows:

PARCEL A

BEGINNING at an existing 7/8" pipe at the intersection of the easterly boundary of former Pennsylvania Ave. and the respected south line of Broad Street. THENCE S 0 degree 14' 15" W, 75.95 feet along lands of Borer as recorded in book 490 of deeds at page 307 and passing through an existing 7/8" pipe at 75.79 feet to a point in the north line of lands of Conrail as recorded in book 384 of deeds at page 424. THENCE N 89 degree 40' 17" W, 155.28 feet along the lands of said Conrail to a point at the conjunction of the westerly wall of a one story frame building on the east and a brick building on the west. THENCE N 0 degree 30' 00" E, 75.51 feet along said wall conjunction to a point in the respected south line of Broad Street. THENCE S 89 degree 49' 55" E, 154.94 feet along the respected south line of Broad Street to the Point of Beginning. CONTAINING 0.270 acre of land as shown as Parcel A.

PARCEL B

BEGINNING at an existing 7/B" pipe at the intersection of the easterly boundary of former Pennsylvania Ave. and the respected south line of Broad Street. THENCE N. 89 degree 49' 55" W, 154.94 feet along the respected south line of Broad Street to a point at the conjunction of the westerly wall of a one story frame building on the east. THENCE N 0 degree 30' 00" E, 32.64 feet to a point in the centerline of Broad Street. THENCE S 89 degree 35' 19" E, 154.79 feet along the centerline of Broad Street to a point. THENCE S O degree 14' 15" W,
31.98 feet to the Point of Beginning. CONTAINING 0.115 acre of land as shown as Parcel B.

                                                                       EXHIBIT B
                                                                       ---------

                             FORM OF BILL OF SALE

         This is a Bill of Sale from Fay's Incorporated, a New York corporation, and Wheels Discount Auto Supply, Inc., a New York corporation (the "Sellers"), each with central offices located at 7245 Henry Clay Boulevard, Liverpool, New York 13088-3571, to Western Auto Supply Company, a Delaware corporation (the "Purchaser"), with central offices located at 2107 Grand Avenue, Kansas City, Missouri 64108, pursuant to the Asset Purchase Agreement, dated as of October 20, 1995 between Sellers and Purchaser (the "Agreement").

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers hereby sell, assign, transfer, convey, deliver and contribute to Purchaser, its successors and assigns, to have and to hold forever, all of their rights, title and interest in and to the Assets (as such term is defined in the Agreement) of the Sellers, free and clear of all mortgages, pledges, liens, leases, charges, encumbrances and adverse claims of any kind and character other than those set forth in the Agreement or the Schedules and Exhibits thereto.

         Sellers hereby covenant with Purchaser, its successors and assigns, that Sellers are the lawful owners of the Assets and have good right to sell the Assets, and will warrant and defend the Assets against all lawful claims and demands whatsoever.

         From and after the Closing Date (as defined in the Agreement) upon request of Purchaser, Sellers shall duly execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to convey to and vest in Purchaser and protect its rights, title and interest in enjoyment of all the Assets of the Sellers and as may be appropriate or otherwise to carry out the transactions contemplated by the Agreement and this Bill of Sale.

         IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have duly executed and delivered this Bill of Sale as of this 20th day of October, 1995.

                                      FAY'S INCORPORATED
Attest:

                                      By:
--------------------------------         --------------------------------
                                           Title:

                                      WHEELS DISCOUNT AUTO SUPPLY, INC.
Attest:

                                      By:
--------------------------------         --------------------------------
                                           Title:

                                                                       EXHIBIT C
                                                                       ---------

                  FORM OF ESTOPPEL CERTIFICATE
                  ----------------------------

To:    * LANDLORD         ("Lessor")
       * ADDRESS
       * ADDRESS

From:  Fay's Incorporated ("Lessee")
       7245 Henry Clay Boulevard
       Liverpool, New York.

Re:    Wheels Discount Auto Supply Store #______
       * ADDRESS
       * ADDRESS

       Lease dated *DATE by and between___________________and
       _______________("Lease")

    The undersigned, Lessor under the above-captioned Lease, makes the following representations to Western Auto Supply Company ("Western") in connection with a proposed assignment of the Lease to Western, as follows:

    1. Lessee is in possession and occupancy of the premises demised by the Lease.

    2. The Lease is in full force and effect as of the date hereof.

    3. Lessee is not in default in the performance of the terms and conditions of the Lease.

    4. Minimum annual rent has been paid by Lessee in accordance with the terms of the Lease up to and including_______________, 19__.

    5. As of the date hereof, other charges required to be paid under the terms of the Lease have been paid by Lessee.

    6. The Lease, and all modifications and amendments thereto, are identified as follows:

       Date of Lease:
       Modification and Amendments Dated:

                           Very truly yours,
                           *LESSOR*


                           By:
                           --------------------------------

                                     Name:
                                     Title:

                                                                       EXHIBIT D
                                                                       ---------

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

------------------------------
------------------------------
------------------------------
------------------------------
------------------------------

                          FORM OF ASSIGNMENT OF LEASE
                          ---------------------------

         THIS ASSIGNMENT, made and entered into this 20th day of October, 1995 by and between FAY'S INCORPORATED, a New York corporation having offices located at 7245 Henry Clay Boulevard, Liverpool, New York 13088 (hereinafter referred to as "Assignor") and WESTERN AUTO SUPPLY COMPANY, a Delaware corporation with its principal office located at 2107 Grand Avenue, Kansas City, Missouri 64108 (hereinafter referred to as "Assignee").

                                  WITNESSETH:
                                  ----------

         WHEREAS, Assignor, as tenant, and_________________, as landlord, entered into an Agreement of Lease dated______________for the lease of the premises located at__________________________________(the "Lease").

         WHEREAS, Assignor, Assignee and Wheels Discount Auto Supply, Inc., a New York corporation, have entered into an Asset Purchase Agreement dated October 20, 1995 (the "Asset Purchase Agreement"); and

         WHEREAS, pursuant to the terms of the Asset Purchase Agreement, Assignor and Assignee are required to execute and deliver an agreement by Assignor to assign the

Lease.

         NOW, THEREFORE, intending to be legally bound hereby, and in consideration of the promises and mutual covenants herein contained, the parties do hereby agree as follows:

         1. Assignor does hereby grant, convey, transfer and assign unto said Assignee all of Assignor's leasehold estate and right, title and interest in and to the Lease, including all amendments, modifications and extensions thereof.

         TO HAVE AND TO HOLD the same unto the Assignee said leasehold estate and all of the aforesaid rights, titles and interests from and after the Effective Date (as hereinafter defined) for all of the remainder of the term of said Lease, and any renewal or extended term or terms thereof.

         2. Assignor covenants and warrants to indemnify and hold Assignee harmless as to all claims or obligations which have accrued under the Lease prior to the Effective Date.

         3. Assignee hereby assumes and agrees to perform and observe all the undertakings, obligations and covenants to be performed or observed from and after the Effective Date by the tenant under the Lease and any amendments or
modifications thereto.   Assignee agrees further to indemnify Assignor and hold
Assignor harmless with respect to any claim against Assignor, or any expense or liability which Assignor may incur as a result of a breach or default by Assignee under the Lease and any amendments or modifications thereto accruing on and after the Effective Date.

         4. This Assignment shall be effective as of October 20, 1995 (the "Effective Date").

         IN WITNESS WHEREOF, the parties have executed these presents the day and year first written above.

                                ASSIGNOR:
                                FAY'S INCORPORATED

(Corporate Seal)                By:
                                    -----------------------------------


                                ASSIGNEE:
                                WESTERN AUTO SUPPLY COMPANY

(Corporate Seal)
                                By:
                                    -----------------------------------

STATE OF NEW YORK     )
                      ) SS.:
COUNTY OF ONONDAGA    )

         On this__________day of_______________________1995, before me personally came___________________________, to me known who, being by me duly sworn, did depose and say that he resides at_____________________;
that he is the___________________________of FAY'S INCORPORATED, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was affixed by order of the board of directors of said corporation; and that he signed his name thereto by like order.


                                 ---------------------------------------
                                 Notary Public

STATE OF    )
            ) SS.:
COUNTY OF   )

     On this_________day of______________, 1995, before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say that he resides in____________________________, that he is the ____________________of WESTERN AUTO SUPPLY COMPANY, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation; and that he signed his name thereto by like order.


                                 -------------------------------------
                                 Notary Public

                                                            EXHIBIT E
                                                            ---------

                FORM OF ASSIGNMENT OF CONTRACT RIGHTS AGREEMENT
        ASSIGNMENT OF CONTRACT RIGHTS AGREEMENT, dated as of October 20, 1995, between Fay's Incorporated, a New York corporation, Wheels Discount Auto Supply, Inc. ("Wheels"), a New York corporation (collectively, the "Sellers"), each with central offices located at 7245 Henry Clay Boulevard, Liverpool, New York 13088-3571, and Western Auto Supply Company, a Delaware corporation (the "Purchaser"), with central offices located at 2107 Grand Avenue, Kansas City, Missouri 64108.

                             W I T N E S S E T H:
                             - - - - - - - - - -

         WHEREAS, the Sellers and Purchaser have entered into an Asset Purchase Agreement, dated October 20, 1995 (the "Agreement"), providing, among other things, for the sale by the Sellers to Purchaser of the Assets (as such term is defined in the Agreement) of Sellers as such Assets relate to the Business (as such term is defined in the Agreement), including certain Contract Rights (as such term is defined in the Agreement);

         WHEREAS, the execution and delivery of this Assignment of Contract Rights Agreement by the Sellers and Purchaser is a condition to the obligation of the parties to sell and purchase the Assets, including the Contract Rights, pursuant to the Agreement; and

         WHEREAS, the closing of the sale and purchase of the Assets, including the Contract Rights, is taking place simultaneously with the execution and delivery of this Assignment of Contract Rights Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:

      1.  Capitalized Terms.  Capitalized terms used but not defined herein
          -----------------
shall have the respective meanings set forth in the Agreement.

      2.  Assignment.  The Sellers hereby assign, transfer and convey to
          ----------
Purchaser, subject to the terms and conditions contained in the Agreement, on and as of the date hereof, all of Sellers' right, title and interest in, to and under each of the Contract Rights with all rights, powers, privileges and obligations of the Sellers thereunder.

      3. Assumption of Liabilities.  Subject to Section 2.2 of the Agreement,
         -------------------------

Purchaser hereby assumes and agrees to satisfy, perform, pay and discharge all of the Assumed Liabilities regarding the Contract Rights.

      4.  Miscellaneous.  This Assignment of Contract Rights Agreement shall
          -------------
inure to the benefit of, and be enforceable against, each of the Sellers, the Purchaser and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Assignment and Assumption Agreement on the date first above written.

                                         FAY'S INCORPORATED

Attest:
                                         By:
                                            -------------------------------
                                            Name:

-------------------------------

                                         WHEELS DISCOUNT AUTO SUPPLY, INC.

Attest:
                                         By:
                                            -------------------------------
                                            Name:

-------------------------------


                                         WESTERN AUTO SUPPLY COMPANY

Attest:
                                        By:
                                            -------------------------------
                                            Name:

-------------------------------

                                                     EXHIBIT F
                                                     ---------

              FORM OF ASSIGNMENT OF PROPRIETARY RIGHTS AGREEMENT

         ASSIGNMENT OF PROPRIETARY RIGHTS AGREEMENT, dated as of
October 20, 1995, between Fay's Incorporated, a New York corporation, Wheels Discount Auto Supply, Inc. ("Wheels"), a New York corporation (collectively, the "Sellers"), each with central offices located at 7245 Henry Clay Boulevard, Liverpool, New York 13088-3571, and Western Auto Supply Company, a Delaware corporation (the "Purchaser"), with central offices located at 2107 Grand Avenue, Kansas City, Missouri 64108.

                             W I T N E S S E T H:
                             - - - - - - - - - -

         WHEREAS, the Sellers and Purchaser have entered into an Asset Purchase Agreement, dated October 20, 1995 (the "Agreement"), providing, among other things, for the sale by the Sellers to Purchaser of the Assets (as such term is defined in the Agreement) of Sellers as such Assets relate to the Business (as such term is defined in the Agreement), including certain Proprietary Rights (as such term is defined in the Agreement);

         WHEREAS, the execution and delivery of this Assignment of Proprietary Rights Agreement by the Sellers and Purchaser is a condition to the obligation of the parties to sell and purchase the Assets, including the Proprietary Rights, pursuant to the Agreement; and

         WHEREAS, the closing of the sale and purchase of the Assets, including the Proprietary Rights, is taking place simultaneously with the execution and delivery of this Assignment of Proprietary Rights Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:

         1.  Capitalized Terms.  Capitalized terms used but not defined herein
             -----------------
shall have the respective meanings set forth in the Agreement.

         2.  Assignment.  The Sellers hereby assign, transfer and convey to
             ----------
Purchaser, subject to the terms and conditions contained in the Agreement, on and as of the date hereof, all of Sellers' right, title and interest in, to and under each of the Proprietary Rights which are assignable and which are listed on Schedule 4.16 of the Agreement, with all rights, powers, privileges and obligations of the Sellers thereunder, including without limitation, computer software for which consents, permits or licenses are not required and copyright notices with respect to all promotional materials relating to the Business.

         3.  Miscellaneous.  This Assignment of Proprietary Rights Agreement
             -------------
shall inure to the benefit of, and be enforceable against, each of the Sellers, the Purchaser and their respective successors and assigns.

         IN WITNESS WHEREOF, the par-ties have duly executed and delivered this Assignment and Assumption Agreement on the date first above written.

                                        FAY'S INCORPORATED

Attest:
                                        By:
                                            -------------------------------
                                              Name:

-------------------------------


                                        WHEELS DISCOUNT AUTO SUPPLY, INC.

Attest:
                                        By:
                                            -------------------------------
                                              Name:

-------------------------------

                                        WESTERN AUTO SUPPLY COMPANY

Attest:
                                        By:
                                            -------------------------------
                                              Name:

-------------------------------

Mark: 1. JUST CAN'T GET ALONG WITHOUT MY WHEELS
      2. WHEELS DISCOUNT AUTO SUPPLY STORE

U.S. Registration No.:  1. 1,851,789
                        2. 1,395,360

                           ASSIGNMENT OF REGISTRATION
                           --------------------------

    WHEREAS, Fay's Incorporated ("Fay's"), a corporation organized under the laws of New York, having an address of 7245 Henry Clay Boulevard, Liverpool, N.Y. 13088, has adopted, used, and is using the following marks which are registered in the United States Patent and Trademark Office:

MARK                                         U.S. REGISTRATION No.

1. Just Can't Get Along Without My Wheels   1,851,789
2. Wheels Discount Auto Supply Store         1,395,360

    WHEREAS Western Auto Supply Company ("Western"), a corporation organized under the laws of Delaware, having an address of 2107 Grand Avenue, Kansas City, Missouri 64108, is desirous of acquiring said marks and the registrations therefor:

    NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, said Fay's does hereby assign unto the said Western and Western does hereby assume all right, title, and interest in and to the said marks, together with the goodwill of the business symbolized by the marks, and the above-identified registrations thereof.

                               Fay's Incorporated

                                By:
                                     ---------------------------------
                               Title:
                                     ---------------------------------

                               Western Auto Supply Company

                                By:
                                     ---------------------------------
                               Title:
                                     ---------------------------------

State of       )
               )    ss.
County of      )

     Before me this________day of___________19__, personally appeared ________________, to me personally known to be the person described in and who executed the above instrument, and who acknowledged to me that he executed the same of his own free will for the purposes therein set forth.


                                        ------------------------------
                                                Notary Public

AFFIX SEAL

My commission expires:

                      RECORDATION FORM COVER SHEET   U.S. DEPARTMENT OF COMMERCE
                                                     PATENT AND TRADEMARK OFFICE

                                TRADEMARKS ONLY

--------------------------------------------------------------------------------

  To the Honorable Commissioner of Patents and Trademarks: Please record the original documents or copy thereof.

1.  Name of conveying party(ies):

    [_] Individual(s)                     [_] Association

    [_] General Partnership                [_] Limited Partnership

    [_] Corporation-State

    [_] Other______________________________________

    Additional name(s) of conveying party(ies) attached?

    [_] Yes  [_] No

    _______________________________________________

2.  Name and address of receiving party(ies):

    Name:__________________________________________

    Internal Address:______________________________

    Street Address:________________________________

    City:_______________State:__________ZIP:_______

    [_] Individual(s) citizenship_________________

    [_] Association________________________________

    [_] General Partnership________________________

    [_] Limited Partnership________________________

    [_] Corporation-State__________________________

    [_] Other______________________________________

If assignee is not domiciled in the United States, a domestic

representative designation is attached:      [_] Yes  [_] No
(Designations must be a separate document from assignment)

Additional name(s) & address(es) attached?   [_] Yes  [_] No

4.  Application number(s) or registration number(s):

    A. Trademark Application No.(s)        B. Trademark registration No.(s)

                 Additional numbers attached? [_] Yes  [_] No

5. Name and address of party to whom correspondence concerning a document should be mailed:

    Name:____________________________________________

    Internal Address:________________________________

    _________________________________________________

    _________________________________________________

    Street Address:

    _________________________________________________


    City:____________________State:_______ZIP:_______


6.  Total number of applications and registrations involved:
    .........[_]


7.  Total fee (37 CFR 3.41):.........$_______________

    [_] Enclosed

    [_] Authorized to be charged to deposit account


8.  Deposit Account number:

    _________________________________________________

(Attach duplicate copy of this page if paying by deposit account)

--------------------------------------------------------------------------------

                        DO NOT USE THIS SPACE

--------------------------------------------------------------------------------

9.  Statement and signature.
    To the best of my knowledge and belief, the foregoing information is true and correct and any attached copy is a true copy of the original document.


    -----------------------   ----------------------   ----------------------
    Name of Person Signing           Signature                 Date

                             Total number of pages comprising cover sheet: [_]

--------------------------------------------------------------------------------

                          Do not detach this portion

Mail documents to be recorded with required cover sheet information to:

            Commissioner of Patents and Trademarks
            Box Assignments
            Washington, D.C. 20231

Public burden reporting for this sample cover sheet is estimated to average about 30 minutes per document to be recorded. Including time for reviewing the document and gathering the data needed, and completing and reviewing the
sample cover sheet.   Send comments regarding this burden estimate to the U.S.
Patent and Trademark Office, Office of Information Systems, PK21OOOC, Washington, D.C. 20231, and to the Office of Management and Budget, Paperwork Reduction Project (0651-0011), Washington, D.C. 20503.

--------------------------------------------------------------------------------

                                                     EXHIBIT G
                                                     ---------

           PERSONS ENTITLED TO SEVERANCE PAYMENTS

Keon Kellogg

Alan Cracraft

John Braren

John Bauersfeld

Martin Skahen

Craig Keefer

Joseph Sterbank

Francis R. Miller

Francis J. Miller

Gordon Shrader

Joseph Boisclair

William Ellison

Peter Markham

                                                     EXHIBIT H
                                                     ---------


                       OFFICERS OF BUYER

Paul A. Baffico

John R. Leach

Phillip D. Cargill

Leo D. Carney

Patrick W. Semegen

James F. Wright

Jeffrey B. Conner

                                                                  EXHIBIT I
                                                                  ---------



                    [FORM OF OPINION OF BUYER'S COUNSEL/L&W]



                                 _______, 1995



Fay's Incorporated
7245 Henry Clay Boulevard
Liverpool, New York 13088

Ladies and Gentlemen:

         We have acted as special counsel to Western Auto Supply Company, a Delaware corporation ("Buyer"), in connection with the transactions contemplated by the Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of October 20, 1995 by and among Wheels Discount Auto Supply, Inc., a New York corporation ("Company"), and Fay's Incorporated, a New York corporation ("Parent") and Buyer. This opinion is being delivered pursuant to Section 7.4 of the Asset Purchase Agreement. All terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

         We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of rendering this opinion. We have also obtained and relied upon such certificates and assurances of officers of Buyer with respect to certain factual matters and such certificates and assurances from public officials as we have deemed necessary or appropriate for the purposes of rendering this opinion.

         We are opining herein as to the effect on the subject transactions of only the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the Federal Statutes of the United States of America, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

         On the basis of and subject to the foregoing and in reliance thereon, we are of the opinion that, as of the date hereof:

         Each of the Asset Purchase Agreement and the Ancillary Agreements is the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors' rights generally, general principles of equity (whether considered in an action at law or in equity), or the discretion of the court before which any proceeding therefor may be brought.

         In rendering our opinion, we have assumed that the Asset Purchase Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by the parties thereto other than Buyer and that the signatures (other than those on behalf of Buyer) on all documents examined by us are genuine, assumptions which we have not independently verified; that each of the Asset Purchase Agreement and the Ancillary Agreements constitutes a valid and binding obligation of Parent and Company enforceable against each of them in accordance with its respective terms; and that each of Parent and Company has the requisite corporate power to execute the Asset Purchase Agreement and the Ancillary Agreements and to perform its respective obligations thereunder.

         This opinion is furnished by us as counsel for Buyer to you as the Parent and Company under the Asset Purchase Agreement, and is solely for your benefit in connection with the above transactions, and is not to be relied upon by you for any other purpose, or furnished to, circulated or relied upon by any other person, firm or corporation for any other purpose without our express written consent.

                               Very truly yours,

                                                                EXHIBIT I
                                                                ---------



               [FORM OF OPINION OF BUYER'S COUNSEL/WESTERN AUTO]



                                 _______, 1995



Fay's Incorporated
7245 Henry Clay Boulevard
Liverpool, New York 13088

Ladies and Gentlemen:

         I am Vice President, Secretary and General Counsel to Western Auto Supply Company, a Delaware corporation ("Buyer"), in connection with the transactions contemplated by the Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of October 20, 1995 by and among Wheels Discount Auto Supply, Inc., a New York corporation ("Company"), and Fay's Incorporated, a New York corporation ("Parent") and Buyer. This opinion is being delivered pursuant to Section 7.4 of the Asset Purchase Agreement. All terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

         I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of rendering this opinion. I have also obtained and relied upon such certificates and assurances of officers of Buyer with respect to certain factual matters and such certificates and assurances from public officials as I have deemed necessary or appropriate for the purposes of rendering this opinion.

         I am opining herein as to the effect on the subject transactions of only the General Corporation Law of the State of Delaware and the Federal Statutes of the United States of America, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

         On the basis of and subject to the foregoing and in reliance thereon, I am of the opinion that, as of the date hereof:

         (i) Buyer is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware and has Full corporate power to conduct its business as it is presently being conducted. Buyer has the corporate power to execute and deliver the Asset Purchase Agreement and the Ancillary Agreements and to consummate the transactions contemplated thereby, and all requisite corporate action has been taken by Buyer to authorize the execution, delivery and performance of the Asset Purchase Agreement and the Ancillary Agreements;

         (ii) Each of the Asset Purchase Agreement and the Ancillary Agreements has been duly executed and delivered by Buyer;

         (iii) Neither the execution and delivery of the Asset Purchase Agreement and the Ancillary Agreements nor the consummation of the transactions contemplated thereby will (a) result in any violation of the provisions of the charter or other organizational document or bylaws of Buyer, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of Buyer's assets under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which Buyer is a party, or (c) to the best of my knowledge, result in any violation by Buyer of any statute, order, rule, regulation, ordinance, code, judgment, writ, injunction, decree or award.

         In rendering my opinion, I have assumed that the Asset Purchase Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by the parties thereto other than Buyer and that the signatures (other than those on behalf of Buyer) on all documents examined by me are genuine, assumptions which I have not independently verified; that each of the Asset Purchase Agreement and the Ancillary Agreements constitutes a valid and binding obligation of Parent and Company enforceable against each of them in accordance with its respective terms; and that each of Parent and Company has the requisite corporate power to execute the Asset Purchase Agreement and the Ancillary Agreements and to perform its respective obligations thereunder.

         This opinion is furnished by me as Vice President, Secretary and General Counsel for Buyer to you as the Parent and Company under the Asset Purchase Agreement, and is solely for your benefit in connection with the above transactions, and is not to be relied upon by you for any other purpose, or furnished to, circulated or relied upon by any other person, firm or corporation for any other purpose without my express written consent.

                               Very truly yours,

                                             EXHIBIT J
                                             ---------

               [FORM OF OPINION OF SELLER'S COUNSEL/BRYAN CAVE]



                                 _______, 1995



Western Auto Supply Company
2107 Grand Avenue
Kansas City, Missouri 64108

Ladies and Gentlemen:

         We have acted as General Counsel to Wheels Discount Auto Supply, Inc., a New York corporation ("Company") and Fay's Incorporated, a New York corporation ("Parent"), in connection with the transactions contemplated by the Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of October 20, 1995 by and among Company, Parent and Western Auto Supply Company, a Delaware corporation ("Buyer"). This opinion is being delivered pursuant to
Section 8.4 of the Asset Purchase Agreement. All terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

         We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of rendering this opinion. We have also obtained and relied upon such certificates and assurances of officers of Company and Parent with respect to certain factual matters and such certificates and assurances from public officials as we have deemed necessary or appropriate for the purposes of rendering this opinion.

         We are opining herein as to the effect on the subject transactions of only the laws of the State of New York, the General Corporation Law of the States of Delaware and Illinois and the Federal Statutes of the United States of America, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. With respect to the effect on the subject transactions of only the laws of the State of Illinois, we have requested, received and relied upon the opinion of Messrs. _________________, I a copy of which is annexed hereto.

         On the basis of and subject to the foregoing and in reliance thereon, we are of the opinion that, as of the date hereof:

Western Auto Supply Company
________________, 1995
Page 2


         Each of the Asset Purchase Agreement and the Ancillary Agreements has been duly executed and delivered by Parent and Company, and is the valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors' rights generally, general principles of equity (whether considered in an action at law or in equity), or the discretion of the court before which any proceeding therefor may be brought.

         In rendering our opinion, we have assumed that the Asset Purchase Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by the parties thereto other than Parent and Company and that the signatures (other than those on behalf of Parent and Company) on all documents examined by us are genuine, assumptions which we have not independently verified; that each of the Asset Purchase Agreement and the Ancillary Agreements constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its respective terms; and that Buyer has the requisite corporate power to execute the Asset Purchase Agreement and the Ancillary Agreements and to perform its obligations thereunder.

         The opinion is solely for the benefit of the Buyer hereof, and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or other person without our prior written consent. Other than the Buyer hereof, no person is entitled to rely on this opinion.

                               Very truly yours,

                                                                       EXHIBIT J
                                                                       ---------

                  [FORM OF OPINION OF SELLER'S COUNSEL/FAY'S]

                                 _______, 1995



Western Auto Supply Company
2107 Grand Avenue
Kansas City, Missouri 64108

Ladies and Gentlemen:

  I have acted as General Counsel to Wheels Discount Auto Supply, Inc., a New York corporation ("Company") and Fay's Incorporated, a New York corporation ("Parent"), in connection with the transactions contemplated by the Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of October 20, 1995 by and among Company, Parent and Western Auto Supply Company, a Delaware corporation ("Buyer"). This opinion is being delivered pursuant to Section 8.4 of the Asset Purchase Agreement. All terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

  I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of rendering this opinion. I have also obtained and relied upon such certificates and assurances of officers of Company and Parent with respect to certain factual matters and such certificates and assurances from public officials as I have deemed necessary or appropriate for the purposes of rendering this opinion.

  I am opining herein as to the effect on the subject transactions of only the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal Statutes of the United States of America, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

  On the basis of and subject to the foregoing and in reliance thereon, I am of the opinion that, as of the date hereof:

  (i) Parent is duly incorporated and validly existing as a corporation in good standing under the laws of the State of New York and has full corporate power to conduct its business as it is presently being conducted and to own and lease its properties and assets. Parent has the corporate power to execute and deliver the Asset Purchase Agreement

Western Auto Supply Company
_______________, 1995
Page 2


and the Ancillary Agreements and to consummate the transactions contemplated thereby, and all requisite corporate action has been taken by Parent to authorize the execution, delivery and performance of the Asset Purchase Agreement and the Ancillary Agreements by Parent;

          (ii) Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of New York and has full corporate power to conduct its business as it is presently being conducted. Company has the corporate power to execute and deliver the Asset Purchase Agreement and the Ancillary Agreements and to consummate the transactions contemplated thereby, and all requisite corporate action has been taken by Company to authorize the execution, delivery and performance of the Asset Purchase Agreement and the Ancillary Agreements by Company;

          (iii) Neither the execution and delivery of the Asset Purchase Agreement and the Ancillary Agreements by Parent and Company nor the consummation of the transactions contemplated thereby will (a) result in any violation of the provisions of the charter or other organizational document or bylaws of Parent or Company, (b) conflict with or result in a breach or default under any term or provision of any Contract, which breach or default would have a Material Adverse Effect, or prevent Parent or Company from consummating the transactions contemplated by the Asset Purchase Agreement and the Ancillary Agreements, or (c) to the best of our knowledge, result in any violation by Parent or Company of any statute, order, rule, regulation, ordinance, code, judgment, writ, injunction, decree or award;

          (iv) Seller has adopted, used and is using in commerce the Registered Trademarks "Just Can't Get Along Without My Wheels," and "Wheels Discount Auto Supply Store." Seller has assigned unto Buyer all of Seller's rights, title and interest in and to the above-mentioned Trademarks, together with the goodwill of the Business symbolized by such Trademarks;

          (v) To the best of my knowledge (after due investigation), there are no liens other than Permitted Encumbrances on any of the Assets to be transferred from Parent and Company to Buyer pursuant to the Asset Purchase Agreement.

          (vi) The twenty (20) Leases listed on Schedule 2.4(c) of the Asset Purchase Agreement (Leases for which Consents are not required) do not require Consents for assignment to Buyer.

         In rendering my opinion, I have assumed that the Asset Purchase Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by the parties thereto other than Parent and Company and that the signatures (other than those on behalf of Parent and Company) on all documents examined by us are genuine, assumptions which we have not independently verified; that each of the Asset Purchase Agreement and

Western Auto Supply Company
_______________, 1995
Page 3


the Ancillary Agreements constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its respective terms; and that Buyer has the requisite corporate power to execute the Asset Purchase Agreement and the Ancillary Agreements and to perform its obligations thereunder.

         The opinion is solely for the benefit of the Buyer hereof, and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or other person without my prior written consent. Other than the Buyer hereof, no person is entitled to rely on this opinion.

                               Very truly yours,

                                                                       EXHIBIT K
                                                                       ---------



            FORM OF TRANSITIONAL SERVICES AGREEMENT

         THIS TRANSITIONAL SERVICES AGREEMENT ("Agreement"), dated as of October 20, 1995, is entered into by and between FAY'S INCORPORATED, a New York corporation ("Fay's") and WESTERN AUTO SUPPLY COMPANY, a Delaware corporation ("Western Auto").

                                  WITNESSETH:
                                  -----------

         WHEREAS, as of the date hereof, Western Auto has acquired those certain assets of Fay's and WHEELS DISCOUNT AUTO SUPPLY, INC., a New York corporation (the "Asset Purchase") pursuant to the Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of October 20, 1995, by and among Fay's, WHEELS DISCOUNT AUTO SUPPLY, INC., a New York corporation ("Wheels") and Western Auto. All capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Asset Purchase Agreement; and

         WHEREAS, in connection with the Asset Purchase, Fay's has agreed to provide certain distribution and other transitional services to Western Auto.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the parties hereto, upon the terms and subject to the conditions contained herein, hereby agree as follows:

         1.  Availability of Distribution Center and Truck Fleet.  For the
             ---------------------------------------------------
period commencing the day following the Closing Date until the earlier of (i) the date specified in a written notice to Fay's; provided, however, that such notice shall not provide
                         --------  -------
for termination of the services provided hereunder until the expiration of 30 days from the date of the notice or (ii) 180 days from the Closing Date (the "Services Period"), Fay's will provide to Western Auto all facilities of its distribution center located at 4577 Buckley Road, Liverpool, New York 13088 currently used in the ordinary course of the Business (appropriately adjusted for seasonal variations) and that number of trucks currently used in the ordinary course of the Business (appropriately adjusted for seasonal variations); provided, however, that Western Auto will use such distribution
             --------  -------
center and trucks for substantially the same purposes and in substantially the same manner as Wheels had used the distribution center and trucks prior to the date hereof. The distribution and truck fleet service described herein shall be provided by employees of Fay's and/or Wheels and such employees shall not be deemed to be employees of Western Auto or any affiliate of Western Auto upon the termination of this service.

          (a) Variable Costs.  For the Services Period, Western Auto will pay to
              --------------
Fay's (i) 2.5% of the retail price of goods received at the distribution center used in the Business following the Closing Date (including goods returned to the distribution center from retail stores) and (ii) 2.5% of the retail price of goods delivered to the retail stores acquired by Western Auto pursuant to the
Asset Purchase Agreement from the distribution center.   These amounts will be
paid by Western Auto following receipt of an invoice, including supporting detail, as may be reasonably requested by Western Auto.

          (b) Fixed Costs.  For the Services Period, Western Auto will pay
              -----------
$12,000 per week for fixed costs incurred for distribution and fleet service following receipt of an invoice.

         2.  Administrative Offices.  For the Services Period, Fay's will
             ----------------------
provide to Western Auto office space located at 4577 Buckley Road, Liverpool, New York 13088 and office equipment as currently used by Wheels in the ordinary
course of the Business.   Western Auto will pay $2,700 per week for this
service. Employees involved in the provision of this service shall be employees of Western Auto.

         3.  Cooperation.  Fay's and Western Auto agree to cooperate in good
             ------------
faith in the provision of and request for services hereunder and agree to work cooperatively to meet their respective needs with respect to the transition of the business so as to minimize the disruption to the business of Fay's and to facilitate an orderly transition of these services to Western Auto.

         4.   Indemnification.
              ---------------

          (a) Western Auto hereby agrees to indemnify, defend and hold harmless Fay's from and against any and all Damages, including, without limitation, reasonable attorneys' fees, which may be incurred by Fay's as a result of any injury or other damage to any person or property caused by any employee or invitee of Western Auto during the Services Period.

          (b) Fay's hereby agrees to indemnify, defend and hold harmless Western Auto from and against any and all Damages, including, without limitation, reasonable attorneys' fees, which may be incurred by Western Auto as a result of any injury or other damage to any person or property caused by any employee or invitee of Fay's during the Services Period.

         5.  Assignment.  Neither this Agreement nor any of the rights or
             ----------
obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that Buyer may, without such consent, assign all such rights to any lender as collateral security and assign all such rights and obligations to a wholly-owned subsidiary (or a partnership controlled by Buyer) or subsidiaries of Buyer or to a successor in interest to Buyer which shall assume all obligations and Liabilities of Buyer under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

         6.  Notices; Transfer of Funds.  All notices, requests, demands and
             --------------------------
other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g.
                                                                         ----
Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

         If to Parent or Company, addressed to:

              Fay's Incorporated
              7245 Henry Clay Boulevard
              Liverpool, New York 13088
              Attention: Warren D. Wolfson, Esq.

         With a copy to:

              Bryan Cave LLP
              245 Park Avenue
              New York, New York 10167-0034
              Attention: Robert H. Altman, Esq.

         If to Buyer, addressed to:

              Western Auto Supply Co.
              2107 Grand Avenue
              Kansas City, Missouri 64108
              Attention: Patrick W. Semegen, Esq.

         With a copy to:

              Sears, Roebuck and Co.
              3333 Beverly Road
              Hoffman Estates, Illinois 60179
              Attention: David W. Raymond, Esq.

         With a copy to:

              Latham & Watkins
              Sears Tower, Suite 5800
              Chicago, Illinois 60606
              Attention: Michael D. Levin, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

         Payments to be made to Seller hereunder shall be made by wire transferred funds to be delivered to Seller's account number 550005544 at Chemical Bank, New York,

New York (ABA No. 021000128) or to such other account or place as Seller may designate by written notice as provided herein. Payments to be made to Buyer hereunder shall be made by wire transferred funds to be delivered to Buyer's account number 341010100006106 at Boatmen's First National Bank of Kansas City (ABA No. 101000035) or to such other account or place as Buyer may designate by written notice as provided herein.

         7.  Choice of Law.  This Agreement shall be construed, interpreted and
             -------------
the rights of the parties determined in accordance with the internal laws of the State of Illinois (without reference to the choice of law provisions of Illinois law), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

         8.  Entire Agreement; Amendments and Waivers.  This Agreement, the
             -----------------------------------------
Ancillary Agreements, together with all exhibits and schedules hereto and thereto (including the Disclosure Schedule), the Lease Assignments and the Confidentiality Agreement constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         9.  Multiple Counterparts.  This Agreement may be executed in one or
             ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.  Invalidity.  In the event that any one or more of the provisions
              ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         11.  Titles; Gender.  The titles, captions or headings of the Articles
              ---------------
and Sections herein, and the use of a particular gender, are for convenience of reference only and are not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

FAY'S INCORPORATED

By:
   --------------------------
 Name:
       ----------------------
 Title:
       ----------------------

WESTERN AUTO SUPPLY COMPANY

By:
   --------------------------
 Name:
       ----------------------
 Title:
       ----------------------

                                                                       EXHIBIT L
                                                                       ---------
                            FORM OF ESCROW AGREEMENT

                         THE CHASE MANHATTAN BANK, N.A

                                                           Escrow No. E-________
                                ESCROW AGREEMENT

      This ESCROW AGREEMENT is made as of the_______day of_____________, 19__ by and among THE CHASE MANHATTAN BANK, N.A., as escrow agent (the "Escrow Agent"), WESTERN AUTO SUPPLY COMPANY (the "Depositor") and FAY'S INCORPORATED (the "Second Party").

        1.  Deposit.  The Depositor shall pay or deliver to the Escrow Agent
            -------
the following property (the "Escrowed Property"):

Immediately available funds in the amount of $2,000,000 shall be wire transfer-red on the date hereof to the Escrow Agent to an account to be designated by the Escrow Agent in writing. The Escrowed Property together with any additions, substitutions or other property in which the same may be invested or exchanged and any income earned thereon is hereinafter referred to as the "Fund".

        2.  Escrow Account.  The Escrow Agent agrees to hold the Fund in a
            --------------
separate escrow account (the "Account") in accordance with the terms and conditions specified in this Agreement.

        3.  Investment of Fund.  Until distribution of the Fund in accordance
            -------------
with the terms of this Agreement, the Escrow Agent shall invest the Fund pursuant to Subsection (a) or (b) below as indicated:

         (a) _________     Without any further instruction from any other
                           party, in:

             (i) Vista Premier Funds (each individually a "Fund", collectively the "Funds"):
                      ____ Vista Global Money Market Fund
                      ____ Vista U.S. Government Money Market Fund
                      ____ Vista Tax Free Money Fund

-------------------
* The Second Party and the Depositor hereby acknowledge that: (x) they have received and read the Prospectus for each Fund marked above, (y) they understand that the Escrow Agent acts as investment advisor for the Funds and charges and collects fees for its services to the Funds and (z) investments in the Fund shares are not insured by the Federal Deposit Insurance Corporation and are not obligations of or guaranteed by the Escrow Agent.

         (ii)    Other, as described below:

                 __________________________________________

                 __________________________________________

                 __________________________________________

   (b)      X     In accordance with instructions received from:
          _____
                         Depositor alone
                 _____
                         Second Party alone
                 _____

                   X     Depositor and Second Party (as specified in Exhibit
                 _____    L-3(b) attached hereto)

                         Other -
                 _____           ____________________________
   4.       Distribution of the Fund.  The Escrow Agent shall pay or
            ________________________
deliver the Fund as follows:

   (a) To the Second Party upon receipt of a certificate from the Depositor and the Second Party, stating substantially the following:

       See Exhibit L-4 attached hereto

       ______________________________________________________________

       ______________________________________________________________

       _____ All of the Fund
       _____ The Escrowed Property without any interest or income earned thereon
       _____ All interest and income earned on the Escrowed Property
         X   Other - See Exhibit L-4 attached hereto
       _____

   (b) To the Depositor upon receipt of a certificate from the Depositor and the Second Party, stating substantially the following:

       See Exhibit L-4 attached hereto

       _______________________________________________________________

       _______________________________________________________________

       _____  All of the Fund
       _____  The Escrowed Property without any interest or income earned thereon
       _____  All interest and income earned on the Escrowed Property
         X    Other - See Exhibit L-4 attached hereto
       _____

        (c) To others, as described below:

            -----------------------------------------------------

            -----------------------------------------------------

            -----------------------------------------------------

        5.  Responsibilities and Rights of the Escrow Agent.
            -----------------------------------------------

        (a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty or responsibility as regards any: (i) security as to which a default in the payment of principal or interest has occurred, to give notice of default, make demand for payment or take any other action with respect to such default; and (ii) loss occasioned by delay in the actual receipt of notice of any payment, redemption or other transaction regarding any item in the Fund as to which it is authorized to take action hereunder. The Escrow Agent may consult with counsel and shall be fully protected with respect to any action taken in good faith in accordance with such advice.

        (b) The Escrow Agent does not make any representation or warranty with regard to the creation or perfection, hereunder or otherwise, of a security interest in the Fund or regarding the negotiability or transferability, or existence of other interest in the Fund. The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Fund or any part thereof or to file any financing statement under the Uniform Commercial Code of any state with respect to the Fund or any part thereof.

        (c) The Escrow Agent is hereby authorized to comply with any judicial order or legal process which stays, enjoins, directs or otherwise affects the transfer or delivery of the Fund or any party hereto and shall incur no liability for any delay or loss which may occur as a result of such compliance.

        (d) The Escrow Agent shall have no duty or responsibility with regard to any loss resulting from the investment, reinvestment, sale or liquidation of the Fund in accordance with the terms of the Agreement. The Escrow Agent need not maintain any insurance with respect to the Fund.

        (e) The Escrow Agent is authorized to register securities in the name of its nominee or nominees or, where securities are eligible for deposit in a central depository, such as The Depository Trust Company, the Federal Reserve Bank of New York or the Participants Trust Company, the Escrow Agent may utilize any such depository and permit the registration of registered securities in the name of its nominee or nominees, and the Depositor and the Second Party shall hold the Escrow Agent and such nominees harmless from any liability as holders of record. The Escrow Agent may return or deliver securities of the same class and denomination as those deposited with it hereunder or otherwise received by it for the Account, and the Escrow Agent need not retain the particular certificates so deposited or received.

        (f) Except as otherwise expressly provided herein, the Escrow Agent is authorized to execute instructions and take other actions pursuant to this Agreement in accordance with its customary processing practices for similar customers and, in accordance with such practices the Escrow Agent may retain agents, including its own subsidiaries or affiliates, to perform certain of such functions. The Escrow Agent shall have no liability under this Agreement for any loss or expense other than those occasioned by the Escrow Agent's gross negligence or willful misconduct and in any event its liability shall be limited to direct damages and shall not include any special or consequential damages. All collection and receipt of funds or securities and all payment and delivery of funds or securities under this Agreement shall be made by the Escrow Agent as agent, at the risk of the other parties hereto with respect to their actions or omissions and those of any person other than the Escrow Agent. In no event shall the Escrow Agent be responsible or liable for any loss due to forces beyond its control, including, but not limited to, acts of God, flood, fire, nuclear fusion, fission or radiation, war (declared or undeclared), terrorism, insurrection, revolution, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain equipment or communications facilities, or the failure of equipment or interruption of communications facilities, and other causes whether or not of the same class or kind as specifically named above. In the event that the Escrow Agent is unable substantially to perform for any of the reasons described in the immediately preceding sentence, it shall so notify the other parties hereto as soon as reasonably practicable.

        (g) Notwithstanding any provision of this Agreement to the contrary, the Escrow Agent shall not be bound by, or have any responsibility with respect to, to any other agreement or contract between the Depositor and the Second Party (whether or not the Escrow Agent has knowledge thereof).

        (h) It is understood and agreed that should any dispute arise with respect to the payment and/or ownership or right of possession of the Fund, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Account until such dispute shall have been settled either by mutual agreement by the parties concerned or by the final order, decrees or judgment of any court or other tribunal of competent jurisdiction in the United States of America and time for appeal has expired and no appeal has been perfected but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

        (1) The Depositor and the Second Party are jointly and severally liable to hold the Escrow Agent and its agents harmless from, and indemnify and reimburse the Escrow Agent and them for, all claims, liability, loss and expenses (including reasonable out-of-pocket and incidental expenses and legal fees) incurred by the Escrow Agent or them in connection with the Escrow Agent or their acting under this Agreement, provided that the Escrow Agent or they, as the case may be, have not acted with gross negligence or willful misconduct with respect to the events resulting in such claims, liability, loss and expense.

            (j) (i) The Depositor and the Second Party acknowledge and agree that the Escrow Agent shall not be responsible for taking any steps, including without limitation, the filing of forms or reports, or withholding of any amounts in connection with any tax obligations of the Depositor, Second Party or any other party in connection with the Fund except to the extent specified in subsection (j)(ii) below: provided, however, the Escrow Agent shall be entitled to take any such as withholding, that it deems appropriate to ensure compliance with its obligations under any applicable tax laws.

                (ii) The Escrow Agent shall provide the following tax related services hereunder:

                      None

                      -----------------------------------------------

                      -----------------------------------------------

        6.  Compensation of Escrow Agent.  The Escrow Agent shall receive fees
            ----------------------------
determined in accordance with, and payable as specified in, the Schedule of Fees attached hereto as Attachment I (the "Fee Schedule"). The Start-Up Fee, as specified in the Fee Schedule, shall be paid upon execution of this Agreement as follows:

            ____ deducted from the Fund immediately after it is established.

            ____ paid by Depositor and/or Second Party prior to effectiveness of this Agreement.

The Escrow Agent shall have no duties or liabilities under this Agreement unless and until full payment of the Start-Up Fee. The Escrow Agent shall be reimbursed by the Depositor and the Second Party for all expenses, disbursements and advances incurred or made by the Escrow Agent in the preparation, administration and enforcement of this Agreement, including but not limited to reasonable legal fees and expenses. The Depositor and the Second Party shall be jointly and severally liable for all payments due to the Escrow Agent under this Agreement. The Depositor and Second Party hereby grant to the Escrow Agent a first lien on the Fund such that in the event that any and all charges payable to the Escrow Agent under this Agreement shall not be timely paid, the Escrow Agent shall have the right to pay itself from the Fund the full amount owed.

         7.  Instructions, Fund Transfers.
             ----------------------------

        (a) The Escrow Agent is authorized to rely and act upon all instructions given or purported to be given by one or more officers, employees or agents of the Depositor or the Second Party (i) authorized by or in accordance with a corporate resolution delivered to the Escrow Agent or (ii) described as authorized in a certificate delivered to the Escrow Agent by the appropriate Secretary or an Assistant Secretary or similar officer (each such officer, employee or agent or combination of officers, employees and agents authorized pursuant to clause (i) or described pursuant to clause (ii) of this Subsection 7(a) is hereinafter referred to as an "Authorized Officer"). (The term "instructions" includes, without limitation, instructions to sell, assign, transfer, deliver, purchase or receive for the Account any and all stocks, bonds and other securit all or any portion of the Fund. The Escrow Agent may also rely and act upon instructions when bearing or purporting to bear the signature or facsimile signature of any of the individuals designated by an Authorized Officer regardless of by whom or by what means the actual or purported facsimile signature or signatures thereon may have been affixed thereto if such facsimile signature or signatures resemble the facsimile specimen or specimens from time to time furnished to the Escrow Agent by any of such Officers, Secretary or an Assistant Secretary or similar officer.) In addition, and subject to subsection 7(b) hereof, the Escrow Agent may rely and act upon instructions received by telephone, telex, TWX facsimile transmission, bank wire or other teleprocess acceptable to it which the Escrow Agent believes in good faith to have been given by an Authorized Officer or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Escrow Agent may specify. The Escrow Agent shall incur no liability to the Depositor and/or the Second Party or otherwise for having acted in accordance with instructions on which it is authorized to rely pursuant to the provisions hereof. Any instructions delivered to the Escrow Agent by telephone shall promptly thereafter be confirmed in writing by an Authorized Officer but the Escrow
Agent shall incur no liability for a failure to send such confirmation in writing, the failure of any such written confirmation to conform to the telephone instruction which it received, the failure of any such written confirmation to be signed or properly signed, or its failure to produce such confirmation at any subsequent time. The Escrow Agent shall incur no liability for refraining from acting upon any instructions which for any reason it, in good faith, is unable to verify to its own satisfaction. Unless otherwise expressly provided, all authorizations and instructions shall continue in full force and effect until canceled or superseded by subsequent authorizations or instructions received by the Escrow Agent's safekeeping account administrator. The Escrow Agent's authorization to rely and act upon instructions pursuant to this paragraph shall be in addition to, and shall not limit, any other authorization which either the Depositor or the Second Party may give to it hereunder.

        (b) With respect to written or telephonic instructions or instructions sent by facsimile transmission to transfer funds from the Account in accordance herewith (such instructions hereinafter referred to as "Transfer Instructions"), the security procedure agreed upon for verifying the authenticity of Transfer Instructions is a callback by the Escrow Agent to any of the persons designated below, whether or not any such person has issued such Transfer Instruction. (It is recommended that the persons designated below not be persons who generally issue Transfer Instructions; whenever possible, the Escrow Agent will endeavor to call someone other than the issuer of the Transfer Instructions).


        (i) With respect to Transfer Instructions given by the Depositor pursuant to its authority under this Agreement:

               Name/Title                           Telephone No.
               ----------                           -------------

       Phillip D. Cargill/Vice President            (708) 286-6970
       and Chief Financial Officer

       Patrick W. Semegen/Vice President            (816) 436-4033
       and Secretary

       (ii) With respect to Transfer Instructions given by the Second Party pursuant to its authority under this Agreement:

               Name/Title                           Telephone No.
               ----------                           -------------

       David Panasci/President                      (315) 451-8000
                                                          Ext 2706

       James F. Poole, Jr./Senior Vice President    (315) 451-8000
       and Chief Financial Officer                        Ext 2628

       Alternatively, at the Escrow Agent's option, the callback may be made to any person designated in the certified resolutions or other certificates or documentation furnished to it by a party in connection with the Account as authorized to issue Transfer Instructions or otherwise transact business with respect to the Account for that party. The Depositor and the Second Party shall implement any other authentication method or procedure or security device required by the Escrow Agent at any time or from time to time.

         8.  Resignation or Removal of Escrow Agent.
             --------------------------------------

        (a) The Escrow Agent may resign at any time by giving written notice to the Depositor and the Second Party. The Depositor and the Second Party may remove the Escrow Agent upon joint written notice to the Escrow Agent. Such resignation or removal shall take effect upon delivery of the Fund to a successor escrow agent designated in writing by the Depositor and the Second Party, and the Escrow Agent shall thereupon be discharged from all obligations under this Agreement, and shall have no further duties or responsibilities in connection herewith. The obligations of the Depositor and the Second Party to the Escrow Agent and the rights of the Escrow Agent under Sections 5(c), 5(i) and 6 hereof shall survive termination of this Agreement or the resignation or removal of the Escrow Agent.

        (b) In the event that the Escrow Agent submits a notice of resignation, its only duty, until a successor Escrow Agent shall have been appointed and shall have accepted such appointment, shall be to hold, invest and dispose of the Fund in accordance with this Agreement, but without regard to any notices, requests, instructions, demands or the like received by it from the other parties hereto after such notice shall have been given, unless the same is a direction that the Fund be paid or delivered in its entirety out of the Account.

        9.  Notices.  Unless expressly provided herein to the contrary, notices
            -------
hereunder shall be in writing, and delivered by telecopier, overnight express mail, first-class postage prepaid, delivered personally or by receipted courier service. All such notices which are mailed shall be deemed delivered upon receipt if the addressee is the Escrow Agent, but shall be deemed delivered upon mailing if otherwise, all such notices shall be addressed as follows (or to such other address as any party hereto may from time to time designate by notice duly given in accordance with this paragraph):

     To Depositor at:

         Western Auto Supply Company
         2107 Grand Avenue
         Kansas City, Missouri 64108

         Attn:  Patrick W. Semegen
         Telephone:    (816) 346-4033
         Facsimile:    (816) 346-4026

     To Second Party at:

         Fay's Incorporated
         7245 Henry Clay Boulevard
         Liverpool, New York 13088

         Attn:  James F. Poole, Jr.
         Telephone:    (315) 451-8000 Ext 2628
         Facsimile:    (315) 451-5241


     To Escrow Agent at:

         The Chase Manhattan Bank, N.A.
         4 Chase MetroTech Center 3rd Fl.
         Brooklyn, New York 11245

         Attn:  Escrow Division
         Telephone: (718)_____________________
         Facsimile: (718)_____________________

         10. Miscellaneous.
             -------------

        (a) Choice of Law and Jurisdiction.  This Agreement shall be governed by
            ------------------------------
and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York. The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent Court of the State of New York or by a United States Court sitting in the Southern District of New York.

        (b) Benefits and Assigment.  Nothing in this Agreement, expressed or
            ----------------------
implied, shall give or be construed to give any persons, firm or corporation, other than the parties hereto and their successors and assigns, any legal claim under any covenant, condition or provision hereof; all the covenants, conditions and provisions contained in this agreement being for the sole benefit of the parties hereto and their successors and assigns. No party may assign any of its rights or obligations under this Agreement without (i) the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought and (ii) the written agreement of the transferee that it will be bound by the provisions of this Agreement.

        (c) Counterparts.  This Agreement may be executed in several
            ------------
counterparts, each one of which shall constitute an original, and all collectively shall constitute but one instrument.

         (d) Amendment and Waiver.  This Agreement may be modified only by a
             --------------------
written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

        (e) Headings.  The heading of the sections hereof are included for
            --------
convenience of reference only and do not form part of this Agreement.

        (f) Entire Agreement.  This Agreement contains the complete agreement
            ----------------
of the parties with respect to its subject matter and supersedes and replaces any previously made proposals, representations, warranties or agreements with respect thereto by any of the parties hereto.

        (g) Separability. Any provisions of this Agreement which may be
            ------------
determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        11.  Additional Documentation.  This Agreement shall not become
             ------------------------
effective (and the Escrow Agent shall have no responsibility hereunder except to return the Fund to the Depositor) until the Escrow Agent shall have received the following:

         (a)  As to the Depositor:

         (i) Certified resolution of its board of directors authorizing the making and performance of this Agreement;

         (ii) Certificate as to the names and specimen signatures of its officers or representatives authorized to sign the Agreement and notices, instructions and other communications hereunder; and

         (iii)   Other:

                 None.

         (b)     As to the Second Party:

         (i) Certified resolution of its board of directors authorizing the making and performance of this Agreement;

         (ii) Certificate as to the names and specimen signatures of its officers or representatives authorized to sign the Agreement and notices, instructions and other communications hereunder; and

         (iii)   Other:

                 None.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                          WESTERN AUTO SUPPLY COMPANY

                 By:    _____________________________________

                 Name:  _____________________________________

                 Title: _____________________________________

                 T.I.N.:_____________________________________


                               FAY'S INCOPPORATED

                 By:    _____________________________________

                 Name:  _____________________________________

                 Title: _____________________________________

                 T.I.N.:_____________________________________


                 THE CHASE MANHATTAN BANK, N.A., as Escrow Agent

                 By:    _____________________________________

                 Name:  _____________________________________

                 Title: _____________________________________

                                  Attachment I

                        THE CHASE MANHATTAN BANK, N.A.
                     Schedule of Fees for Escrow Services



To:   Paul Anderson

For:  Fay's Escrow


In connection with the above account, the annual compensation for our Escrow services will be determined on the following basis:

START-UP FEE        Waived

ADMINISTRATIVE FEE  $1,500 per year
                    SN/A per investment/redemption
                    $N/A per check/wire

The foregoing covers services normally performed in the administration and investment of an Escrow account. Charges for additional reports, services, amendments, additions, deletions, etc. will be determined as mutually agreed upon. Fee is subject to review and renegotiation one year from date shown.


                         THE CHASE MANHATTAN BANK, N.A.

                    By:  ______________________________________
                    Name:
                    Title:
                    Date:


Agreed:

By:  ________________________________
Name:
Title:
Date:

                             CORPORATE RESOLUTIONS

I, as Secretary of Western Auto Supply Company a corporation duly organized and existing under the laws of the State of Delaware, hereby certify that the Board of Directors of said corporation duly adopted the following resolutions and that such resolutions are now in full force and effect:

         "RESOLVED, that each subsidiary of The Chase Manhattan Corporation that accepts deposits (each being hereinafter referred to individually as the "Bank") be and hereby is designated as a depositary of this corporation and that the officers and agents of this corporation be and hereby are, and each of them hereby is, authorized to open accounts or otherwise to conduct business with the Bank and to deposit any of the funds of this Corporation in the Bank either at its head office or at any of its branches. For purposes of these resolutions, subsidiary shall mean any corporation of which more than 50% of the shares having ordinary voting power are owned directly or indirectly by The Chase Manhattan Corporation.

           RESOLVED, that, until the further order of this Board of Directors, any funds of this corporation deposited in the Bank be subject to withdrawal, transfer or charge at any time and from time to time upon checks, notices, notes, drafts, bills of exchange, acceptances, undertakings, authorizations, letters, or other instruments, orders, items or instructions (whether written or otherwise) for the payment or transfer of money when made, signed, drawn, accepted, indorsed or given on behalf of this corporation by any one of the following: (SEE NOTE BELOW)



           RESOLVED, that the Bank is hereby authorized to pay any such check, notes, draft, bill of exchange, acceptance, undertaking, authorization, letter, or other instrument, order or item or execute any such instructions (whether written or otherwise) or effect any such withdrawal, transfer or change and also to receive the same from the payee or any other holder without inquiry as to the circumstances of issue, withdrawal, transfer or charge or the disposition of the proceeds even if drawn to the individual order of or paid to any signing person, or payable to the Bank or others for his account, or tendered in payment of his individual obligation, and whether drawn against an account in the name of this corporation or in the name of any officer or agent of this corporation or in the name of any officer or agent of this corporation as such, and, at the option of the Bank, even if the account shall not be in credit to the full amount of such instrument, withdrawal, transfer or charge.

            RESOLVED, that each of the following: (SEE NOTE BELOW)



     is hereby authorized on behalf of this corporation to transact, and to delegate its respective authority to transact, any and all types of business with or through the Bank including but not limited to the authority to:

        1. Borrow money and obtain credit for this corporation from the Bank on any terms and to make and deliver notes, drafts, acceptances, instruments of guaranty, agreements and any other obligations of this corporation therefor, including but not limited to applications for letters of credit, in form satisfactory to the Bank.

        2. Grant security interests in and/or pledge or assign and deliver, as security for money borrowed or credit obtained, stocks, bonds, instruments, bills receivable, accounts, mortgages, merchandise, bills-of-lading, warehouse receipts and other documents, insurance policies, certificates, and any other property now or hereafter held or belonging to this corporation, with full authority to indorse, assign or guarantee any of the same in the name of this corporation.

        3. Discount any bills receivable or any paper held by this corporation with full authority to indorse the same in the name of this corporation.

        4. Withdraw from the Bank and give receipt for, or authorize the Bank to deliver to bearer or to one or more designated persons, any or all documents and securities or other property held by it, whether held as collateral security or for safekeeping or for any other purpose.

        5. Authorize and request the Bank to purchase or sell for account of this corporation stocks, bonds and other securities.

        6. Enter into contracts with the Bank on behalf of this corporation for the purchase and/or sale of foreign exchanges, either spot or forward, execute and deliver guaranties, indemnities, pledges, and other agreements relating thereto, and give any and all instructions (whether written or otherwise) to charge accounts of this corporation with the Bank in connection therewith.

NOTE:Insert in the spaces above the titles only (not the names) of officers who are authorized and the names only of other authorized persons, as for example: "President, Vice President, Treasurer, John Doe, William Roe". Also indicate clearly in what manner they are to sign, i.e., any one, any two, jointly, etc. and any special combination of signers, as for example:
     "one of whom shall be an officer".

    7. Execute and deliver all security and other agreements, financing statements and other papers required by the Bank in connection with any of the foregoing matters and affix thereto the seal of this corporation.

    8. Enter into other agreements with the Bank with respect to products or services, including but not limited to funds transfer products and securities custody services, from time to time made available by the Bank to this corporation, to effect any and all transactions, transfers or other actions contemplated by such agreement and to execute and deliver guaranties, indemnities, pledges and other agreements relating thereto, (including but not limited to agreements regarding authentication of instructions (whether written or otherwise) delivered to the bank), all in such form as may be approved by any of the officers or other authorized persons, such approval to be evidenced by the execution of any such agreement, guaranty, indemnity or pledge.

    9. Give any and all instructions (whether written or otherwise) to charge or credit accounts of this corporation with the Bank in connection with any of the foregoing.

    Nothing herein contained shall limit this corporation, through its officers, employees or other authorized representatives, from entering into agreements otherwise authorized or from asserting through such officers, employees or other authorized representatives to the terms and conditions upon which the Bank offers its products and services to its customers.

    RESOLVED, that the Bank, as designated depositary of this corporation, be and hereby is requested, authorized and directed to honor all checks, notes, drafts, bills of exchange, acceptances, undertakings, authorizations, letters, or other instruments, orders, items or written instructions for the payment or transfer of money when made, signed, drawn, accepted, indorsed or given in this corporation's name on its accounts) (including but not limited to those drawn to the individual order of or paid to any person or persons whose name or names appear thereon as signer or signer's thereof or who deliver such written instructions) when bearing or purporting to bear the facsimile signature(s) of any____________of the following:
     (NUMBER)

         NAME                         TITLE
         ----                         -----
                      AS

                      AS

                      AS

                      AS
and the Bank shall be entitled to honor and to charge this corporation for all such checks, notes, drafts, bills of exchange, acceptances, undertakings, authorizations, letters, or other instruments, orders, items or written instructions regarding the payment or transfer of money, regardless of by whom or by what means the actual or purported facsimile signature or signatures thereon may have been affixed thereto if such facsimile signature or signatures resemble the facsimile specimens from time to time filed with the Bank by the Secretary or other officer of this corporation.

    RESOLVED, that the Secretary or any other officer of this corporation be and hereby is authorized to certify to the Bank the names of the present officers of this corporation and other persons authorized to sign for it (including but not limited to persons to whom such officers or authorized persons have delegated their authority) and the offices respectively held by them, if any, together with specimens of their signatures, and in case of any change of authorized persons or of any holder of any such office or holders of any such offices, the fact of such change and the names of any new officers and the offices respectively held by them, if any, together with specimens of their signatures; and the Bank be and hereby is authorized to honor any checks, notes, drafts, bills of exchange, acceptances, undertakings, authorizations, letters, or other instruments, orders, items or instructions (written or otherwise) or agreements or other documents signed by any new officer or officers in respect of whom it has received any such certificate or certificates or by any such person with the same force and effect as if said officer or said officers or person were named in the foregoing resolutions.

    RESOLVED, that the authority given hereunder shall be deemed retroactive and any and all acts hereunder performed prior to the passage of these resolutions are hereby ratified and approved.

    RESOLVED, that the Bank be promptly notified in writing by the Secretary or any other officer of this corporation of any change in these resolutions, such notice to be given to each office of the Bank in which any account of this corporation may be maintained or from which any product or service affected by such change is provided to this corporation, and that until it has actually received such notice in writing it is authorized to act in pursuance of these resolutions, and that until it has actually so received such notice and has had a reasonable opportunity to act upon such notice it shall be indemnified and saved harmless from any loss suffered or liability incurred by it in continuing to act in pursuance of these resolutions, even though these resolutions may have been changed.

    I FURTHER CERTIFY that there is no provision in the Charter or By-Laws of this corporation limiting the power of the Board of Directors to pass the foregoing resolutions, and that the same are in conformity with the provisions of said Charter and By-Laws.

    I FURTHER CERTIFY that the present officers of this corporation and the offices respectively held by them are as follow:

     NAME                           TITLE
     ----                           -----

                 AS

                 AS

                 AS

                 AS

    IN WITNESS WHEREOF, I have hereunto set my hand as Secretary of this corporation and affixed the corporate seal this__________day of________, 19__.


                                ----------------------------------------
                                As Secretary of Said Corporation


                                *
                                ----------------------------------------
                                Other Officer



                                ----------------------------------------
                                Title

    (CORPORATE SEAL)

*NOTE: In case the Secretary or other recording officer is authorized to sign checks, notes, agreements, etc., or otherwise deliver instructions regarding the payment or transfer of funds by the above resolution, this certificate must also be signed by a second officer of the corporation.

        In case the facsimile signature of or instructions from the Secretary or other certifying officer is authorized by the above resolutions, this certificate must also be signed by a second officer of the corporation.

                             CORPORATE RESOLUTIONS

I, as Secretary of Fay's Incorporated a corporation duly organized and existing under the laws of the State of New York, hereby certify that the Board of Directors of said corporation duly adopted the following resolutions and that such resolutions are now in full force and effect:

        "RESOLVED, that each subsidiary of The Chase Manhattan Corporation that accepts deposits (each being hereinafter referred to individually as the "Bank") be and hereby is designated as a depositary of this corporation and that the officers and agents of this corporation be and hereby are, and each of them hereby is, authorized to open accounts or otherwise to conduct business with the Bank and to deposit any of the funds of this Corporation in the Bank either at its head office or at any of its branches. For purposes of these resolutions, subsidiary shall mean any corporation of which more than 50% of the shares having ordinary voting power are owned directly or indirectly by The Chase Manhattan Corporation.

        RESOLVED, that, until the further order of this Board of Directors, any funds of this corporation deposited in the Bank be subject to withdrawal, transfer or charge at any time and from time to time upon checks, notices, notes, drafts, bills of exchange, acceptances, undertakings, authorizations, letters, or other instruments, orders, items or instructions (whether written or otherwise) for the payment or transfer of money when made, signed, drawn, accepted, indorsed or given on behalf of this corporation by any one of the following: (SEE NOTE BELOW)



        RESOLVED, that the Bank is hereby authorized to pay any such check, notes, draft, bill of exchange, acceptance, undertaking, authorization, letter, or other instrument, order or item or execute any such instructions (whether written or otherwise) or effect any such withdrawal, transfer or change and also to receive the same from the payee or any other holder without inquiry as to the circumstances of issue, withdrawal, transfer or charge or the disposition of the proceeds even if drawn to the individual order of or paid to any signing person, or payable to the Bank or others for his account, or tendered in payment of his individual obligation, and whether drawn against an account in the name of this corporation or in the name of any officer or agent of this corporation or in the name of any officer or agent of this corporation as such, and, at the option of the Bank, even if the account shall not be in credit to the full amount of such instrument, withdrawal, transfer or charge.

            RESOLVED, that each of the following: (SEE NOTE BELOW)



     is hereby authorized on behalf of this corporation to transact, and to delegate its respective authority to transact, any and all types of business with or through the Bank including but not limited to the authority to:

             1. Borrow money and obtain credit for this corporation from the Bank on any terms and to make and deliver notes, drafts, acceptances, instruments of guaranty, agreements and any other obligations of this corporation therefor, including but not limited to applications for letters of credit, in form satisfactory to the Bank.

             2. Grant security interests in and/or pledge or assign and deliver, as security for money borrowed or credit obtained, stocks, bonds, instruments, bills receivable, accounts, mortgages, merchandise, bills-of-lading, warehouse receipts and other documents, insurance policies, certificates, and any other property now or hereafter held or belonging to this corporation, with full authority to indorse, assign or guarantee any of the same in the name of this corporation.

             3. Discount any bills receivable or any paper held by this corporation with full authority to indorse the same in the name of this corporation.

             4. Withdraw from the Bank and give receipt for, or authorize the Bank to deliver to bearer or to one or more designated persons, any or all documents and securities or other property held by it, whether held as collateral security or for safekeeping or for any other purpose.

             5. Authorize and request the Bank to purchase or sell for account of this corporation stocks, bonds and other securities.

             6. Enter into contracts with the Bank on behalf of this corporation for the purchase and/or sale of foreign exchanges, either spot or forward, execute and deliver guaranties, indemnities, pledges, and other agreements relating thereto, and give any and all instructions (whether written or otherwise) to charge accounts of this corporation with the Bank in connection therewith.

NOTE:Insert in the spaces above the titles only (not the names) of officers who are authorized and the names only of other authorized persons, as for example: "President, Vice President, Treasurer, John Doe, William Roe". Also indicate clearly in what manner they are to sign, i.e., any one, any two, jointly, etc. and any special combination of signers, as for example:
     "one of whom shall be an officer".

    7. Execute and deliver all security and other agreements, financing statements and other papers required by the Bank in connection with any of the foregoing matters and affix thereto the seal of this corporation.

    8. Enter into other agreements with the Bank with respect to products or services, including but not limited to funds transfer products and securities custody services, from time to time made available by the Bank to this corporation, to effect any and all transactions, transfers or other actions contemplated by such agreement and to execute and deliver guaranties, indemnities, pledges and other agreements relating thereto, (including but not limited to agreements regarding authentication of instructions (whether written or otherwise) delivered to the bank), all in such form as may be approved by any of the officers or other authorized persons, such approval to be evidenced by the execution of any such agreement, guaranty, indemnity or pledge.

    9. Give any and all instructions (whether written or otherwise) to charge or credit accounts of this corporation with the Bank in connection with any of the foregoing.

    Nothing herein contained shall limit this corporation, through its officers, employees or other authorized representatives, from entering into agreements otherwise authorized or from asserting through such officers, employees or other authorized representatives to the terms and conditions upon which the Bank offers its products and services to its customers.

    RESOLVED, that the Bank, as designated depositary of this corporation, be and hereby is requested, authorized and directed to honor all checks, notes, drafts, bills of exchange, acceptances, undertakings, authorizations, letters, or other instruments, orders, items or written instructions for the payment or transfer of money when made, signed, drawn, accepted, indorsed or given in this corporation's name on its accounts) (including but not limited to those drawn to the individual order of or paid to any person or persons whose name or names appear thereon as signer or signer's thereof or who deliver such written instructions) when bearing or purporting to bear the facsimile signature(s) of any______________of the following:
     (NUMBER)

         NAME                         TITLE
         ____                         _____

                      AS

                      AS

                      AS

                      AS
and the Bank shall be entitled to honor and to charge this corporation for all such checks, notes, drafts, bills of exchange, acceptances, undertakings, authorizations, letters, or other instruments, orders, items or written instructions regarding the payment or transfer of money, regardless of by whom or by what means the actual or purported facsimile signature or signatures thereon may have been affixed thereto if such facsimile signature or signatures resemble the facsimile specimens from time to time filed with the Bank by the Secretary or other officer of this corporation.

    RESOLVED, that the Secretary or any other officer of this corporation be and hereby is authorized to certify to the Bank the names of the present officers of this corporation and other persons authorized to sign for it (including but not limited to persons to whom such officers or authorized persons have delegated their authority) and the offices respectively held by them, if any, together with specimens of their signatures, and in case of any change of authorized persons or of any holder of any such office or holders of any such offices, the fact of such change and the names of any new officers and the offices respectively held by them, if any, together with specimens of their signatures; and the Bank be and hereby is authorized to honor any checks, notes, drafts, bills of exchange, acceptances, undertakings, authorizations, letters, or other instruments, orders, items or instructions (written or otherwise) or agreements or other documents signed by any new officer or officers in respect of whom it has received any such certificate or certificates or by any such person with the same force and effect as if said officer or said officers or person were named in the foregoing resolutions.

    RESOLVED, that the authority given hereunder shall be deemed retroactive and any and all acts hereunder performed prior to the passage of these resolutions are hereby ratified and approved.

    RESOLVED, that the Bank be promptly notified in writing by the Secretary or any other officer of this corporation of any change in these resolutions, such notice to be given to each office of the Bank in which any account of this corporation may be maintained or from which any product or service affected by such change is provided to this corporation, and that until it has actually received such notice in writing it is authorized to act in pursuance of these resolutions, and that until it has actually so received such notice and has had a reasonable opportunity to act upon such notice it shall be indemnified and saved harmless from any loss suffered or liability incurred by it in continuing to act in pursuance of these resolutions, even though these resolutions may have been changed.

    I FURTHER CERTIFY that there is no provision in the Charter or By-Laws of this corporation limiting the power of the Board of Directors to pass the foregoing resolutions, and that the same are in conformity with the provisions of said Charter and By-Laws.

    I FURTHER CERTIFY that the present officers of this corporation and the offices respectively held by them are as follow:

    NAME                            TITLE
    ----                            -----
                 AS

                 AS

                 AS

                 AS

    IN WITNESS WHEREOF, I have hereunto set my hand as Secretary of this corporation and affixed the corporate seal this__________day of_______, 19__

                                        ----------------------------------------
                                        As Secretary of Said Corporation


                                        ----------------------------------------
                                        Other Officer


                                        ----------------------------------------
                                        Title

    (CORPORATE SEAL)

*NOTE: In case the Secretary or other recording officer is authorized to sign checks, notes, agreements, etc., or otherwise deliver instructions regarding the payment or transfer of funds by the above resolution, this certificate must also be signed by a second officer of the corporation.

        In case the facsimile signature of or instructions from the Secretary or other certifying officer is authorized by the above resolutions, this certificate must also be signed by a second officer of the corporation.

SECRETARY'S CERTIFICATE

I, as Secretary of Fay's Incorporated (the "Company") hereby certify to The Chase Manhattan Bank, N.A. (the "Bank") that any* three of the following officers, employees and agents of the Company is (are) duly authorized to give instructions, whether in writing, by telephone, by electronic transmission or otherwise, to the Bank with respect to escrow account(s) number(s)____________ maintained by the Company with the Bank and that each holds the office or position in the Company and has the signature indicated opposite his name below:

     Name                   Office                      Signature

Henry A. Panasci       Chairman of the Board
                                                    --------------------
David Panasci          President
                                                    --------------------
James F. Poole, Jr.    Senior Vice President/
                       Chief Financial Officer
                                                    --------------------

--------------------   -------------------------    --------------------

--------------------   -------------------------    --------------------

    I further certify that any* three of the following officers, employees and agents of the Company is (are) authorized to give instructions, whether in writing, by telephone, by electronic transmission or otherwise, to the Bank with respect to the escrow accounts specified above, but only with respect to the following accounts of those specified or the following types of transactions+:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
and each holds the office or position in the Company and has the signature indicated opposite his name below:


     Name                OFFICE             Signature

Henry A. Panasci     Chairman of the Board
                                                    --------------------

David Panasci        President
                                                    --------------------

James F. Poole, Jr.  Senior Vice President/
                     Chief Financial Officer
                                                    --------------------


--------------------   -------------------------    --------------------


--------------------   -------------------------    --------------------

    In the case of any and every subsequent change in the individual holding any office or position named in this certificate, or in the case of any other change in the officers, employees or agents authorized to give instructions with respect to one or more of the Company's escrow accounts with the Bank, the undersigned undertakes, on behalf of the Company, to certify to the Bank the fact of such change and the name and signature of the new individuals so authorized.

    The Bank shall be entitled to rely and act upon this and any other subsequent certification until it shall receive written notice from the Company of any modification of the authorization described in such certification.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Seat of this Company this__________day of____________19__.


                                        -----------------------------------
                                                                  Secretary

                                        -----------------------------------
                                                              Other Officer


-----------------------
  * Insert the word "one" or "two" as desired

  + Describe accounts and/or types of transactions and to which instructions may be given
 ** If the Secretary is himself authorized to give instructions, the above certificate must be signed by an additional officer of the Company.

Secretary's Certificate

I, as Secretary of Western Auto Supply Company (the "Company") hereby certify to The Chase Manhattan Bank, N.A. (the "Bank")that any* four of the following officers, employees and agents of the Company is (are) duly authorized to give instructions, whether in writing, by telephone, by electronic transmission or otherwise, to the Bank with respect to escrow account(s) number(s)___________ ________________ maintained by the Company with the Bank and that each holds the office or position in the Company and has the signature indicated opposite his name below:

    Name                         Office                        Signature

John R. Leach        Chairman & Chief Executive Officer
                                                                ----------------
Philip D. Cargill    Vice President & Chief Financial Officer
                                                                ----------------
Patrick W. Semegen   Vice President & Secretary
                                                                ----------------
James F. Wright      Executive Vice President-Wholesale Div.
                                                                ----------------

-------------------  ------------------------------------       ----------------

    I further certify that any* four of the following officers, employees and agents of the Company is (are) authorized to give instructions, whether in writing, by telephone, by electronic transmission or other-wise, to the Bank with respect to the escrow accounts specified above, but only with respect to the following accounts of those specified or the following types of transactions+:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
and each holds the office or position in the Company and has the signature indicated opposite his name below:

    Name                          Office                      Signature

John R. Leach        Chairman & Chief Executive Officer
                                                                ----------------
Philip D. Cargill    Vice President & Chief Financial Officer
                                                                ----------------
Patrick W. Semegen   Vice President & Secretary
                                                                ----------------
James F. Wright      Executive Vice President-Wholesale Div.
                                                                ----------------

-------------------  ------------------------------------       ----------------

    In the case of any and every subsequent change in the individual holding any office or position named in this certificate, or in the case of any other change in the officers, employees or agents authorized to give instructions with respect to one or more of the Company's escrow accounts with the Bank, the undersigned undertakes, on behalf of the Company, to certify to the Bank the fact of such change and the name and signature of the new individuals so authorized.

  The Bank shall be entitled to rely and act upon this and any other subsequent if certification until it shall receive written notice from the Company of any modification of the authorization described in such certification.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Seal of this Company______this day of___________________19__.

                                        ----------------------------------------
                                                                       Secretary
                                        ----------------------------------------
                                                                   Other Officer
---------------
  * Insert the word "one" or "two" as desired

  + Describe accounts and/or types of transactions and to which instructions may be given

 ** If the Secretary is himself authorized to give instructions, the above certificate must be signed by an additional officer of the Company.

                                                                  EXHIBIT L-3(b)
                                                                  --------------
                               INVESTMENT OF FUND

1.  Defined Terms.
    -------------

    (A) Except as otherwise expressly set forth herein, all capitalized terms shall have the same meaning as set forth in the Asset Purchase Agreement dated as of October 20, 1995 ("Purchase Agreement") by and among the Depositor, the Second Party and WHEELS DISCOUNT AUTO SUPPLY" INC.

    (B) "Eligible Investments" shall mean (i) securities or negotiable instruments which evidence (a) obligations issued or fully guaranteed by the United States of America, (b) time deposits in, or banker's acceptances issued by, depository institutions or trust companies, the short-term deposits or commercial paper of which have the Highest Rating, (c) commercial paper or other short-term obligations having at the time of the investment the Highest Rating, or (d) investments in money market or common trust funds which have the Highest Rating, (ii) demand deposits in any depository institution or trust company referred to in (i)(b) above, or (iii) other investments acceptable to Depositor and Second Party. All initial Eligible Investments shall mature no later than, 1995 and, thereafter, daily.

    (C) "Highest Rating" shall mean, with respect to Moody's Investors Service, Inc., P-1 or Aaa and, with respect to Standard and Poor's Rating Group, A-1 + or AAA.

2.  Investment of Fund.  Upon receipt of the Deposit, the Escrow Agent shall
    ------------------
invest the Deposit, together with any interest or other income earned with respect thereto, in Eligible Investments pursuant to written instructions provided herein (including, to the extent required by Escrow Agent, taxpayer identification numbers and investment forms) received from the Depositor and the Second Party; provided, however, that the Escrow Agent shall be under no duty to invest or reinvest the Deposit other than pursuant to such written instructions. Escrow Agent shall not be responsible for any loss of principal or interest which may result from investing or redeeming the investment of the Deposit in accordance with such written instructions nor shall Escrow Agent be responsible for loss of principal or interest if Escrow Agent does not receive written investment instructions or receives such instructions after the deadline for making such investment.

                                                                     EXHIBIT L-4
                                                                     -----------

                            DISTRIBUTION OF THE FUND

1. Except as otherwise expressly set forth herein, all capitalized terms shall have the same meaning as set forth in the Asset Purchase Agreement dated as of October 20, 1995 ("Purchase Agreement") by and among the Depositor, the Second Party and WHEELS DISCOUNT AUTO SUPPLY, INC. ("Wheels").


2.  Distribution of the Fund.
    ------------------------

    (A) Closing Balance Sheet.  Pursuant to Section 2.5(a) of the Purchase
        ---------------------
Agreement, on or before the 60th day following the Closing, Second Party and Wheels shall prepare and deliver to Buyer the closing Balance Sheet, a detailed calculation of the Closing Purchase Price and a detailed calculation of the Adjustment Amount.

          (B) Adjustment Amount.  Pursuant to Section 2.5(c) of the Purchase
              -----------------
Agreement, if the parties do not dispute the Adjustment Amount, then the following shall occur within sixty days after Buyer's receipt of the documentation required to be delivered pursuant to Section 2.5(a) of the Purchase Agreement:

              i. Subject to paragraphs (c) and (d) of Section 2.5 of the Purchase Agreement, if the Adjustment Amount is a positive number, then Depositor and Second Party shall execute and deliver joint wire transfer instructions to the Escrow Agent authorizing the release to Second Party of the full Fund.

              ii. Subject to paragraphs (c) and (d) of Section 2.5 of the Purchase Agreement, if the Adjustment Amount is a negative number, then Depositor and Second Party shall execute and deliver joint wire transfer instructions to the Escrow Agent authorizing (a) the release to Depositor of a portion of the Fund in payment of the Adjustment Amount, plus interest, and (ii) the release to Second Party of the balance of such Fund.

          (C) Disputed Adjustment Amount.  If the parties disagree as to the
              --------------------------
Adjustment Amount, then the following shall occur within 60 calendar days after Depositor's receipt of the documentation required to be delivered under Section 2.5(a) of the Purchase Agreement:

              i. If the parties disagree as to the Adjustment Amount and the Disputed Adjustment Amount is $150,000 or less, then such dispute shall be disregarded and the Adjustment Amount paid in accordance with this Section 2(B).

              ii. If the parties disagree as to the Adjustment Amount and the Disputed Adjustment Amount is greater than $150,000, then the Adjustment Amount shall remain in escrow until Depositor and Second Party execute and deliver joint wire transfer instructions to the Escrow Agent authorizing the release of the Adjustment Amount; provided, however, that to the extent that any part of the
                   --------  -------
Adjustment Amount is undisputed, Depositor and Second Party shall execute and deliver joint wire instructions to the Escrow Agent authorizing the release of such undisputed portion of the Adjustment Amount and such undisputed portion shall be deemed to be a partial payment of the Purchase Price.

        With respect to the Disputed Adjustment Amount, Depositor and Second Party shall use their best efforts for a period of 30 calendar days, after Depositor's delivery of notice (or such longer period as Depositor and Second Party shall mutually agree upon) to Second Party, to resolve any disagreements over the Disputed Adjustment Amount. If at the end of such period, Depositor and Second Party are unable to resolve such disagreements, Ernst & Young LLP shall resolve any remaining disagreements. The determination of Ernst & Young LLP shall be final, binding and conclusive on the parties and such determination, at the election of either Depositor or Second Party, as the case may be, may be entered in a court of law having jurisdiction with the same effect as a judgment. Depositor and Second Party each hereby waive any rights of appeal or judicial review which they otherwise may have with respect to the determination of Ernst & Young LLP. Within five (5) business days after the determination by Ernst & Young LLP, Depositor and Second Party shall execute and deliver joint wire transfer instructions to release the balance of the Fund, which shall be equal to the Disputed Adjustment Amount, to the appropriate parties in accordance with the determination by Ernst & Young LLP. In connection with such determination, Ernst & Young LLP will provide Escrow Agent with a Certificate of Findings summarizing its findings with respect to the Disputed Adjustment Amount.